Exhibit 10.15

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LEASE

BETWEEN

GENERATE BIOMEDICINES, INC., AS TENANT

AND

101 SOUTH STREET OWNER LLC, AS LANDLORD

BOYNTON YARDS

101 SOUTH STREET, SOMERVILLE, MASSACHUSETTS 02143

The submission of an unsigned copy of this document to Tenant for Tenant’s consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

ARTICLE 9 OPERATING EXPENSES		35
9.1	Definitions	35
9.2	Tenant’s Payment of Operating Expenses.	36

ARTICLE 10 INDEMNITY AND PUBLIC LIABILITY INSURANCE		37
10.1	Indemnity	37
10.2	Tenant Insurance	38
10.3	Tenant’s Risk	40
10.4	Landlord’s Insurance	40
10.5	Waiver of Subrogation	41

ARTICLE 11 FIRE, EMINENT DOMAIN, ETC.		41
11.1	Landlord’s Right of Termination	41
11.2	Restoration; Tenant’s Right of Termination	42
11.3	Abatement of Rent	44
11.4	Eminent Domain	44

ARTICLE 12 HOLDING OVER; SURRENDER		46
12.1	Holding Over	46
12.2	Surrender of Premises	46

ARTICLE 13 RIGHTS OF MORTGAGEES; TRANSFER OF TITLE		48
13.1	Rights of Mortgagees or Ground Lessor.	48
13.2	Assignment of Rents and Transfer of Title.	49
13.3	Notice to Mortgagee	50
13.4	Condominium	50

ARTICLE 14 DEFAULT; REMEDIES		50
14.1	Tenant’s Default.	50
14.2	Landlord’s Remedies.	52
14.3	Additional Rent	56
14.4	Remedying Defaults	56
14.5	Remedies Cumulative	56
14.6	Enforcement Costs	56
14.7	Waiver.	56
14.8	Qualified Funding; [***]; Security Deposit	57
14.9	Landlord’s Default	59
14.10	Independent Covenants	59

ARTICLE 15 MISCELLANEOUS PROVISIONS		59
15.1	Landlord’s Rights of Access	59
15.2	Covenant of Quiet Enjoyment	61
15.3	Landlord’s Liability.	61
15.4	Estoppel Certificate	61
15.5	Brokerage	62
15.6	Rules and Regulations	62
15.7	Financial Statements	62
15.8	Intentionally Omitted	63

15.9	Confidentiality	63
15.10	Invalidity of Particular Provisions; Saving Clause	63
15.11	Provisions Binding, Etc	63
15.12	Recording	63
15.13	Notice	64
15.14	Authority	64
15.15	When Lease Becomes Binding; Entire Agreement; Modification	65
15.16	Paragraph Headings and Interpretation of Sections	65
15.17	Joint and Several Liability; Successors and Assigns	65
15.18	Waiver of Jury Trial	65
15.19	Reservation	66
15.20	Prohibited Persons and Transactions	66
15.21	Time Is of the Essence	66
15.22	Multiple Counterparts; Entire Agreement	66
15.23	Governing Law	67
15.24	Development of the Project.	67
15.25	Transportation Management	67

[***] [***]	A-1

[***] [***]	B-1

EXHIBIT C Work Letter	C-1

EXHIBIT D Commencement Date Letter	D-1

EXHIBIT E Operating Expenses	E-1

EXHIBIT F Building Rules and Regulations	F-1

[***] [***]

EXHIBIT H Form of Approved Flagship Sublease	1

L E A S E

THIS LEASE is dated as of June 30, 2021 between the Landlord and the Tenant named below, and is of space in the Building described below.

ARTICLE 1
BASIC DATA; DEFINITIONS

1.1 Basic Data. Each reference in this Lease to any of the following terms shall be construed to incorporate the data for that term set forth in this Section:

Landlord: 101 SOUTH STREET OWNER LLC, a Delaware limited liability company

Landlord’s Notice Address: 101 South Street Owner LLC

c/o Leggat McCall Properties

10 Post Office Square

Boston, MA 02109

Attn:

Tenant: GENERATE BIOMEDICINES, INC., a Delaware corporation

Tenant’s Notice Address:

Prior to Commencement Date:

GENERATE BIOMEDICINES, INC.

c/o Flagship Pioneering

55 Cambridge Parkway, Suite 800E

Cambridge, MA 02142

Attn:

Following Commencement Date:

GENERATE BIOMEDICINES, INC.

101 South Street

Somerville, MA 02143

Attn:

In either case with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attn:

In either case with a copy to:

VentureLabs VI, Inc.

c/o Flagship Pioneering

55 Cambridge Parkway, Suite 800E

Cambridge, MA 02142

Attn:

Guarantor: None.

Property: The Building (as defined below) and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

Project: That certain building complex known as Boynton Yards, that will consist of four (4) buildings located at 101 South Street, 99 South Street, One Boynton Way, and a 300 unit residential building (collectively, the “Project Buildings” and individually, a “Project Building”), generally as depicted on Exhibit B (the “Project Site Plan”).

Building: That certain nine (9) story building located in the Project, having a street address of 101 South Street, Somerville, Massachusetts. The “Rentable Square Footage of the Building” is deemed to be 288,959 rentable square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building is correct.

Premises: The area shown on Exhibit A to this Lease. The Premises is located on the entire rentable area of floors eight and nine of the Building. The “Rentable Square Footage of the Premises” is deemed to be 71,330 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Premises is correct.

Basic Rent: The Basic Rent is as follows:

RENTAL PERIOD	ANNUAL BASIC RENT	MONTHLY PAYMENT
First Lease Year	$ 5,870,459.00	$ 489,204.92
Second Lease Year	$ 6,031,896.62	$ 502,658.05
Third Lease Year	$ 6,197,773.78	$ 516,481.15
Fourth Lease Year	$ 6,368,212.56	$ 530,684.38
Fifth Lease Year	$ 6,543,338.40	$ 545,278.20
Sixth Lease Year	$ 6,723,280.21	$ 560,273.35
Seventh Lease Year	$ 6,908,170.42	$ 575,680.87
Eighth Lease Year	$ 7,098,145.10	$ 591,512.09
Ninth Lease Year	$ 7,293,344.09	$ 607,778.67
Tenth Lease Year	$ 7,493,911.06	$ 624,492.59

*Notwithstanding the monthly Basic Rent for the first Lease Year shown above, if the Rent Commencement Date shall occur in phases for each floor of the Premises as provided in this Lease, monthly Basic Rent for the first Lease Year shall also be phased in per floor as each Rent Commencement Date occurs.

Commencement Date: The date that Landlord delivers the Premises to Tenant with the Base Building Work and Landlord’s Work in the Premises Substantially Complete as provided and defined in Exhibit C. As more fully provided in Exhibit C, the Commencement Date will occur in phases on a floor by floor basis as Landlord’s Work is Substantially Complete on such floor. Subject to the foregoing phased commencement, if Tenant’s personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Commencement Date for the applicable floor as determined pursuant to the preceding sentence, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date for such floor. Promptly upon the occurrence of the Commencement Date, Landlord and Tenant shall execute and deliver a letter designating the Commencement Date substantially in the form attached hereto as Exhibit D, but the failure by either party to execute and deliver such a letter shall have no effect on the Commencement Date, as hereinabove determined.

Rent Commencement Date: The date that is one (1) month after the applicable Commencement Date for each floor of the Premises.

Term: The period commencing on the Commencement Date and expiring at the close of the day immediately preceding the tenth (10th) anniversary of the last Rent Commencement Date to occur for the Premises, plus the partial month, if any, immediately following such Rent Commencement Date (the “Termination Date”). The Term shall include any extension thereof that is expressly provided for by this Lease and that is effected strictly in accordance with this Lease; if no extension of the Term is expressly provided for by this Lease, no right to extend the Term shall be implied by this provision.

Tenant’s Proportionate Share: Subject to initial adjustment to reflect the phased Commencement Date on a floor by floor basis as Landlord’s Work is Substantially Complete, shall be 24.69% (which is based on the ratio of (a) Rentable Square Footage of the Premises to (b) Rentable Square Footage of the Building, subject to adjustment as provided in Section 2.1. The parties agree that, except in the event of a physical expansion or reduction in the Building or the Premises leased to Tenant hereunder or condemnation affecting the Building (as the case may be), the Tenant’s Proportionate Share as set forth in this Lease for the Premises shall not be subject to recalculation.

Security Deposit: $2,935,229.52, in the form of an irrevocable letter of credit, as provided in, and subject to the terms of, Section 14.8.

Initial General Liability Insurance: $5,000,000.00 aggregate (combined single limit) for property damage, bodily injury or death, which can be achieved through a combination of primary coverage of not less than $2,000,000 aggregate (combined single limit) and the remainder through umbrella coverage, subject to the requirements of Section 10.2 below.

Permitted Use: Subject to applicable Laws, general office use and research and development and laboratory use, including vivarium, and such uses ancillary to the foregoing, as may be permitted by Laws.

1.2 Additional Definitions. When used in Lease, the capitalized terms set forth below shall bear the meanings set forth below.

Adequate Assurance of Future Performance: As defined in Section 14.2.

Additional Rent: All charges and sums payable by Tenant as set forth in this Lease, other than and in addition to Basic Rent.

Alterations: As defined in Section 5.2.

Bankruptcy Code: As defined in Section 14.1.

Base Building: Shall mean all of the Structural Elements (as hereinafter defined) of the Building, the roof, the roof membrane, the common building and core facilities of the Building, and the Base Building Systems (as hereinafter defined) serving the Building, but shall not include any Improvements relating to the Premises (whether existing or constructed by Landlord or Tenant), Alterations, the distribution portions of Base Building Systems which exclusively serve the Premises (whether located in the Premises or other areas of the Building), or other fixtures or personal property installed by or on behalf of Tenant or any party claiming by, through or under Tenant.

Base Building Work: Landlord’s construction of the Base Building substantially in accordance with the Base Building Plans and the Landlord-Tenant Matrix attached to this Lease as Exhibit C-1 and Exhibit C-2.

Base Building Systems: Shall mean the mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, and sprinkler/life safety systems (excluding any of the foregoing exclusively serving the Premises) and other common service systems of the Building.

Brokers: Newmark, who represented Tenant in connection with this transaction, and Cushman and Wakefield, who represented Landlord in connection with this transaction.

Business Day: All days except Saturdays, Sundays, New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day, day after Thanksgiving Day, Christmas Day and any other day on which the New York Stock Exchange is closed in observance of a holiday. Landlord may designate additional days as non-Business Days that are commonly recognized by other office buildings in the area where the Building is located.

Common Facilities: As defined in Section 2.2.

Control: With respect to a corporate entity, the ownership or possession of the right or power, by vote of stockholders or directors, to direct, determine, prevent or otherwise dictate managerial, operational or other actions or activities of such entity.

Default Interest Rate: As defined in Section 3.1(a).

Environmental Condition: Any disposal, or release of Hazardous Materials (as hereinafter defined) on, under, from or about the Building or the Project or storage of Hazardous Materials on, under, from or about the Building or the Project.

Environmental Laws: Any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, Chapter 21C, Chapter 21D, and Chapter 21E of the General Laws of Massachusetts and the regulations promulgated by the Massachusetts Department of Environmental Protection, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §2061 et seq., the Federal Clean Water Act, 33 U.S.C. §1251, and the Federal Clean Air Act, 42 U.S.C. §7401 et seq.

Direct Expense Charges: The Additional Rent arising pursuant to Article 8 and Article 9 of this Lease.

Event of Default: As defined in Section 14.1.

Flagship Entity: An entity which is either (a) funded or sponsored by Flagship Pioneering, Inc., a Delaware corporation, or (b) controlled by, under common control with, or which controls Flagship Pioneering, Inc.

Flagship Multi-Tenant Floor: As defined in Section 7.1(a).

Force Majeure: Collectively and individually, strikes, lockouts or other labor trouble, fire or other casualty, acts of God, governmental preemption of priorities or other controls in connection with a national or other public emergency, pandemic or other national public health emergency (or shortages of fuel, supplies or labor resulting therefrom), unusually adverse weather conditions, acts of terrorism or bioterrorism, civil commotion, or any other cause, whether similar or dissimilar, beyond the reasonable control of the party being charged with timely action.

Hazardous Materials: Shall mean chemicals, contaminants, pollutants, flammables, explosives, materials, wastes or other substances defined, determined or identified as hazardous or toxic under or otherwise controlled pursuant to any Environmental Laws, including, without limitation, any “oil,” “hazardous material,” “hazardous waste,” “hazardous substance” or “chemical substance or mixture”, as the foregoing terms (in quotations) are defined in any Environmental Laws.

Improvements: As defined in Section 10.2.

Landlord’s Restoration Work: As defined in Section 11.2.

Landlord’s Work: As defined in Exhibit C.

Laws: All present and future statutes, laws, codes, regulations, ordinances, orders, rules, bylaws, administrative guidelines, requirements, directives and actions of any federal, state or local governmental or quasi-governmental authority, and other legal requirements of whatever kind or nature that are applicable to the Project, including, without limitation, all Environmental Laws and the Americans With Disabilities Act of 1990 (including the Americans With Disabilities Act Accessibility Guidelines for Buildings and Facilities), and any amendments, modifications or changes to any of the foregoing.

Lease Year: The first Lease Year shall commence on the initial Rent Commencement Date and shall end on the last day of the twelfth full calendar month following the last Rent Commencement Date for the Premises, and each succeeding Lease Year shall consist of a one-year period commencing on the first day of the calendar month following the expiration of the first Lease Year. Notwithstanding anything to the contrary herein contained, the last Lease Year shall end on the Termination Date.

Measurement Method: The BOMA Standard Method for Measuring Floor Area in Office Buildings 2017, Method A.

Operating Expenses: As defined in Section 9.1.

Operating Year: As defined in Section 9.1.

Qualified Funding: Shall mean that the applicable entity has received an equity investment within [***] prior to the applicable date that raises at least [***] through a Series B or later equity offering that is immediately funded with a pre-money valuation of at least [***], or, if such equity investment has occurred earlier than such [***] period, then such entity has at least [***] of unrestricted cash and liquid securities as of the applicable date.

Recapture Date: As defined in Section 6.5.

Rules and Regulations: As defined in Section 2.2.

Specified Restoration Work: As defined in Section 11.2.

Structural Elements: Shall mean the structural (i.e., load bearing) components of the Building’s footings, foundations, exterior structural walls, interior structural columns and other load-bearing elements of the Building.

Substantial Completion Date: As defined in Exhibit C.

Successor Landlord: As defined in Section 13.1.

Superior Lease: As defined in Section 13.1.

Superior Mortgage: As defined in Section 13.1.

Tangible Net Worth: Shall mean total assets minus intangible assets (including, without limitation, goodwill, deferred costs, patents and copyrights) and total liabilities, all as calculated in accordance with generally accepted accounting principles.

Taxes: As defined in Section 8.1.

Tax Year: As defined in Section 8.1.

Tenant’s Delay: As defined in Exhibit C.

Tenant’s Removable Property: As defined in Section 5.2.

Tenant’s Restoration Work: As defined in Section 11.2.

ARTICLE 2
PREMISES AND APPURTENANT RIGHTS

2.1 Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms and conditions hereinafter set forth.

2.2 Appurtenant Rights and Reservations

(a) Tenant shall have, as appurtenant to the Premises, the non‑exclusive right to use, and permit its invitees to use, in common with Landlord and others, (i) public or common lobbies, hallways, stairways, passenger and freight elevators and common walkways necessary for access to the Building and the Premises, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; (ii) the access roads, driveways, parking areas, loading areas, pedestrian sidewalks, landscaped areas, trash enclosures and other areas or facilities, if any, which are located in or on the Property and/or the Project and designated by Landlord from time to time for the non‑exclusive use of tenants and other occupants of the Project (the “Common Facilities”); and (iii) the Fitness Center, Conference Center, and the Café (each as defined below). Tenant shall also have the right to use Tenant’s Proportionate Share of space in the shafts, stacks, and conduits in the Building and made available for the common use of Tenants. Tenant shall have the right to use the core fire stairway to access the Premises and to access other Flagship Entity premises so long as the Tenant under this Lease is also a Flagship Entity, and Tenant shall have the right to install card key access security at the door to the Premises at the fire stairway. The foregoing common rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 15.6 (the “Rules and Regulations”) and to the right of Landlord to designate and change from time to time such areas and facilities so to be used. This Lease does not grant any rights to light or air over the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. Notwithstanding anything to the contrary herein or in the Lease contained, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its reasonable discretion.

(b) Excepted and excluded from the Premises and the Common Facilities are the floor slab, demising walls and perimeter walls and exterior windows (except the inner surfaces of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof. Landlord shall have the right to place in the Premises, but in such manner as to reduce to a minimum interference with

Tenant’s use of the Premises and not to reduce the usable square feet of the Premises (except to a de minimis extent) or otherwise materially adversely affect Tenant’s use and occupancy of the Premises for the purpose contemplated under this Lease, interior storm windows, sun control devices, utility lines, equipment, stacks, pipes, conduits, ducts and the like. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls. Tenant shall be entitled to install any such ceilings or walls only in compliance with the other terms and conditions of this Lease. Tenant shall have no right to access and use the fan rooms, janitorial, electrical, telephone and telecommunications closets, conduits, risers, plenum spaces and other service areas of the Building without the prior written consent of Landlord. Subject to the Rules and Regulations and the provisions of this Lease, Tenant will have access to Tenant’s Proportionate Share of available conduits and shafts for use by Tenant for telecommunications purposes in the Premises.

(c) During the Term of this Lease, the parking garage located on the Property (the “Parking Garage”) shall be operated as a Commercial Service Vehicular Parking facility (i.e. public parking garage) by a parking garage operator designated by the Landlord (the “Parking Garage Operator”) for use of the public, inclusive of the Tenant’s employees. Tenant acknowledges and agrees that, pursuant to the MMP (as defined in Section 15.25), this Lease does not provide the Tenant or Tenant’s employees with an exclusive right to parking spaces in the Parking Garage, and, in addition to the Parking Garage operating as described above, any empty unreserved parking spaces in the Parking Garage after 5:00 PM on weekdays shall be released for public use by Landlord and to the extent required by the MMP, the Parking Garage may include certain spaces for carpools or vanpools. Notwithstanding the foregoing, unused parking spaces in the Parking Garage shall be made available to the public on a first-come, first-served basis at all times. Tenant’s employees may elect to contract for parking passes for the use of the Parking Garage, on an hourly, occasional, daily, or month to month basis directly with the Parking Garage Operator. Landlord, through the Parking Garage Operator, shall make available directly to Tenant employees, and Tenant employees shall have the right to use, at least sixty-four (64) unreserved monthly parking passes (calculated at a rate of 0.9 spaces per 1,000 rentable square feet of the Premises), of which total, up to six (6) monthly parking passes may be for reserved spaces in the Parking Garage (pursuant to the MMP, the total reserved parking spaces for all users in the Parking Garage shall not exceed 30 spaces) on a first come first serve basis. Tenant’s employees shall pay for such parking passes directly to the Parking Garage Operator. The Parking Garage Operator shall use commercially reasonable efforts, including valet service, to provide parking at the Parking Garage for holders of monthly parking passes. If more than twenty-five percent (25%) of the share of available parking spaces is not available for use by Tenant’s employees as a result of any service shutdown, alterations, maintenance or repair by Landlord, excluding any of the foregoing due to emergencies or other Force Majeure, Landlord shall use commercially reasonable efforts to provide other means to provide parking at the Project, including in other Project Buildings or using valet service. If Landlord is unable to make such spaces available by other means and such unavailability continues for more than five (5) Business Days, thereafter Tenant’s employees shall not be required to pay parking charges for such unavailable parking spaces until they are again made available by Landlord. Subject to the availability of parking passes in the Parking Garage, Parking Garage Operator agrees to use reasonable efforts to satisfy requests by Tenant’s employees to re-subscribe for any parking passes relinquished by Tenant’s employees during the Term, provided such parking passes will be subject to and governed by the terms and conditions of this Section 2.2(c). Parking Garage Operator reserves the right in its sole, but reasonable, discretion to determine whether the Parking Garage is becoming overburdened. Parking Garage Operator shall have the absolute right (i) to reconfigure the Parking Garage or institute valet service for all users of the Parking Garage, and/or (ii) to modify the existing ingress to and egress from the Parking Garage as Parking Garage Operator shall deem appropriate, as long as access to such Parking Garage is maintained after such modification is completed. Landlord and the Parking Garage Operator shall monitor the Parking Garage as required by the MMP and any other permits or approvals related to the Parking Garage, but except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors (but excluding, for purposes of determining any liability of Landlord, the Parking Garage Operator as an agent, employee or contract of Landlord), Landlord shall not be responsible for any loss or damage to any vehicle or other property or for any injury to any person. Tenant’s Employees shall comply with all reasonable rules and regulations which may be adopted by Landlord or the Parking Garage Operator from time to time with respect to parking and/or the Parking Garage.

(d) Shuttle Service. Landlord shall operate a private shuttle service to the Kendall Square MBTA Red Line Station on Business Days (the “Shuttle Service”). The shuttle shall operate four (4) hours in the morning and four (4) hours in the late afternoon. In addition to the Kendall shuttle, Landlord will provide a private shuttle service to Union Square (Green Line) and, until the MBTA green line extension and Union Square stop are operational, Sullivan Square (Orange line) stations for four (4) hours in the morning and four (4) hours in the afternoon on Business Days. Subject to Article 9 hereof, costs and expenses for the shuttle service shall be included in Operating Expenses. The Shuttle Service schedule shall be subject to reasonable modifications by Landlord from time to time based on actual usage and the requirements of applicable Law. Upon request by Tenant no more often than quarterly during a calendar year, Landlord shall discuss with Tenant the schedule for the Shuttle Service and any planned changes to the services and the schedule.

(e) Fitness Center. Tenant and its employees, contractors and consultants shall have access to and the right to use the fitness center, locker room, and showers located in the Building (the "Fitness Center") provided such parties shall be responsible for payment of all charges customarily charged by Landlord for the use of the Fitness Center. Landlord shall have the right to require that users of the Fitness Center sign customary waivers of claims and comply with all safety and other procedures applicable to use of the Fitness Center. Notwithstanding any other provision herein to the contrary, Landlord reserves the right (i) to retain a third party operator to operate the Fitness Center, (ii) to lease the Fitness Center to a third party who agrees to operate a fitness facility which shall be available to tenants of the Project (including the Tenant) and their employees upon payment of standard charges, and/or (iii) to provide a Fitness Center which is unattended, and does not provide amenities such as towels, or otherwise use, the Fitness Center on substantially the same basis as set forth in this Lease. Landlord shall use commercially reasonable efforts to continue to make a fitness facility of substantially similar quality as in existence as of the Rent Commencement Date available at the Project during the Term, provided, however, such facility need not be attended nor provide amenities such as towels, and may be relocated to other space in the Project, as reasonably determined by Landlord with input from the tenants of the Building. Landlord shall have the right and option, in its sole discretion, to terminate Tenant’s use of the Fitness Center upon thirty (30) days prior written notice to Tenant if the Fitness Center is closed.

(f) Conference Center; Cafe.

(i) Subject to availability, and prior reservation in accordance with reasonable procedures implemented by Landlord and provided in writing to Tenant, commencing on the Commencement Date, Tenant shall have the right to use the conference center located in the Building (the “Conference Center”) in common with Landlord and others entitled thereto. Tenant shall reimburse Landlord for any additional out of pocket costs incurred by Landlord for additional set up or clean up costs incurred by Landlord at Tenant’s request. The use of such facilities shall be subject to such reasonable rules and requirements as Landlord may establish and provide in writing to Tenant, and to all other provisions of this Section. Notwithstanding any other provision herein to the contrary, Landlord reserves the right, upon written notice to Tenant, to modify, reconfigure, alter, or redesign the Conference Center as Landlord shall reasonably deem appropriate. Landlord shall use commercially reasonable efforts to continue to make the Conference Center of substantially similar quality and size as in existence as of the Rent Commencement Date available at the Project during the Term, provided, however, such facility may be relocated to other space in the Project, as reasonably determined by Landlord with input from the tenants of the Building. The parties acknowledge that in the event Flagship Entity tenants shall lease all non-retail areas and those areas in the Building allocated by Landlord for certain “Arts & Creative Enterprise Use” (as defined in the Somerville Zoning Code), the Flagship Entity tenants shall have the exclusive right to use the Conference Center, subject only to third party usage permitted by zoning and other municipal permits and approvals for the Building.

(ii) Tenant and its employees, contractors, visitors and consultants shall have the right to use the cafe (the “Cafe”) located in the Building so long as it is operational, provided such parties shall be responsible for payment of all charges for meals and other items purchased at the Cafe. The use of such facilities by Tenant and/or its employees, contractors, visitors and consultants shall be subject to compliance with the other provisions of this Section. Landlord shall use commercially reasonable efforts to continue to operate the Cafe, provided, however, that Landlord (i) shall not be required to subsidize the Cafe in any manner, and (ii) in its reasonable discretion, may change the size, configuration or location of the Cafe area within the Project. In the event that Landlord is unable to locate an operator that will operate the Cafe on terms, including, without limitation, economic terms acceptable to Landlord, in its reasonable business discretion, Landlord shall have the right and option, in its sole discretion, to take any steps necessary to reduce or eliminate such costs, including, without limitation modification or reduction of the food service, provided, however, if Landlord discontinues Cafe services during the Term, Landlord shall provide an alternative fresh food (including breakfast items, sandwiches, and salads, but not hot food) and vending service and a seating area or facility substantially similar to that initially planned at the Building.

(g) Card Key Access. If the Premises or the Building are equipped with a card key access system, Tenant's use of the card key access systems shall be subject to the Rules and Regulations set forth on Exhibit F, attached hereto. Tenant shall install and operate its own internal card reader system (including, without limitation, card access to the entrance or any interior doors to the Premises), Tenant shall provide Landlord with cards providing Landlord with access to the Premises in accordance with the terms of this Lease. Except as expressly provided herein, Tenant shall not have access to those portions of the Building not comprising the Common Facilities or the Premises, which shall remain subject to Landlord's sole and exclusive control. Subject to the terms and conditions of Section 15.1, nothing herein shall preclude Landlord from accessing the Premises for purposes of undertaking maintenance or repairs or as otherwise provided in this Lease; provided, however, that with respect to the biotechnology lab, if any, located in the Premises and such other portions of the Premises as Tenant shall reasonably designate as secure areas, Landlord shall comply, except in the event of an emergency immediately threatening life or property, with such reasonable security measures as Tenant may from time to time prescribe. Landlord makes no representations or warranties (and hereby expressly disclaims any representations and warranties, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY OF MERCHANTABILITY) regarding the suitability of any key card access system for Tenant's particular purposes. Except as a result of the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors, in no event shall Landlord be responsible or liable to Tenant or any Tenant Party for any unauthorized entry upon the Premises by persons other than Landlord's agents, contractors, or employees or for any failure of the access system to prevent such entry.

(h) Landlord, at Landlord’s expense shall install an electronic directory in the main Building lobby and shall cause Tenant’s name, and the name of any Flagship Entity claiming occupancy of the Premises by, through or under Tenant, to be listed on such tenant directory. Tenant may install signs or lettering on the entry doors to the Premises provided that with respect to any multi-tenant floor such signs conform to sign standards for the Building adopted by Landlord in its sole discretion and Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Except for the foregoing signage, Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises.

(i) Chemical Storage Room. Tenant shall be allowed to utilize up to Tenant’s allocable share (on a per square foot basis) of space, and the volume of Hazardous Materials allowed to be stored, in the chemical storage room on the first floor of the Building (the “Chemical Storage Room”) for chemical storage in common with other laboratory tenants in the Building. If the use of Hazardous Materials by Tenant requires fire control areas or chemical storage areas in excess of Tenant’s allocable share, then Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises in compliance with applicable Laws and the Rules and Regulations. Notwithstanding

anything in this Lease to the contrary, Landlord shall not have and expressly disclaims any liability (unless arising from the negligence or willful misconduct of Landlord or Landlord’s employees, agents, or contractors) related to Tenant’s or other tenants’ use or disposal of Hazardous Materials within the Chemical Storage Room, it being acknowledged by Tenant that Tenant and other tenants are best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures in the Premises and in the Chemical Storage Room.

(j) Roof Use. Landlord hereby agrees to provide to Tenant, and Tenant will have the non-exclusive right of access to and use of, a portion of the surface area of the roof of the Building designated by Landlord (the “Rooftop Area”) to install and service a reasonable amount of telecommunication equipment, dedicated HVAC, and other equipment (“Roof Use”); provided that Landlord shall have the right to grant similar access and use rights to other tenants of the Building. In exercising Tenant’s right to use the Rooftop Area: (A) Tenant must first notify Landlord and obtain Landlord’s consent to the specific equipment and manner of installation (which consent shall not be unreasonably withheld, conditioned or delayed); (B) Tenant shall comply with all Laws, with any covenants, conditions and restrictions applicable to the Building, and with all requirements of any board of fire insurance underwriters or similar body and shall obtain any additional insurance coverage reasonably required by Landlord or otherwise required by governmental authorities in connection with Tenant’s Roof Use; (C) the Roof Use shall not void any roof or other warranty applicable to the Building; (D) such equipment shall be located and screened in a manner mutually acceptable to Landlord and Tenant in their reasonable discretion; (E) such equipment shall be removed by Tenant upon surrender of the Premises (including repair of any damage caused by such removal); (F) Tenant shall pay, annually in advance, to Landlord, any increases in Landlord’s insurance directly attributable to Tenant’s particular Roof Use; (G) Landlord makes no representations, warranties or promises regarding the suitability of the Building’s roof for the Roof Use, and Tenant accepts the roof in its “as is” condition (subject to Landlord’s maintenance and repair obligations set forth elsewhere in this Lease); (H) the Roof Use shall not create any hazardous condition or interfere with or impair the operation of Base Building Systems or utilities or other systems or facilities for the Building (including communications equipment installed by Landlord or any other Building tenants), and shall not directly or indirectly interfere with, delay, restrict or impose any expense, work or obligation upon Landlord in the use or operation of the Building; (I) the Roof Use shall be at Tenant’s sole cost and expense, including the cost of repairing all damage to the Building and any personal injury and/or property damage to the Building to the extent attributable to the installation, inspection, adjustment, maintenance, removal or replacement by Tenant of any of Tenant’s rooftop equipment or apparatus; (J) the Tenant’s installation of any equipment or other property in the Rooftop Area, or its operation following the installation thereof, shall not interfere with the permitted uses by other tenants or occupants of their premises or of any antennae, communication dishes, or other improvements installed by such tenants or occupants in compliance with applicable Laws, and (K) the Roof Use shall be solely in the ordinary course of Tenant’s business operations (and Tenant may not sublease, license or otherwise permit third parties to establish communications transmission facilities as part of Tenant’s Roof Use except as a right appurtenant to their subletting of the Premises or assumption of this Lease). Notwithstanding the foregoing, if Landlord reasonably determines that the Tenant’s rooftop equipment is interfering with the equipment of other tenants of the Building placed on the roof in compliance with the terms of such tenant’s lease and Tenant’s rights hereunder, Landlord shall notify Tenant and shall afford Tenant not less than five (5) Business Days to cure such interference (or such shorter period as is reasonable under the circumstances relating to the impact of such interference on the equipment of such other tenants). Any electric current necessary to operate the Tenant’s rooftop equipment shall be obtained by Tenant from the public utility furnishing electric to the Premises (or derived from the same separately metered service in the Premises) and Landlord shall have no obligation to furnish any electric current (or any other utilities) in connection therewith. Notwithstanding anything herein to the contrary, Landlord shall have the right, at any time upon thirty (30) days’ prior written notice to Tenant indicating the relocation location and requirement, to require Tenant to relocate any of its rooftop equipment to such alternative rooftop location as is reasonably designated by Landlord in such notice. Such relocation shall be at Landlord’s sole cost and expense. If Tenant fails to comply with the terms of this Section 2.2(j) in the Roof Use, Landlord shall have the right to require Tenant to remove the Tenant’s rooftop equipment that is not in compliance with Tenant’s Roof Use rights set forth in this Section 2.2(j), in which event such removal shall be at Tenant’s sole cost and expense.

(k) The designation or use from time-to-time of portions of the Project as Common Facilities shall not restrict Landlord’s use of such areas for buildings, structures and/or for retail or such other purposes in connection with and consistent with the operations of the Project as Landlord shall determine, Landlord hereby reserving the unrestricted right to build, add to, subtract from, lease, license, relocate and/or otherwise use (temporarily and/or permanently), any buildings, kiosks, other structures, parking areas, roadways or other areas or facilities anywhere upon the Project for such other purposes as Landlord shall determine, so long as the same does not interfere with Tenant’s use of and access to the Premises for the conduct of its business therein.

2.3 Option to Extend.

(a) Provided that, at the time of such exercise, (i) this Lease is in full force and effect, and (ii) there shall be no Tenant Event of Default in existence and continuing (either at the time of exercise or at the commencement of the Extended Term), and (iii) Tenant shall be in occupancy of at least eighty percent (80%) of the Premises for the conduct of its business (excluding any temporary vacancy due to Casualty, Alterations, or Force Majeure) and shall not have assigned this Lease or sublet more than twenty percent (20%) of the Premises , other than any assignment or sublease permitted under Sections 6.1(b), 6.1(c) or 6.1(d) without Landlord’s written consent (any of which conditions described in clauses (i), (ii), and (iii) may be waived by Landlord at any time in Landlord’s sole discretion), Tenant shall have the right and option to extend the Term of this Lease with respect to the entire Premises for two (2) extended terms (each an “Extended Term”) of five (5) years each, by giving written notice to Landlord not later than twelve (12) months nor earlier than eighteen (18) months prior to the expiration date of the initial Term or the prior Extended Term, as applicable. The effective giving of such notice of extension by Tenant shall automatically extend the Term of this Lease for the applicable le Extended Term, and no instrument of renewal or extension need be executed. In the event that Tenant fails timely to give such notice to Landlord, this Lease shall automatically terminate at the end of the then current Term, and Tenant shall have no further option to extend the Term of this Lease. The Extended Term shall commence on the day immediately succeeding the expiration date of the then current Term, and shall end on the day immediately preceding the fifth (5th) anniversary of the first day of the

Extended Term. Each Extended Term shall be on all the terms and conditions of this Lease, except: (x) during the second Extended Term, Tenant shall have no further option to extend the Term, (y) the Basic Rent for the Extended Terms shall be ninety-five percent (95%) of the Fair Market Rental Value of the Premises as of the commencement of the Extended Term, taking into account all relevant factors, determined pursuant to Section 2.3(b) below, and (z) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant’s occupancy during the Extended Term and Landlord shall not be required to provide any work allowance or reimburse Tenant for any alterations made or to be made by Tenant, or to grant Tenant any rent concession.

(b) Within thirty (30) days after receiving Tenant’s notice extending the Term of this Lease pursuant to Section 2.3(a) above, Landlord shall provide Tenant with Landlord’s good faith estimate of the Fair Market Rental Value (as defined in Section 2.3(c) below) of the Premises for the upcoming Extended Term. If Tenant is unwilling to accept Landlord’s estimate of the Fair Market Rental Value as set forth in Landlord’s notice referred to above, and the parties are unable to reach agreement thereon within thirty (30) days after the delivery of such notice by Landlord, then either party may submit the determination of the Fair Market Rental Value of the Premises to arbitration by giving notice to the other party naming the initiating party’s arbitrator within ten (10) days after the expiration of such thirty (30)-day period. Within fifteen (15) days after receiving a notice of initiation of arbitration, the responding party shall appoint its own arbitrator by notifying the initiating party of the responding party’s arbitrator. If the second arbitrator shall not have been so appointed within such fifteen (15) day period, the Fair Market Rental Value of the Premises shall be determined by the initiating party’s arbitrator. If the second arbitrator shall have been so appointed, the two arbitrators thus appointed shall, within fifteen (15) days after the responding party’s notice of appointment of the second arbitrator, appoint a third arbitrator. If the two initial arbitrators are unable timely to agree on the third arbitrator, then either may, on behalf of both, request such appointment by the Boston office of JAMS, Inc., or its successor, or, on its failure, refusal or inability to act, by a court of competent jurisdiction. The Fair Market Rental Value of the Premises for the Extended Term shall be determined by the method commonly known as Baseball Arbitration, whereby Landlord’s selected arbitrator and Tenant’s selected arbitrator shall each set forth its respective determination of the Fair Market Rental Value of the Premises, and the third arbitrator must select one or the other (it being understood that the third arbitrator shall be expressly prohibited from selecting a compromise figure). Landlord’s selected arbitrator and Tenant’s selected arbitrator shall deliver their determinations of the Fair Market Rental Value of the Premises to the third arbitrator within five (5) Business Days of the appointment of the third arbitrator and the third arbitrator shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Fair Market Rental Value of the Premises. The third arbitrator’s decision shall be binding on both Landlord and Tenant. All arbitrators shall be commercial real estate brokers who are independent from the parties and who have had at least ten (10) years’ experience in leases of comparable premises in comparable buildings in the Somerville/Cambridge area. Each party shall pay the fees of its own arbitrator, and the fees of the third arbitrator shall be shared equally by the parties. In the event Tenant initiates the aforesaid arbitration process and as of the commencement of the Extended Term the amount of the Basic Rent for the Extended Term has not been determined, Tenant shall pay the amount determined by Landlord for the Premises and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the commencement of the Extended Term if necessary. In the event that such determination shall result in an overpayment by Tenant of any Basic Rent, such overpayment shall be paid by Landlord to Tenant promptly after such determination has been made, and if such determination shall result in an underpayment by Tenant of any Basic Rent, Tenant shall pay any such amounts to Landlord promptly following such determination.

(c) As used in this Lease, the term “Fair Market Rental Value” shall mean the fixed rents that landlords of the comparable first class laboratory and office buildings in the Somerville/Cambridge/Boston Seaport South Boston area have agreed to accept, and sophisticated nonaffiliated tenants of comparable buildings have agreed to pay, in current arms-length, nonequity (i.e., not being offered equity in the building), transactions for comparable space (in terms of condition, improvements, floor location and floor height) of a comparable size, for a term equal to the applicable Extended Term and taking into account all other relevant market factors.

ARTICLE 3
BASIC RENT

3.1 Payment.

(a) Tenant agrees to pay the Basic Rent to Landlord, or as directed by Landlord, commencing on the Rent Commencement Date. All Basic Rent and Additional Rent shall be payable without offset, abatement (except as provided in Section 11.3), deduction or demand. Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, to Landlord at Landlord’s Notice Address or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. In the event that any installment of Basic Rent or any payment of Additional Rent is not paid when due, Tenant shall pay, in addition to any charges under Section 14.3, at Landlord’s request an administrative fee equal to 5% of the overdue payment; provided, however, Landlord shall waive such administrative fee one (1) time in any twelve (12) month period so long as Tenant pays such outstanding amount within five (5) Business Days of Tenant’s receipt of Landlord’s written notice of such amounts. In addition to the foregoing, if payment of rent or other charges due under this Lease are not paid when due, such past due amount shall bear interest from the date due until paid at a rate equal to the lesser of (i) twelve percent (12%) per annum and (ii) the highest rate permitted to be charged by applicable Law (the “Default Interest Rate”). Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Direct Expense Charges, Additional Rent or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

(b) Basic Rent for any partial month shall be pro‑rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

ARTICLE 4
CONDITION OF PREMISES

4.1 Condition of Premises; Initial Improvements. Except for the Base Building Work and Landlord’s Work, each to be performed by Landlord in accordance with the provisions of Exhibit C, the Premises are being leased in their present condition, AS IS, WITHOUT REPRESENTATION OR WARRANTY by Landlord. Except for the Base Building Work and Landlord’s Work, Landlord shall have no obligation to perform any alterations or to make any improvements to the Premises to prepare them for Tenant’s occupancy.

ARTICLE 5
USE OF PREMISES

5.1 Permitted Use. Tenant agrees that the Premises shall be used and occupied by Tenant only for the Permitted Use and for no other use without Landlord’s express written consent. Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building or Project, or cause any offensive odors or loud noise.

(a) Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any commonwealth or state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) schools; (iv) retail or restaurant uses; (v) commercial broadcast radio or television stations; (vi) telemarketing or call center; (vii) collection agency; (viii) music hall, cinema, theatre, auditorium, or other similar place of public entertainment or general assembly; (ix) health/exercise spa or club or sporting event or other sports facility; (x) assembly or manufacturing operation which creates excessive noise or vibration; (xi) off-track betting club or facility; (xii) church or other house of worship; (xiii) storage of explosives; or (xiv) funeral parlor. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any of Tenant's agents, contractors, employees, or invitees to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit F, attached hereto, or in violation of applicable Laws. Tenant shall not do or permit anything to be done in or about the Premises which will in any material way interfere with the rights, safety and quiet enjoyment of other tenants or occupants of the Building and the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Project.

(b) CC&Rs. Tenant shall comply with all recorded covenants, conditions, and restrictions ("CC&Rs") affecting the Project (including any future CC&Rs which Landlord in its reasonable discretion may deem reasonably necessary or appropriate, so long as the same do not materially adversely affect Tenant’s rights or increase Tenant’s obligations pursuant to the Lease by more than a de minimis amount) to the extent they apply to the Premises or the Common Facilities provided they do not materially interfere with Tenant's use and occupancy of the Premises or access thereto and, subject to the terms of this Lease, the Common Facilities, and this Lease shall be subordinate to any CC&Rs.

5.2 Installations and Alterations by Tenant.

(a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall‑to‑wall carpeting), or improvements (collectively, “Alterations”) in or to the Premises (including any Alterations, other than Landlord’s Work, necessary for Tenant’s initial occupancy of the Premises) or any Base Building Systems serving the Premises, without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed with respect to non‑structural Alterations that do not affect or involve any portion of the Base Building or the Base Building Systems. Notwithstanding the foregoing, Tenant shall have the right, without obtaining the prior approval of Landlord, but upon written notice to Landlord given at least fifteen (15) days prior to the commencement of any work (which notice shall specify the nature of the work in reasonable detail and plans and specifications therefor to the extent plans and specifications are typically prepared in accordance with such work), to make Alterations to the Premises which (x) are solely cosmetic or decorative, comply with the provisions of this Section 5.2 below, and are not intended to be visible from outside of the Premises or the Building, or (y) are solely within the interior of the Premises and (i) do not affect the exterior of the Building, (ii) do not affect or involve any portion of the Base Building or the Base Building Systems, (iii) cost less than $10.00 per rentable square foot for any single project calculated based on the area of the Premises affected by such Alteration (provided that all Alterations being performed reasonably simultaneously shall be considered a single project), and (iv) in all respects, comply with applicable Laws (“Cosmetic Alterations”). Any Alterations shall be in accordance with Landlord’s Rules and Regulations from time to time in effect and with plans and specifications meeting the requirements set forth in such Rules and Regulations and approved in advance by Landlord. All Alterations shall (i) be performed in a good and workmanlike manner using only new and only quality materials and in compliance with all applicable Laws; (ii) be made at Tenant’s sole cost and expense; (iii) become part of the Premises and the property of Landlord upon the expiration or earlier termination of the Term of this Lease unless Landlord otherwise notifies Tenant such Alteration must be removed as provided in Section 5.2(e) below; (iv) be made by contractors and subcontractors approved in advance by Landlord (such approval not to be unreasonably withheld, conditioned or delayed); and (v) be coordinated with any work being performed by Landlord in such a manner as not to damage the Building or interfere with the management, maintenance or operation of the Building. If any Alterations shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant’s Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality. Tenant shall promptly reimburse Landlord for all reasonable third party out of pocket costs, including attorneys’, architects’, engineers’, and consultants’ fees, incurred by Landlord in connection with any request from Tenant pursuant to this Section 5.2. Tenant acknowledges and agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alterations is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise. Landlord shall have the right to require that Tenant use Landlord’s designated structural contractor and architect for the Building for the design and performance of any Alterations affecting the Structural Elements and/or that Tenant use Landlord’s designated fire and life safety contractor and engineer for the Building to perform Tenant’s connection to the Building’s fire alarm system or any Alterations that affect the fire alarm or fire/life safety systems in the Building; provided such designated contractors and engineers charge reasonably competitive rates.

(b) All articles of personal property and all business and trade fixtures, furniture, moveable partitions, freestanding cabinet work, machinery and equipment owned or installed by Tenant or any party claiming by, through or under Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration or earlier termination of the Term, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal. Notwithstanding anything to the contrary in this Lease, Tenant’s Removable Property excludes any of the foregoing items paid for by Landlord, whether by Landlord’s Contribution or otherwise, and also excludes the following items, irrespective of whether Landlord or Tenant paid for them: floor and wall coverings; paneling; sinks and related plumbing fixtures; affixed laboratory benches; exterior venting fume hoods; walk-in freezers and refrigerators; ductwork; conduits; electrical panels and circuits; built in fixtures, machinery, and equipment; and built-in furniture and cabinets, in each case, together with all additions and accessories thereto; provided further, however, that Tenant’s Removable Property will include specialty GMP equipment used by Tenant and easily removeable equipment such as autoclaves and glasswash equipment (to the extent not paid for by Landlord). Any provision of this Lease to the contrary notwithstanding, Tenant shall be solely responsible for the ordering, delivery and installation of any telephone, telephone switching, telephone and data cabling, and Tenant’s Removable Property to be installed by or on behalf of Tenant in the Premises and for the removal of all telephone and data cabling and all other lines installed in the Building by or on behalf of Tenant or anyone claiming by, through or under Tenant at the expiration or earlier termination of the Term of this Lease.

(c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises, the Building or the Project. To the maximum extent permitted by Law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Tenant agrees to pay promptly when due the entire cost of any work done on behalf of Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to all or any part of the Project and immediately to discharge any such liens which may so attach. If, notwithstanding the foregoing, any lien is filed against all or any part of the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or its agents, employees or independent contractors, Tenant, at its sole cost and expense, shall cause such lien to be dissolved promptly after receipt of notice that such lien has been filed, by the payment thereof or by the filing of a bond sufficient to accomplish the foregoing. If Tenant shall fail to discharge any such lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys’ fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the Event of Default in not discharging such lien. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any Alterations by or on behalf of Tenant to the Premises under this Section (which shall not include Landlord’s Work), which obligation shall survive the expiration or termination of the Term of this Lease.

(d) In the course of any Alterations being performed by Tenant (including, without limitation, the installation or removal of any Tenant’s Removable Property), Tenant agrees to use labor compatible with that being employed by Landlord for work in the Project and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute or disharmony involving personnel providing services in the Building or at the Project pursuant to arrangements made by Landlord.

(e) Landlord may, by written notice to Tenant at the time of Landlord’s approval of any Alterations or within ten (10) days following Tenant’s notice of any Cosmetic Alterations, require Tenant, at Tenant’s expense, to remove any Specialty Alterations in the Premises at the expiration or earlier termination of the Term, to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a Building standard tenant improved condition as determined by Landlord. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Specialty Alterations in the Premises, and return the affected portion of the Premises to a Building standard tenant improved condition as determined by Landlord, then, without limiting Landlord’s other rights and remedies, at Landlord’s option, either (1) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 12, below, until such work shall be completed, or (2) Landlord may do so and may charge the cost thereof to Tenant. “Specialty Alterations” shall mean any structural modifications, interior or interconnecting stairs, raised computer floors, vaults, gyms or fitness centers, full catering kitchens, additional restrooms, and any other Alterations that are inconsistent with the standards of customary first-class research and laboratory facilities in the Boston/Cambridge/Somerville, Massachusetts area.

5.3 Extra Hazardous Use. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Project above the standard rate applicable to Premises being occupied for the Permitted Use. If the premium or rates payable with respect to any policy or policies of insurance carried by or on behalf of Landlord with respect to the Building and/or the Project increases as a result of any act or activity on or use of the Premises during the Term or payment by the insurer of any claim arising from any act or neglect of Tenant, its employees, agents, contractors or invitees, Tenant shall pay such increase, from time to time, within thirty (30) days after Landlord’s written demand therefor by Landlord, as Additional Rent. Landlord acknowledges that the use of the Premises for the Permitted Use in compliance with this Lease shall not, in itself, be a triggering event for Tenant’s responsibility in the preceding sentence.

5.4 Hazardous Materials.

(a) Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of applicable Laws by Tenant or Tenant’s agents, servants, employees and contractors (collectively, “Tenant Parties”, each a “Tenant Party”). If (i) Tenant breaches such obligation, (ii) the presence of Hazardous Materials as a result of such a breach results in contamination of the Project, any portion thereof, or any adjacent property, or (iii) contamination of the Project occurs as a result of Hazardous Materials that are placed on or under or are released into the Project by a Tenant Party, then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Parties harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) (“Claims”) of any kind or nature, including (x) diminution in value of the Project or any portion thereof and (y) sums paid in settlement of Claims that arise during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any governmental authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Project. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Project, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Project, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Project, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold, condition or delay; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Project, any portion thereof or any adjacent property. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation.

(b) Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with applicable Laws and Environmental Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (i) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any Environmental Laws, (ii) a list of any and all approvals or permits from governmental authorities required in connection with the presence of such Hazardous Material at the Premises and (iii) correct and complete copies of (x) notices of violations of applicable Laws related to Hazardous Materials and (y) plans relating to the installation of any storage tanks to be installed in, on, under or about the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion) and closure plans or any other documents required by any and all governmental authorities for any storage tanks installed in, on, under or about the Project for the closure of any such storage tanks (collectively, “Hazardous Materials Documents”). Tenant shall deliver to Landlord updated Hazardous Materials Documents, within fourteen (14) days after receipt of a written request therefor from Landlord, not more often than once per year, unless there are any changes to the Hazardous Materials Documents or Tenant initiates any Alterations or changes its business, in either case in a way that involves any material increase in the types or amounts of Hazardous Materials. For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Notwithstanding anything in this Section to the contrary, Tenant shall not be required to provide Landlord with any Hazardous Materials Documents containing information of a proprietary nature, which Hazardous Materials Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Landlord may, at Tenant’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with applicable Laws. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Notwithstanding anything in this Lease to the contrary or Landlord’s review into Tenant’s Hazardous Materials Documents or use or disposal of hazardous materials, however, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of Hazardous Materials, it being acknowledged by Tenant that Tenant is best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

(c) At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Project or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Project in violation of this Lease.

(d) If underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant (or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the applicable Laws. Tenant shall have no responsibility or liability for underground or other storage tanks installed by anyone other than Tenant unless Tenant utilizes such tanks, in which case Tenant’s responsibility for such tanks shall be as set forth in this Section.

(e) Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

(f) Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Section 12.1.

5.5 Chemical Safety Program. Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with all applicable Laws, at Tenant’s sole cost and expense.

5.6 Pest Control. Tenant, at Tenant's sole cost and expense, shall cause the Premises to be exterminated on an as-needed basis to Landlord's reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises for the purpose of providing such extermination services, unless such persons have been approved by Landlord.

5.7 Vivarium. Subject to the application of Landlord’s Contribution in Exhibit C, if applicable, Tenant shall be responsible, at its sole expense, for the installation, operation, maintenance, repair and removal of any vivarium installed or operated by Tenant in the Premises, in accordance with all applicable Laws and with industry standards. Any construction of a vivarium in the Premises by Tenant shall be subject to all of the terms and provisions regarding Alterations. Without limitation, Tenant shall separately dispose of all waste products from the operation of the vivarium, including all animals, animal carcasses, food or supplies relating to any animals in accordance with all applicable Laws. Tenant shall comply with all reasonable Rules and Regulations adopted by Landlord from time-to-time with respect to the operation of the vivarium, including Rules and Regulations concerning noise mitigation, as provided to Tenant in advance in writing. All transportation by Tenant to and from the Premises of any animals, animal waste, animal carcasses, food or supplies relating to any animals from time to time in any animal storage areas of the Premises shall be subject to this Section 5.7. All animals shall be transported to and from the Premises in appropriate cages or other containers. At no time shall any animals, animal waste, animal carcasses, food or supplies relating to the animals be brought into, transported through, or delivered to the lobby of the Building or be transported in any passenger elevators. The vivarium shall be used for small animals only, such as rats, mice, etc. At no time shall any large animals or the carcasses of any large animals be used in the vivarium.

ARTICLE 6
ASSIGNMENT AND SUBLETTING

6.1 Prohibition.

(a) Except as otherwise set forth in this Article VI, Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting by Tenant or any person acting on behalf of Tenant, without, in each case, the prior written consent of Landlord (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant’s behalf, all or any portion of the Basic Rent or Additional Rent under this Lease; and/or (y) a third party undertakes or is granted by or on behalf of Tenant the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be a Transfer of this Lease and subject to the provisions of this Article 6. A Transfer under this Article 6 shall also include a sale or other transfer (by one or more transfers) of any of the following: the voting stock, partnership interests, membership or other equity interests in Tenant (or any other mechanism such as the issuance of additional stock or the creation of additional partnership or membership interests) which results in a change of control of Tenant or a sale or other transfer (in one or more transfers) of fifty percent (50%) or more of the assets of Tenant, as if such transfer were an assignment of this Lease. Notwithstanding the foregoing, if equity interests in Tenant at any time are or become traded on a national securities exchange (as defined in the Securities Exchange Act of 1934), the transfer of equity interests in Tenant on a national securities exchange shall not be deemed an assignment within the meaning of this Article; provided, however, that if Tenant is a corporation the outstanding stock of which is listed on a national securities exchange, then any private purchase or buyout of stock shall be deemed a Transfer under this Article 6.

(b) Notwithstanding anything to the contrary contained in this Article 6, Landlord’s consent shall not be required under Section 6.1(a), and Section 6.4 and Section 6.5 shall not apply to a sublease or license agreement by the originally-named Tenant, or any Flagship Entity successor to such originally-named Tenant or to another Flagship Entity, provided that Tenant shall give at least ten (10) days prior written notice of such sublease or license agreement to Landlord and such sublease shall be substantially in the form of sublease attached hereto as Exhibit H, and any license agreement shall be substantially in the form of license agreement attached hereto as Exhibit H-1. Tenant shall provide Landlord with a copy of each such sublease or license agreement upon execution and delivery thereof and prior to any use of the Premises by such Flagship Entity. Such sublease or license agreement shall otherwise be subject to all of the provisions of this Article 6. Tenant acknowledges and agrees that in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor, under any such subleases, and the Flagship Entity shall, at Landlord’s option, attorn to Landlord, but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord’s written consent or by any previous prepayment of more than one month’s rent.

(c) Notwithstanding anything to the contrary contained in this Article 6, Landlord’s consent shall not be required under Section 6.1(a), and Section 6.4 and Section 6.5 shall not apply to an assignment of this Lease by the originally-named Tenant, or any Flagship Entity successor, to such originally-named Tenant or to another Flagship Entity; provided and only on condition that in any such event (i) such Flagship Entity successor has completed a Qualified Funding, as evidenced by financial statements and other information delivered to Landlord in form reasonably acceptable to Landlord, (ii) the transfer is for a valid business reason of such Flagship Entity and is not a subterfuge to avoid the Lease obligations; (iii) the Flagship Entity successor has the wherewithal to perform its obligations under the Lease as they come due; and (iv) proof satisfactory to Landlord of Qualified Funding shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction (unless Tenant is prohibited by applicable Law from providing prior notice, in which event such notice shall be provided within ten (10) days after the effective date thereof).

(d) Notwithstanding anything to the contrary contained in this Article 6, Landlord’s consent shall not be required under Section 6.1(a) and Section 6.4 and Section 6.5 shall not apply to either transactions with an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets or Tenant’s ownership interests are transferred; provided and only on condition that in any such event:

(i) the transfer is for a valid business purpose of Tenant and is not a subterfuge for the provisions of this Article 6;

(ii) the successor entity shall have a Tangible Net Worth, as evidenced by either (1) publicly available annual report(s) or SEC or other public filings, or (2) audited financial statements (or unaudited if audited is unavailable) delivered to Landlord, at least equal to Tenant's Tangible Net Worth immediately prior to the Transfer,

(iii) the successor has the wherewithal to perform its obligations under the Lease as they come due; and

(iv) proof reasonably satisfactory to Landlord of the Tangible Net Worth and financial wherewithal of the transferee shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction (unless Tenant is prohibited by applicable law from providing prior notice, in which event such notice shall be provided within ten (10) days after the effective date thereof).

(e) It shall be a further condition of the foregoing assignments of the lease under Sections 6.1(b), 6.1(c), and Section 6.1(d) that prior to or simultaneously with such Transfers, such Flagship Entity or successor, as the case may be, and Tenant, execute and deliver to Landlord an agreement in form and substance reasonably acceptable to Landlord whereby (i) such Flagship Entity or successor, as the case may be, shall agree to be independently bound by and upon all the applicable covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be performed from and after the date of Transfer, and (ii) such Flagship Entity or successor, as the case may be, shall expressly agree that the provisions of the assignment and subleasing provision shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers, and (iii) the original Tenant acknowledges to Landlord, in form and substance reasonably acceptable to Landlord, that the original Tenant remains liable for all such covenants, agreements, terms, provisions and conditions set forth in the Lease, notwithstanding such Transfer.

6.2 Landlord’s Consent.

(a) If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred, (iii) all of the terms of the proposed Transfer and the consideration therefor, including the name and address of the proposed Transferee, and an executed copy of all documentation effectuating the proposed Transfer, including all operative documents to evidence such Transfer and all agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to reasonably determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Premises.

(b) In the event Landlord does not exercise its options pursuant to Section 6.5 below to recapture the Premises or terminate this Lease in whole or in part, Landlord’s consent to a proposed Transfer shall not be unreasonably withheld, conditioned or delayed, provided and only upon the conditions that:

(i) There shall not be an Event of Default that remains uncured;

(ii) In Landlord’s reasonable judgment the proposed Transferee is engaged in a business which is in keeping with the then standards of the Building and Project and the proposed use is limited to the Permitted Use;

(iii) The proposed Transferee is a reputable entity and has sufficient financial worth and stability in light of the responsibilities to be undertaken, based on evidence provided by Tenant (and others) to Landlord, as determined by Landlord in its reasonable discretion;

(iv) Neither (A) the proposed Transferee nor (B) any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is then an occupant of any part of the Project for so long as the Building and the buildings that make up the Project are under common ownership; provided that Landlord then has comparable space available for lease to such proposed Transferee;

(v) The proposed Transferee is not a person or entity with whom Landlord is then, or during the preceding six (6) months has been, actively negotiating to lease space at the Project;

(vi) The proposed Transfer shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 6;

(vii) Tenant shall not have advertised or publicized in any way the availability of the Premises at rental rate less than the base rent and additional rent at which Landlord is then offering to lease other space located in the Building, without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed;

(viii) With respect to a proposed sublease, the proposed sublease involves, in Landlord’s reasonable judgment, a portion of the Premises which is independently leasable space; and

(ix) Neither the identity nor business of the proposed Transferee would cause Landlord to be in violation of any covenant or restriction contained in another lease at the Project.

6.3 Acceptance of Rent. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of the Lease, Landlord may, at any time and from time to time, collect rent and other charges from the Transferee, and apply the net amount collected to the rent and other charges herein reserved, but no such Transfer, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the Transferee as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular Transfer or other act for which Landlord’s consent is required under paragraph (a) of Section 6.1 shall not in any way diminish the prohibition stated in paragraph (a) of Section 6.1 as to any further such Transfer or other act or the continuing liability of the original named Tenant. No Transfer hereunder shall relieve Tenant from its obligations hereunder, and Tenant shall remain fully and primarily liable therefor. Landlord’s consent to a particular Transfer shall be subject to the Transferee agreeing to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.

6.4 Excess Payments. Except for transfers permitted without consent pursuant to Sections 6.1(b), 6.1(c) and 6.1(d), if Tenant assigns this Lease or sublets the Premises or any portion thereof, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount, if any, by which (a) any and all compensation received by Tenant as a result of such Transfer, after first deducting any reasonable expenses actually incurred by Tenant in connection with such Transfer for brokerage commissions, reasonable legal fees, improvement expenses and allowances, other market leasing concessions, (prorated over the term of the Transfer), exceeds (b) in the case of an assignment, the Basic Rent and Additional Rent under this Lease, and in the case of a subletting, the portion of the Basic Rent and Additional Rent allocable to the portion of the Premises subject to such subletting. Subject to actual collection by Tenant, such payments shall be made on the date the corresponding payments under this Lease are due. Notwithstanding the foregoing, the provisions of this Section shall impose no obligation on Landlord to consent to an assignment of this Lease or a subletting of all or a portion of the Premises.

6.5 Landlord’s Recapture Right. Except for transfers permitted without consent pursuant to Sections 6.1(b), 6.1(c) and 6.1(d), in addition to withholding or granting consent with respect to any proposed Transfer, Landlord shall have the right, to be exercised in writing within thirty (30) days after receipt of a Transfer Notice, to terminate this Lease (in the event of a proposed assignment) or recapture that portion of the Premises to be subleased (in the event of a proposed sublease for more than fifty percent (50%) of the Premises for substantially the remaining Term of this Lease). In the case of a proposed assignment, this Lease shall terminate as of the date (the “Recapture Date”) which is the later of (a) sixty (60) days after the date of Landlord’s election, and (b) the proposed effective date of such Transfer, as if such date were the last day of the Term of this Lease. If Landlord exercises the rights under this Section 6.5 in connection with a proposed sublease, this Lease shall be deemed amended to eliminate the proposed sublease premises from the Premises as of the Recapture Date, and thereafter all Basic Rent and Direct Expense Charges shall be appropriately prorated to reflect the reduction of the Premises as of the Recapture Date.

6.6 Further Requirements. Tenant shall reimburse Landlord on demand, as Additional Rent, for any reasonable third party out‑of‑pocket costs (including reasonable attorneys’ fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease or other act described in paragraph (a) of Section 6.1, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant. Any sublease to which Landlord gives its consent shall not be valid unless and until Tenant and the sublessee execute a consent agreement in form and substance satisfactory to Landlord in its reasonable discretion and a fully executed counterpart of such sublease has been delivered to Landlord. Any sublease shall provide that: (i) the term of the sublease ends no later than one day before the last day of the Term of this Lease; (ii) such sublease is subject and subordinate to this Lease; (iii) Landlord may enforce the provisions of the sublease, including collection of rents; and (iv) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord, but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord’s written consent or by any previous prepayment of more than one month’s rent.

ARTICLE 7
RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD

7.1 Landlord Repairs.

(a) Except as otherwise expressly provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof (including the roof membrane), the Base Building and Base Building Systems (but specifically excluding any supplemental heating, ventilation or air conditioning equipment or systems exclusively serving the Premises installed at Tenant’s request or as a result of Tenant’s requirements in excess of Building standard design criteria, including, without limitation, supplemental heating, ventilation or air conditioning and all systems and equipment supporting Tenant’s laboratory, research and development operations (“Tenant’s Laboratory Systems”)), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass within the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by the negligence or willful misconduct of Tenant, its invitees or contractors, subject in all events to the provisions of Section 10.5. Landlord shall also keep and maintain all Common Facilities in a good and clean order, condition and repair, free of snow and accumulation of dirt and rubbish, and shall keep and maintain all landscaped areas at the Building in a neat and orderly condition. Notwithstanding the foregoing, if the portion of the Premises on any floor includes less than the entire floor, and if the rest of such partial floor is shared with other Flagship Entities (a “Flagship Multi-Tenant Floor”), Landlord shall have no obligation to maintain the Common Facilities on such Flagship Multi-Tenant Floor, including, without limitation, the common toilets, corridors and elevator lobby thereon, which maintenance, repair and upkeep shall be the joint and several obligation of Tenant and the other Flagship Entity tenants on such Flagship Multi-Tenant Floor. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1, unless expressly provided otherwise in this Lease.

(b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs. Tenant hereby waives any and all rights to terminate this Lease, complete repairs, and off-set the rent as may be provided under the laws of the Commonwealth of Massachusetts, now or hereafter in effect (provided, however, nothing in this sentence is intended to waive any contractual rights Tenant may have under the specific terms and conditions of this Lease). Except with respect to Tenant’s express obligations under Section 7.2(b) of this Lease, Landlord shall, as part of Operating Expenses to the extent permitted pursuant to Article IX and Exhibit E of this Lease, maintain the Common Facilities of the Building, the Structural Elements of the Building and the Base Building Systems serving the Building and affecting Tenant’s access to and use of the Premises, in compliance with applicable Laws, including, without limitation, the Americans With Disabilities Act of 1990.

7.2 Tenant Repairs; Compliance with Laws.

(a) Tenant shall keep and maintain the Premises and the Improvements, fixtures and appurtenances therein or thereon (including, without limitation, Tenant’s Laboratory Systems and all electrical and mechanical systems not considered part of the Base Building Systems or any portion of such systems that have been installed for the exclusive use and benefit of Tenant such as any additional HVAC equipment, hot water heaters, electronic, data, phone, and other telecommunications cabling and related equipment, and security or telephone systems for the Premises), neat and clean and in good order, condition and repair, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and Tenant shall surrender the Premises, at the end of the Term, in such condition. If a portion of the Premises is located on a Flagship Multi-Tenant Floor, such obligation to maintain the Common Facilities on such Flagship Multi-Tenant Floor, including, without limitation, the common toilets, corridors and elevator lobby thereon, shall be the joint and several obligation of Tenant and the other Flagship Entity tenants on such Flagship Multi-Tenant Floor. Subject to Section 10.5 regarding waiver of subrogation, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its employees, contractors or invitees.

(b) Tenant shall comply with all Laws from time to time in effect and all directions, rules and regulations of governmental agencies having jurisdiction applicable to the Premises and Tenant’s use and occupancy thereof and its business and operations therein, and shall, at Tenant’s expense, obtain all permits, licenses and the like required thereby. Notwithstanding the foregoing, Tenant shall not be obligated to make structural repairs or alterations to the Premises in order to comply with any Laws unless the need for such repairs or alterations arises from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinguished from mere general office, laboratory and research and development use or being imposed on a Building-wide basis to all tenants in the Building, (ii) the manner of conduct of Tenant’s business or operation of its installations, equipment or other property therein, (iii) any condition created by or at the instance of the Tenant, or any other Alterations made by Tenant. Any of the foregoing conditions caused by any employee, agent, contractor, or subtenant of Tenant or any other party claiming by, through, or under Tenant shall be attributable to Tenant for purposes of this Lease. Tenant shall also be responsible for the cost of compliance with all present and future Laws in respect of the Building to the extent arising from any of the causes set forth in clauses (i) through (iii) above of this Section 7.2(b), in which event Tenant shall be responsible to perform, at Tenant's sole cost and expense, such repairs or alterations, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen; provided, however, Tenant’s responsibility for the cost of such compliance and Tenant’s obligations to perform repairs or alterations to areas of the Building outside of the Premises arising from or triggered by Alterations performed by or on behalf of Tenant shall only apply if such Alterations are not of a nature customarily performed by tenants of comparable size in comparable buildings in the greater Somerville/Cambridge area in Landlord’s reasonable discretion.

(c) If repairs are required to be made by Tenant pursuant to the terms hereof, and Tenant fails to make the repairs, upon not less than ten (10) days’ prior written notice (except that no notice shall be required in the event of an emergency), Landlord may make or cause such repairs to be made (but shall not be required to do so), and the provisions of Section 14.4 shall be applicable to the costs thereof and, in addition, in the event Tenant fails to make such repairs following such written notice, Tenant shall pay to Landlord an administrative charge of ten percent (10%) of the cost of the repairs. Landlord shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant’s stock or business by reason of Landlord’s making such repairs.

7.3 Floor Load ‑ Heavy Machinery.

(a) Tenant shall not place a load upon any floor in the Premises exceeding the load it was designed to carry, or such lower limit as may be proscribed by applicable Law. Landlord reserves the right, in Landlord’s reasonable discretion, to prescribe the weight and position of all heavy business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent will not be unreasonably withheld, conditioned or delayed, but which may include a requirement to provide such insurance, naming Landlord as an insured, as Landlord may reasonably require.

(b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s license to do such work, and that all work in connection therewith shall comply with applicable Laws. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4 Utility Services.

(a) Standard Tenant Services. During the Term, Landlord shall provide the following services:

(i) Subject to limitations imposed by all governmental rules, regulations guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") to the Premises in accordance with the HVAC criteria shown in the Landlord-Tenant Matrix attached to this Lease as Exhibit C-2.

(ii) Landlord shall provide city water for drinking, lavatory, toilet, and Tenant’s laboratory purposes from the main connection point for such service on the floor on which the Premises is located and the distribution of water within the Premises shall be performed by Tenant.

(iii) On Business Days during the Term, Landlord shall provide janitorial services to the Common Facilities (excluding any Flagship Multi-Tenant Floor), and window washing services in a manner consistent with building standard practice.

(iv) Landlord shall provide nonexclusive, non-attended automatic (i) passenger elevator service in the Building, and (ii) freight elevator service in the Building, and, subject to Force Majeure and emergency conditions, shall have at least one (1) passenger elevators and one (1) freight elevator available at all other times to provide service to the Premises twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year.

(v) Landlord shall supply electricity to the Premises for lighting and normal office machines at base building standard receptacles as provided in the Base Building Plans and the Landlord-Tenant Matrix attached to this Lease as Exhibit C-2, and Tenant agrees in its use of the Premises (x) not to exceed such requirements, and (y) that its total connected lighting load it will not exceed the maximum from time to time permitted under applicable governmental regulations. If, without in any way derogating from the foregoing limitation, Tenant shall require electricity in excess of the requirements set forth above, Tenant shall notify Landlord and Landlord may (without being obligated to do so) supply such additional service or equipment at Tenant’s sole cost and expense. Landlord shall purchase and install, at Tenant’s expense, all lamps, tubes, bulbs, starters and ballasts. Electricity supplied to full floor portions of the Premises shall be separately metered for such floor. Tenant shall be responsible for procuring and paying for separately metered utilities directly to the provider of the utilities. If any portion of the Premises is not separately metered or submetered to Tenant, including any Flagship Multi-Tenant Floor, Tenant shall pay Tenant’s pro rata share, as the case may be, of all charges of such utility jointly metered with other premises, as reasonably determined by Landlord, but at no mark-up, as Additional Rent.

(vi) Landlord shall provide Tenant with access to an acid neutralization system (“Acid Neutralization System”) pursuant to the terms and conditions of this Lease. Tenant acknowledges and agrees that the Acid Neutralization System shall be shared with other tenants of the Building. Tenant shall pay its share of ongoing operation costs of the Acid Neutralization System as an Operating Expense, as equitably allocated by Landlord among Tenant and other user tenants on a pro rata basis, with Tenant’s share based on the ratio of the rentable square footage of the Premises to the sum of the rentable square footages of the Premises and the premises of all other user tenants. Landlord shall (x) obtain and maintain the permit required from the Massachusetts Water Resources Authority for discharge through the Acid Neutralization System (the “Discharge Permit”), provided that Tenant cooperates with Landlord and provides all information and documents necessary in connection with the Discharge Permit; and (y) contract with a third party to maintain the Acid Neutralization System as operating as per the manufacturer’s standard maintenance guidelines. Notwithstanding anything herein to the contrary, if the Acid Neutralization System must be replaced and the cost thereof is not included in such third party maintenance contract, then, Landlord shall replace the Acid Neutralization System, it being acknowledged, however, that Tenant shall be responsible for its share of all costs incurred in connection therewith as an Operating Expense, except to the extent such cost is due to the act or neglect of another tenant user, in which case that responsible tenant user shall bear the full cost of such replacement. During any period of replacement, repair or maintenance of the Acid Neutralization System when such system is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up system or facilities, provided that Landlord shall use reasonable efforts to obtain and provide a temporary backup system during such period of downtime, thee costs and expenses for which will be allocated by Landlord among Tenant and other user tenants as provided above. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such Acid Neutralization System will be operational at all times or that such system will be available to the Premises when needed. In no event shall Landlord be liable to Tenant or any other party for any damages of any type, whether actual or consequential, suffered by Tenant or any such other person in the event that the Acid Neutralization System or back-up system, if any, or any replacement thereof fails or does not operate in a manner that meets Tenant’s requirements. Tenant shall be solely responsible for the use of the Acid Neutralization System by

Tenant and all Tenant Parties, and Tenant shall be jointly and severally responsible for the use of the Acid Neutralization System with the other user tenants. Tenant shall use, and cause other parties under its control or for which it is responsible to use, the Acid Neutralization System in accordance with this Lease and in accordance with all applicable Laws, the Discharge Permit and any permits and approvals from governmental authorities for or applicable to Tenant’s use of the Acid Neutralization System. Tenant shall not take any action or where Tenant has a duty to act, make any omission that would result in a violation of the Discharge Permit or any other permit or Laws applicable to the Acid Neutralization System. The scope of the Surrender Plan shall include all actions for the proper cessation of Tenant’s use of the Acid Neutralization System, and all requirements under this Lease for the surrender of the Premises shall also apply to Tenant’s cessation of use of the Acid Neutralization System, in each case whether at Lease expiration, termination or prior thereto.

(vii) Landlord shall provide disposal of garbage, trash and refuse from the Premises and the Property, excluding the disposal of Hazardous Materials and other hazardous wastes or substances and medical wastes or substances used, stored or generated by Tenant or in connection with Tenant's use of the Premises, which materials shall be disposed of in accordance with all applicable Laws by Tenant at its sole cost and expense.

(viii) Landlord shall provide for routine clearance and removal of snow and ice from the parking areas, driveways and walkways of the Property.

(ix) Such other services as are specifically identified in this Lease.

7.5 Interruption of Service.

(a) Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, or other portions of the Property, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord reasonably exercised, desirable or necessary, or when prevented from supplying such services or use due to any breach, negligent or willful act or, where Tenant has a duty to act under this Lease, omission of Tenant or Tenant’s agents employees, contractors or invitees or any person claiming by, through or under Tenant or by Force Majeure, or inability, by exercise of reasonable diligence, to obtain materials, electricity, water, gas, steam, coal, oil or other suitable fuel or power. Except as specifically set forth in Section 7.5(b) to the contrary, no diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Failure or omission on the part of Landlord to furnish any of the foregoing services or use as provided in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor, except as specifically set forth in Section 7.5(b) to the contrary, entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

(b) Notwithstanding the foregoing or any other provision herein to the contrary, if (i) an interruption or curtailment, suspension or stoppage of any Essential Service (as said term is hereinafter defined) shall occur, except any of the same due to any breach, negligent or willful act or, where Tenant has a duty to act under this Lease, omission of Tenant or Tenant’s agents employees, contractors or invitees or any person claiming by, through or under Tenant (any such interruption, curtailment, stoppage or suspension of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption is within the reasonable control of Landlord to remedy (and Landlord is not impeded by reason of any Force Majeure), and (iii) as a result of such Service Interruption, all or a material portion of the Premises becomes untenantable so that for the Eligibility Period (as hereinafter defined) Tenant is unable to and does not in fact conduct its business in the affected portion of the Premises during the entirety of the Eligibility Period by reason of such untenantability, then there shall be an abatement of one day’s Basic Rent for each day during which such Service Interruption continues after the Eligibility Period until such date that the Premises or the affected portion thereof shall be rendered tenantable (or such earlier date, if any, as Tenant shall reoccupy the Premises or the affected portion thereof for the conduct of its business); provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Basic Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. For the purposes hereof, the “Eligibility Period” shall be defined as ten (10) consecutive Business Days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises. The rights granted to Tenant under this paragraph (b) shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide Essential Services for any of the reasons specified in Section 7.5(a) above. For purposes hereof, the term “Essential Services” shall mean the following services in accordance with Landlord’s obligations under this Lease: all reasonable means of access to the Premises, passenger elevator service, water and sewer/septic service, HVAC and electricity. A Service Interruption will not be deemed to have occurred if Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building systems or in any other way interferes with any building system’s ability to perform its proper functions, including, without limitation, Tenant’s design, layout or occupancy level of the Premises in a manner which inhibits the HVAC system’s ability to perform properly.

ARTICLE 8
REAL ESTATE TAXES

8.1 Payments on Account of Real Estate Taxes.

(a) “Tax Year” shall mean a twelve‑month period commencing on July 1 and falling wholly or partially within the Term, and “Taxes” shall mean (i) all taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term, imposed or levied upon or assessed against the Property or any portion thereof, or against any Basic Rent, Additional Rent or other rent of any kind or nature payable to Landlord by anyone on account of the ownership, leasing or operation of the Property, or which arise on account of or in respect of the ownership, development, leasing, operation or use of the Property or any portion thereof and are allocable to the Term of this Lease; (ii) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other rent of any kind or nature or other sum payable to Landlord by anyone on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; (iii) all value added, use and similar taxes at any time levied, assessed or payable on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; and (iv) reasonable expenses of any proceeding for abatement of any of the foregoing items included in Taxes; but the amount of special taxes or special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Taxes are being determined. Notwithstanding the foregoing, there shall be excluded from Taxes (y) all income, estate, succession, inheritance, gift, franchise, excise, capital stock and transfer taxes of Landlord, and (z) interest or penalties incurred as a result of Landlord’s late payment of Taxes; provided, however, that if at any time during the Term, the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, or other new or additional tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the Property or any portion thereof, such tax or charge shall be included in the term “Taxes” for the purposes of this Article.

(b) During the Term, Tenant shall pay to Landlord, as a Direct Expense Charge, an amount equal to Tenant’s Proportionate Share of Taxes, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date falls or the Term expires.

(c) Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. Landlord will provide Tenant with written notice of Landlord’s reasonable estimate of the amounts due from Tenant on account of Taxes for such Tax Year. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant’s required payment, as reasonably estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payment on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so advised in writing by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

8.2 Abatement. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year all or any portion of which falls within the Term, then out of any balance remaining thereof after deducting Landlord’s expenses in obtaining such refund, Landlord shall, provided there does not then exist an Event of Default, credit an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest, and apportioned if such refund is for a Tax Year a portion of which falls outside the Term,) multiplied by Tenant’s Proportionate Share against the monthly installments of Direct Expense Charges next due under this Lease (or refund such amount to Tenant if the Term has ended and Tenant has no further obligations to Landlord); provided, that in no event shall Tenant be entitled to a credit in excess of the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of Section 8.1.

ARTICLE 9
OPERATING EXPENSES

9.1 Definitions. “Operating Year” shall mean each calendar year all or any part of which falls within the Term, and “Operating Expenses” shall mean the aggregate costs and expenses incurred by Landlord with respect to the operation, administration, cleaning, insuring, repair, maintenance and management of the Building, the Property, and the Project, including, without limitation, the costs and expenses set forth in Exhibit E attached hereto, but subject to the exclusions as set forth on such Exhibit E, including, without limitation, the costs and expenses incurred by Landlord for the Project as equitably allocated from time to time among the buildings at the Project, including the Building, including, without limitation: (i) the costs incurred by Landlord in operating, maintaining, repairing and insuring any amenities and any Common Facilities of the Project (including without limitation, the shuttles, Parking Garage, any so-called “loop” access roads, retention ponds, sewer and other utility lines, amenities and the like); and (ii) the actual or imputed cost of the space occupied by on-the-grounds building attendant(s) and related personnel and the cost of administrative and or service personnel whose duties are not limited solely to the Building. Those costs and expenses that benefit the Project as a whole and not just an individual Project Building (such as, without limitation, landscaping, snow and ice removal, and contracts for building services that benefit more than one Project Building) shall be reasonably and equitably allocated to each Project Building and Operating Expenses under this Lease shall include the portion of such costs and expenses allocated to this Building. Without limiting the foregoing, any costs and expenses that solely serve and benefit another Project Building and not the Building shall be excluded from Operating Expenses under this Lease. If during any portion of the Operating Year for which Operating Expenses are being computed, less than all of the Building is occupied by tenants or Landlord was not supplying all tenants with the services being supplied under this Lease, actual Operating Expenses incurred shall be extrapolated reasonably by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Operating Year.

9.2 Tenant’s Payment of Operating Expenses.

(a) Tenant shall pay to Landlord, as a Direct Expense Charge, an amount equal to (i) Tenant’s Proportionate Share of Operating Expenses solely allocable to the Building, and (ii) a management fee equal to three percent (3%) of the Basic Rent payable by Tenant under this Lease, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends.

(b) Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. Landlord will provide Tenant with written notice of Landlord’s reasonable estimate of the amounts due from Tenant on account of Operating Expenses for such Operating Year. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payment, as reasonably estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. Within 120 days from the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Operating Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term. The failure of Landlord to timely furnish a statement for any Operating Year shall not prejudice Landlord from enforcing its rights under this Section. Notwithstanding anything to the contrary contained herein, in no event shall Tenant be responsible for any Operating Expenses not billed within two (2) years following the expiration of the Operating Year in which the Operating Expense was incurred.

(c) Any such accounting by Landlord shall be binding and conclusive upon Tenant and Tenant shall not have any right to review or audit such accounting, unless within one hundred twenty (120) days after the giving by Landlord of such accounting Tenant shall notify Landlord that Tenant disputes the correctness of such accounting. If Tenant timely sends such dispute notice to Landlord, Tenant may, at Tenant’s sole cost and expense (except as provided below), undertake an audit of such of Landlord’s books as are directly relevant to the Operating Expense accounting for the Operating Year in question, provided and on condition that (i) there is no Event of Default of Tenant under this Lease then in existence and continuing, (ii) Tenant has made all payments of Direct Expense Charges billed or invoiced by Landlord as of the date of the audit, (iii) the audit is performed by a qualified employee of Tenant or an independent certified public accounting firm reasonably approved by Landlord and whose fee or other compensation is fixed by contract and is in no manner computed or determined based upon the results of the audit, (iv) both Tenant and any of its designated certified public accountants execute and deliver to Landlord a confidentiality agreement in form and substance reasonably acceptable to Landlord whereby such parties expressly agree to maintain the results of such audit in strict confidence except for disclosures required by applicable Law or required in connection with any enforcement of the terms of this Lease in any legal or arbitration proceeding, (v) all individuals (other than qualified employees of Tenant) performing the audit are certified public accountants licensed in Massachusetts, and (vi) such audit is commenced and completed and the results thereof delivered to Landlord within ninety (90) days following the date Landlord makes its books available to Tenant. If Tenant fails to timely deliver a dispute notice to Landlord within one hundred twenty (120) days after the giving by Landlord of such accounting, or thereafter fails to complete its audit and deliver the results thereof to Landlord within the applicable ninety (90) day period, then, in either of such events, Landlord’s accounting shall be binding and conclusive upon Tenant for all purposes of this Lease. If such dispute has not been settled by mutual agreement of the parties, either party may submit the dispute to expedited arbitration in accordance with the expedited commercial arbitration rules of the American Arbitration Association provided such submission is made within thirty (30) days after the expiration of Tenant’s ninety (90) day period to complete its audit and deliver the results thereof to Landlord. The decision of the arbitrators shall be final and binding on Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. Pending resolution by agreement or arbitration, Tenant shall make any payment due shown by such accounting to be without prejudice to Tenant’s position. If it is determined in such arbitration or by agreement of the parties that Landlord overstated the Operating Expenses due from Tenant, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Additional Rent (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord) and, if it is determined that Landlord overstated the Operating Expenses due from Tenant by more than five percent (5%), Landlord shall pay the reasonable, actual, out-of-pocket costs incurred by Tenant in connection with the audit of Landlord books and records in question, but not to exceed more than $5,000, within thirty (30) days following Landlord’s receipt of written notice of such determination.

ARTICLE 10
INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1 Indemnity.

(a) Except to the extent arising from the negligence or willful misconduct of Landlord or its agents or employees, and subject to the waiver of subrogation contained in Section 10.5, Tenant shall defend with counsel first approved by Landlord, save harmless, and indemnify Landlord and Landlord’s managing agent, beneficiaries, partners, members, shareholders, subsidiaries, officers, directors, agents, trustees and employees (“Landlord Parties”) from and against all claims, losses, cost, damages, any liability or expense of whatever nature arising from injury, loss, accident or damage to any person or property, arising from or claimed to have arisen (a) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in the Premises or on any Flagship Multi-Tenant Floor; (b) from the omission (where Tenant has a duty to act under this Lease or under applicable Law), fault, willful act, negligence or other misconduct of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, (c) in connection with Tenant’s use of the Premises or any business conducted therein or any work done or condition created in the Premises by Tenant, its agents, employees, contractors, licensees or invitees, or anyone claiming by, through or under Tenant, or (d) the failure of Tenant to perform and discharge its covenants and obligations under this Lease and, in any case, occurring after the Commencement Date (or such earlier date as of which Tenant takes possession of the Premises) until the expiration of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises.

(b) Except to the extent arising from the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, and subject to the waiver of subrogation contained in Section 10.5, Landlord shall defend with counsel first approved by Tenant, save harmless, and indemnify Tenant from and against all claims, losses, cost, damages, any liability or expense of whatever nature arising from injury, loss, accident or damage to any person or property, arising from or claimed to have arisen from any accident, injury or damage whatsoever to any person, or to the property of any person, caused by the negligence or willful misconduct of Landlord or Landlord’s agents, employees, or contractors, occurring after the Commencement Date (or such earlier date as of which Tenant takes possession of the Premises) until the expiration of the Term of this Lease.

(c) This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels. The provisions of this Section 10.1 shall survive the expiration or earlier termination of this Lease.

10.2 Tenant Insurance. Tenant agrees to maintain, at Tenant’s expense, in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, (a) a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor’s hazard and completed operations coverage) in at least the amounts of the Initial General Liability Insurance specified in Section 1.1 or such greater amounts as Landlord in its reasonable discretion shall from time to time request as either a Superior Mortgagee may require or as would be required from time to time by reasonably prudent owners of comparable Class-A mixed-use office and laboratory buildings in the greater Somerville/Cambridge market area, under which Tenant is named as an insured and Landlord, and, at Landlord’s request, Landlord’s property manager, any Superior Mortgagee and Superior Lessor, and such other persons as Landlord reasonably may request are named as additional insureds, (b) special form (formerly known as “all‑risk”) property insurance on a “replacement cost” basis, insuring Tenant’s Removable Property and any alterations, additions and improvements located from time to time in the Premises and on any Flagship Multi-Tenant Floor, whether made by Tenant pursuant to Article 5 or otherwise existing in the Premises as of the Commencement Date (such alterations, additions and improvements collectively the “Improvements”), (c) workers’ compensation insurance with statutory limits, (d) employer’s liability insurance with the following limits: bodily injury by disease per person One Million Dollars ($1,000,000); bodily injury by accident policy limit One Million Dollars ($1,000,000); bodily injury by disease policy limit One Million Dollars ($1,000,000), (e) business automobile liability insurance including owned, hired and non‑owned automobiles, in an amount not less than One Million Dollars ($1,000,000) combined single limit per occurrence, with such commercially reasonable increases as Landlord may require from time to time, and (f) business interruption insurance insuring interruption or stoppage of Tenant’s business at the Premises for a period of not less than twelve (12) months. Tenant shall also maintain pollution legal liability insurance, which coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the commencement date of this Lease, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than One Million Dollars ($1,000,000) per incident with a Two Million Dollar ($2,000,000) $2,000,000 policy aggregate and for a period of two (2) years thereafter. Tenant may satisfy such insurance requirements by including the Premises in a so-called “blanket” and/or “umbrella” insurance policy, provided that the amount of coverage allocated to the Premises is pursuant to a “per location” endorsement shall fulfill the requirements set forth herein. Tenant’s insurance shall be primary to, and not contributory with any insurance carried by Landlord, whose insurance shall be considered excess only. Each policy required hereunder shall be non‑cancelable and non‑amendable with respect to Landlord and Landlord’s said designees without thirty (30) days’ prior notice, except in the event of cancellation for non-payment of premium, whereby ten (10) days’ prior notice will be provided. The policies of insurance required to be maintained by Tenant hereunder shall be issued by companies domiciled in the United States and qualified and licensed to conduct business in the state in which the Project is located, and shall be rated A:X or better in the most current issue of Best’s Key Rating Guide (or any successor thereto). At all times during the Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policies to be deposited with Landlord on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent. Attached to the ACORD 25-S (or equivalent) there shall be an endorsement naming the required additional insureds hereunder which shall be binding on Tenant’s insurance company. If Tenant fails to have a current and valid certificate of such policies on deposit with Landlord at all times during the Term and such failure is not cured within three (3) Business Days following Tenant’s receipt of notice thereof from Landlord, Landlord shall have the right, but not the obligation, to obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance within ten (10) days after Tenant’s receipt of Landlord’s request for payment thereof. Tenant’s insurance policies shall not include deductibles in excess of Twenty-Five Thousand Dollars ($25,000.00); provided that such limit on deductibles for insurance required by Landlord in the future, or any changes requested to existing coverage, shall reflect deductible amounts as either a Superior Mortgagee may require or as would be required from time to time by reasonably prudent owners of comparable Class-A mixed-use office and laboratory buildings in the greater Somerville/Cambridge market area. Notwithstanding anything to the contrary contained in this Section 10.2, the parties acknowledge that in the event the Premises shall be subleased or licensed to another Flagship Entity, such Flagship Entity shall not be required to carry (i) special form (formerly known as “all-risk”) property insurance on the Improvements, or (ii) pollution legal liability insurance.

10.3 Tenant’s Risk. Tenant agrees to use and occupy the Premises and to use such other portions of the Project as Tenant is herein given the right to use at Tenant’s own risk. Landlord shall not be liable to Tenant, its employees, agents, invitees or contractors for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to Tenant’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Project, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building, unless due to the negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of Tenant, and neither Landlord nor Landlord’s insurers shall in any manner be held responsible therefor. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Project or otherwise. Notwithstanding the foregoing, Landlord shall not be released from liability for any injury, loss, damages or liability to the extent arising from any negligence or willful misconduct of Landlord, its servants, employees or agents acting within the scope of their authority on or about the Premises; provided, however, that in no event shall Landlord, its servants, employees or agents have any liability to Tenant based on any loss with respect to or interruption in the operation of Tenant’s business. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during any additional period as Tenant may use or be in occupancy of any part of the Premises or of the Project.

10.4 Landlord’s Insurance. Landlord shall maintain, as a part of Operating Expenses, to the extent provided in Section 9.1, (i) special form property damage insurance covering the Building and Landlord’s property at 100% replacement cost, and (ii) commercial general liability insurance with respect to the Building in an amount not less than amounts required to be carried by Tenant under this Lease for such liability coverage. Such insurance shall be maintained with an insurance company selected by Landlord or a Superior Mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the Superior Mortgagee from time to time. Additionally, Landlord may maintain such additional insurance, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as either a Superior Mortgagee may require or as would be carried from time to time by reasonably prudent owners of comparable Class-A mixed-use office and laboratory buildings in the greater Somerville/Cambridge market area. To the extent provided in Section 9.1, the cost of all such additional insurance shall also be part of the Operating Expenses. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties or by Landlord’s or any affiliate of Landlord’s program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Project Buildings. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, the Improvements in the Premises or Tenant’s Removable Property, including any such property or work of Tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

10.5 Waiver of Subrogation. Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises or the Project or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause which is covered, or would have been covered, by the insurance coverages required to be maintained by Landlord and Tenant, respectively, under this Lease, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: “This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the Project described therein,” and shall provide that such party’s insurer waives any right of recovery against the other party in connection with any such loss or damage.

ARTICLE 11
FIRE, EMINENT DOMAIN, ETC.

11.1 Landlord’s Right of Termination. If the Premises, the Building or the Project are substantially damaged (the term “substantially damaged” meaning damage of such a character that the same cannot, in the ordinary course, reasonably be expected to be repaired within six months after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums)) by fire or other casualty (each, a “Casualty”), then Landlord shall have the right to terminate this Lease by giving notice of Landlord’s election so to do within sixty (60) days after the occurrence of such Casualty, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance or interruption of business arising from any Casualty. Additionally, Landlord may elect not to repair and/or rebuild the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within ninety (90) days after the date of discovery of the damage, such notice to include a termination date giving Tenant thirty (30) days to vacate the Premises, if one or more of the following conditions is present: (i) the damage is not fully covered by Landlord's insurance policies required under this Lease (provided that Landlord has maintained the insurance required hereunder); or (ii) the Superior Mortgagee does not permit adequate insurance proceeds to be applied to the rebuilding or repair of the Building or Project.

11.2 Restoration; Tenant’s Right of Termination

(a) If the Building or the Premises shall be partially or totally damaged or destroyed by a Casualty and if this Lease is not terminated as provided in this Article 11, then (i) Landlord shall repair and restore the Building and the Premises, but excluding Tenant’s Removable Property and the Improvements (“Landlord’s Restoration Work”), with reasonable dispatch (but Landlord shall not be required to perform the same on an overtime or premium pay basis) after notice to Landlord of the Casualty and the collection of the insurance proceeds attributable to such Casualty, and (ii) Tenant shall repair and restore in accordance with Section 5.2 all of the Improvements and, to the extent Tenant so elects, the Tenant’s Removable Property (“Tenant’s Restoration Work”) with reasonable dispatch after the Casualty. Notwithstanding anything to the contrary contained herein, if in Landlord’s reasonable discretion it would be appropriate for safety reasons, health reasons or the efficient operation or restoration of the Building or the Premises for Landlord to perform all or a portion of Tenant’s Restoration Work on behalf of Tenant, then (x) Landlord shall give Tenant a written notice specifying the portion of Tenant’s Restoration Work to be performed by Landlord (the “Specified Restoration Work”), (y) Landlord shall perform the Specified Restoration Work, and (z) Tenant shall pay to Landlord within thirty (30) days following the giving of Landlord’s written demand therefor (or Landlord shall retain from the insurance proceeds paid to Landlord in accordance with the last sentence of this Section 11.2(a)) the cost of such Specified Restoration Work, provided however, that so long as Tenant has maintained all of the insurance coverages required of Tenant under this Lease and Tenant is actively and diligently pursuing the collection of insurance proceeds attributable to the Improvements, then Tenant may postpone payment to Landlord of the costs of the Specified Restoration Work that will be reimbursed by Tenant’s insurance until ten (10) days following Tenant’s receipt of such proceeds, but in no event for more than thirty (30) days following the date the Specified Restoration Work is substantially completed by Landlord. The proceeds of insurance covering the Improvements shall be paid to Landlord, and, unless Landlord restores the Improvements as part of the Specified Restoration Work, Landlord shall disburse to Tenant the proceeds of insurance maintained by Tenant covering the Improvements up to the amount so expended by Tenant to perform such restoration work and in accordance with substantially the same disbursement procedures set forth in Section 5.2 of this Lease governing the disbursement of Landlord’s Contribution. Any such Specified Restoration Work which Landlord elects to perform shall be limited to restoration of the applicable portion of the Premises into substantially its condition prior to the Casualty, subject to applicable Laws.

(b) Landlord shall not carry any insurance on Tenant’s Removable Property or on the Improvements (including without limitation any Landlord’s Work performed in connection with this Lease) that constitute part of Tenant’s Restoration Work and shall not be obligated to repair or replace Tenant’s Removable Property or such Improvements (whether or not installed by or at the expense of Landlord). Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant’s Removable Property and any Improvements. Tenant shall notify Landlord promptly of any casualty in the Premises. In the event of a partial or total destruction of the Premises, Tenant shall as soon as practicable (but no later than ten (10) Business Days after receiving a notice from Landlord) remove any and all of Tenant’s Removable Property from the Premises or the portion thereof destroyed, as the case may be, and if Tenant does not promptly so remove Tenant’s Removable Property, Landlord, at

Tenant’s expense, may discard the same or may remove Tenant’s Removable Property to a public warehouse for deposit or retain the same in its own possession and at its discretion may sell the same at either public auction or private sale, the proceeds of which shall be applied first to the expenses of removal, storage and sale, second to any sums owed by Tenant to Landlord, with any balance remaining to the paid to Tenant; if the expenses of such removal, storage and sale shall exceed the proceeds of any sale, Tenant shall pay such excess to Landlord upon demand. Tenant shall be solely responsible for arranging for any visits to the Premises by Tenant’s insurance adjuster that may be desired by Tenant prior to the removal of Tenant’s Removable Property by Tenant or Landlord, as provided in this Section 11.2(c), or the performance by Landlord of Landlord’s Restoration Work or the Specified Restoration Work and Landlord shall be under no obligation to delay the performance of same, nor shall Landlord have any liability to Tenant in the event that Tenant fails to do so. Tenant shall promptly permit Landlord access to the Premises for the purpose of performing Landlord’s Restoration Work and, if applicable, the Specified Restoration Work.

(c) Within ninety (90) days after the occurrence of any Casualty affecting the Premises, Landlord shall deliver to Tenant a written estimate from a reputable contractor, architect or engineer designated by Landlord as to the probable length of time that will be necessary to substantially complete Landlord’s Restoration Work. If such time estimate exceeds twelve (12) months from the date of such Casualty, Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after receipt of such estimate (time being of the essence with respect to the giving of such notice by Tenant). In addition, as to any Casualty occurring within the last two (2) years of the Term of this Lease and as to which the estimated time for substantial completion of Landlord’s Restoration Work would leave less than nine (9) months remaining in the Term of this Lease (taking into account any extension of the Term that has been validly exercised by Tenant), Tenant shall have the right to terminate this Lease by delivering written notice to Landlord of such election within ten (10) Business Days after receipt of Landlord’s estimate. If the Premises or the Building are substantially damaged by fire or other casualty, and this Lease is not otherwise terminated hereunder, and if Landlord’s Restoration Work shall not be substantially completed within the longer of (x) twelve (12) months after the date of the Casualty, and (y) the time period set forth in Landlord’s estimate for substantial completion of Landlord’s Restoration Work, as such date may be extended as a result of delays caused by events of Force Majeure (but in no event exceeding more than an additional four (4) months as a result of such Force Majeure delays), Tenant shall have the right to terminate this Lease by delivering at least thirty (30) days prior written notice to Landlord of such election which notice must be delivered within ten (10) Business Days after the expiration of such time period, provided, however, that if Landlord completes such restoration prior to the end of such thirty (30) day notice period, Tenant’s notice of termination shall be deemed rescinded, and this Lease shall continue in full force and effect. If Tenant is entitled pursuant to the terms of this paragraph (c) to terminate this Lease and Tenant fails to deliver a termination notice to Landlord within time period set forth herein, Tenant will be deemed to have waived such right under this paragraph (c) to terminate the Lease on account of such Casualty. The provisions of this Section are in lieu of any statutory termination provisions allowable in the event of a Casualty.

(d) If this Lease is terminated under any of the provisions of this Article XI as a result of a Casualty, Landlord shall be entitled to retain for its benefit the proceeds of insurance maintained by Tenant on the Improvements. This Section 11.2 shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty, and any law providing for a contingency in the absence of an express agreement, now or hereafter in force, shall have no application.

11.3 Abatement of Rent(a) . If all or part of the Premises is damaged by a Casualty, or rendered inaccessible, Basic Rent and Direct Expense Charges payable by Tenant shall abate proportionately for the period from the date of such fire or other casualty until the earlier of (a) the date that Landlord substantially completes Landlord’s Restoration Work (provided that if Landlord would have completed Landlord’s Restoration Work at an earlier date but for Tenant having failed to reasonably cooperate with Landlord in effecting such Restoration Work or collecting insurance proceeds, then the Premises shall be deemed to have been repaired and restored on such earlier date and the abatement shall cease on such date), or (b) the date Tenant or other occupant reoccupies such portion of the Premises for the conduct of its business (in which case the Basic Rent and Direct Expense Charges allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). Notwithstanding any provision contained in this Lease to the contrary, (i) there shall be no abatement with respect to any portion of the Premises which has not been rendered untenantable by reason of fire or other casualty and which is accessible, whether or not other portions of the Premises are untenantable, and (ii) any abatement of Basic Rent or Direct Expense Charges applicable to any portion of the Premises which was rendered untenantable by reason of a casualty shall cease on the earliest of the dates referred to in clauses (a) or (b) of the preceding sentence provided such portion is accessible, whether or not other portions of the Premises remain untenantable. Landlord’s determination of the date Landlord’s Restoration Work to the Premises shall have been substantially completed shall be controlling unless Tenant disputes same by notice to Landlord given within ten (10) days after such determination by Landlord, and pending resolution of such dispute, Tenant shall pay Basic Rent and Direct Expense Charges in accordance with Landlord’s determination. Prior to Landlord commencing Landlord’s Restoration Work, Tenant shall obtain from all applicable governmental authorities all licenses, permits, and approvals that may be required to permit Landlord to enter the Premises and/or to commence any restoration work therein (collectively referred to herein as “Hazardous Materials Clearances”). Notwithstanding any provision contained herein to the contrary, if any Hazardous Materials Clearances are required, then any abatement of Basic Rent or of Direct Expense Charges provided under this Lease in connection with a fire or other casualty shall accrue only from and after the date on which Tenant obtains such Hazardous Materials Clearances. Notwithstanding the foregoing, if by reason of the negligence or willful misconduct of Tenant, any subtenant or any of their respective partners, directors, officers, servants, employees, agents or contractors, Landlord, any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to the casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Basic Rent or of Direct Expense Charges.

11.4 Eminent Domain

(a) If the Premises or all reasonable means of access thereto shall be affected by any exercise of the power of eminent domain, Basic Rent and Direct Expense Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance or interruption of business arising from such exercise of the power of eminent domain.

(b) If any material part of the Building or the Property is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving notice of Landlord’s election so to do within sixty (60) days after the occurrence of the effective date of such taking, whereupon this Lease shall terminate on the earlier of (y) thirty (30) days after the date of such notice and (z) the effective date of the taking, with the same force and effect as if such date were the date originally established for the expiration of the Term of this Lease.

(c) If this Lease shall not be terminated pursuant to Section 11.4(b), Landlord shall thereafter use due diligence to restore the Premises (excluding any Alterations made by Tenant pursuant to Section 5.2) unless Landlord’s award expressly includes compensation for such alterations, additions or improvements) and the Building to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of compensation recoverable by Landlord from the taking authority. If, for any reason, such restoration shall not be substantially completed within six (6) months after the expiration of the sixty (60) day period referred to in Section 11.4(b) (which six month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord’s reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end thirty (30) days after the giving of such notice, without further liability or obligation on the part of either party unless, within such thirty (30) day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration.

(d) Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Project and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney in fact to execute and deliver in Tenant’s name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the unamortized value of any Improvements paid for by Tenant (and without reimbursement as party of Landlord’s Contribution or similar tenant improvement allowance) and the value of any of Tenant’s Removable Property installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE 12
HOLDING OVER; SURRENDER

12.1 Holding Over. If Tenant or anyone claiming by, through or under Tenant shall remain in possession of all or any part of the Premises (which shall include a failure by Tenant to remove any Tenant’s Removable Property or Alterations which Landlord notified Tenant were to be removed at the expiration or earlier termination of the Term) after the expiration or earlier termination of the Term of this Lease, such holding over shall be treated as a daily tenancy at sufferance at a Basic Rent equal to 150% of the Basic Rent in effect for the last rental period of the Term (for the first sixty (60) days of such holdover and thereafter 200% of such amount of Basic Rent) plus 100% of all Direct Expense Charges and other Additional Rent herein provided (all as prorated on a daily basis). In addition to any other liabilities to Landlord accruing therefrom, in the event such holding over shall continue for thirty (30) or more days, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs and damages, direct and/or indirect, sustained by reason of any such holding over, including, without limitation, claims made by and loss of any succeeding tenant arising out of such failure to timely surrender possession in the condition required under this Lease. In all other respects, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable (and excluding any extension, expansion or rights of first offer of tenant) in the Lease. Nothing contained in this Article 12 shall be construed as a consent by Landlord to any holding over by Tenant, and Landlord shall have the right to immediately terminate such holding over pursuant to applicable Law. The provisions of this Article 12 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. Upon receipt of a written request from Tenant received during the last nine (9) months of the then Term of this Lease, Landlord agrees to inform Tenant if Landlord has entered into any new lease for any portion of the Premises.

12.2 Surrender of Premises.

(a) Upon the expiration or earlier termination of the Term of this Lease, Tenant shall promptly and peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all Alterations which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease (except as otherwise required by Landlord pursuant to Section 5.2(e) above), and all attached equipment, decorations, fixtures, laboratory casework and related appliances, trade fixtures, and additions and improvements attached to or built into the Premises made by either of the parties (other than Tenant’s Removable Property) excepting only ordinary wear and use, repairs and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility to repair or restore. Tenant shall remove all of Tenant’s Removable Property, all signs installed by or on behalf of Tenant in or on the Premises and the Building. Tenant shall repair any damage to the Premises or the Building caused by such removal and restore the affected area to its condition prior to the installation thereof. Any Tenant’s Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.

(b) Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, and plumbing in and/or exclusively serving the Premises, and all exhaust or other ductwork in and/or exclusively serving the Premises, in each case which has carried or released or been contacted by any Hazardous Materials or other chemical or biological materials used in the operation of the Premises, and shall otherwise clean the Premises so as to permit the Surrender Plan (defined below) to be issued. At least sixty (60) days prior to the expiration of the Term (or, if applicable, within ten (10) Business Days after any earlier termination of this Lease), Tenant shall deliver to Landlord a reasonably detailed narrative description of the actions proposed (or required by any applicable Laws, including Environmental Laws) to be taken by Tenant in order to render the Premises (including any Alterations permitted or required by Landlord to remain therein) free of Hazardous Materials and otherwise released for unrestricted use and occupancy including without limitation, and, to the extent applicable based on Tenant’s operations, causing the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health (the “MDPH”) for the control of radiation, and cause the Premises to be released for unrestricted use by the Radiation Control Program of the MDPH (the “Surrender Plan”).

The Surrender Plan (i) shall be accompanied by a current list of (A) all required permits held by or on behalf of any Tenant Party with respect to Hazardous Materials in, on, under, at or about the Premises, and (B) Tenant's Hazardous Materials, and (ii) shall be subject to the review and reasonable approval of Landlord's environmental consultant. In connection with review and approval of the Surrender Plan, upon request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning the use of and operations within the Premises as Landlord shall reasonably request. On or before the expiration of the Term (or within thirty (30) days after any earlier termination of this Lease, during which period Tenant's use and occupancy of the Premises shall be governed by Section 12.1 above), Tenant shall deliver to Landlord a certification from a third party certified industrial hygienist reasonably acceptable to Landlord certifying that the Premises do not contain any Hazardous Materials and evidence that the approved Surrender Plan shall have been satisfactorily completed by a contractor reasonably acceptable to Landlord, and Landlord shall have the right, subject to reimbursement at Tenant's expense as set forth below, to cause Landlord's environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the expiration of the Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Hazardous Materials and otherwise available for unrestricted use and occupancy as aforesaid.

Landlord shall have the unrestricted right to deliver the Surrender Plan and any report by Landlord's environmental consultant with respect to the surrender of the Premises to third parties. The Landlord Parties shall be entitled to rely on the Surrender Plan. If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address the use of Hazardous Materials by any of the Tenant Parties in, on, at, under or about the Premises, Landlord shall have the right to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Property are surrendered in the condition required hereunder, the cost of which actions shall be reimbursed by Tenant as Additional Rent within thirty (30) days of Landlord’s written demand. Tenant's obligations under this Section shall survive the expiration or earlier termination of the Term.

ARTICLE 13
RIGHTS OF MORTGAGEES; TRANSFER OF TITLE

13.1 Rights of Mortgagees or Ground Lessor.

(a) Subject to Sections 13.1(b) and 13.1(c) below, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or underlying leases of the Project and to all renewals, extensions, modifications and replacements thereof, and to the lien of all mortgages, deeds of trust or similar encumbrances which may now or hereafter affect the Project, whether or not such mortgages or other encumbrances shall also cover other lands and/or buildings, and to each and every advance made or hereafter to be made under such mortgages and other encumbrances, and to all renewals, modifications, replacements, extensions and consolidations of such mortgages and other encumbrances. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or other encumbrance or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest at the time referred to, is herein called “Superior Lessor”; and any mortgage or other encumbrance to which this Lease is, at the time referred to, subject and subordinate, is herein called “Superior Mortgage” and the holder of a Superior Mortgage, or its successor in interest at the time referred to, is herein called “Superior Mortgagee.” If any Superior Mortgagee, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such Superior Mortgage. The election of any such Superior Mortgagee shall become effective upon either notice from such Superior Mortgagee to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which the Superior Mortgagee subordinates its rights under such Superior Mortgage to this Lease.

(b) If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”), Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not be (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease (except to the extent such act or omission continues to occur after the date Successor Landlord succeeds to the interest of Landlord hereunder and Tenant has delivered written notice to Successor Landlord and provided Successor Landlord a reasonable opportunity to cure the same), (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (iv) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage, or by any previous prepayment of fixed rent for more than one (1) month, which was not approved in writing by the Superior Lessor or the Superior Mortgagee thereto, (v) liable to the Tenant beyond the Successor Landlord’s interest in the Project and the rents, income, receipts, revenues, issues and profits issuing from such Project, (vi) responsible for the performance of any work to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant, (vii) liable for the payment of any improvement allowance or similar amount owing to Tenant on account of the performance of any alterations or leasehold improvements to the Premises or the Building, or (viii) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord.

(c) Notwithstanding anything to the contrary, it shall be a condition to Tenant’s agreement to subordinate Tenant’s interest in this Lease to any Mortgage and/or any Superior Lease that Tenant shall receive from each Superior Mortgagee or Superior Lessor an agreement (any such agreement, a “Non-Disturbance Agreement”), in the standard form customarily employed by such Superior Mortgagee or Superior Lessor which conforms to the provisions of this Article 9 and otherwise reflects reasonable and customary comments from Tenant, pursuant to which such Superior Mortgagee or Superior Lessor shall agree that, if and so long as no Event of Default hereunder shall have occurred and be continuing, the leasehold estate granted to Tenant and the rights of Tenant pursuant to this Lease shall not be terminated, modified, affected or disturbed by any action which such Superior Mortgagee may take to foreclose any such Superior Mortgage or which such Superior Lessor shall take to terminate such Superior Lease, as applicable.

13.2 Assignment of Rents and Transfer of Title.

(a) With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to a Superior Mortgagee on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Superior Mortgagee shall never be treated as an assumption by the Superior Mortgagee of any of the obligations of Landlord hereunder unless the Superior Mortgagee shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, the Superior Mortgagee shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of the Superior Mortgage and the taking of possession of the Premises.

(b) In no event shall the acquisition of Landlord’s interest in the Project by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Project back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller‑lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller‑lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser‑lessor.

(c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Project by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

13.3 Notice to Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving any Superior Mortgagee and Superior Lessor, as applicable, written notice by certified mail, return receipt requested, specifying the default in reasonable detail, and affording such Superior Mortgagee and Superior Lessor, as applicable, (i) a reasonable opportunity to perform Landlord’s obligations hereunder (but not less than thirty (30) days), if such default can be cured without such Superior Mortgagee or Superior Lessor, as applicable, taking possession of the mortgaged or leased estate, or (ii) time to obtain possession of the mortgaged or leased estate and then to cure such default of Landlord, if such default cannot be cured without such Superior Mortgagee or Superior Lessor or taking possession of the mortgaged or leased estate. The curing of any of Landlord’s defaults by a Superior Mortgagee or Superior Lessor shall be treated as performance by Landlord.

13.4 Condominium. The Project is subject to a condominium (the "Condominium") under and subject to the provisions of Chapter 183A of the General Laws of Massachusetts pursuant to a certain Master Deed dated November 10, 2004 and recorded with the Middlesex County (South District) Registry of Deeds at Book 44111, Page 102 (the "Master Deed") and a Declaration of Trust dated November 10, 2004, recorded with said Registry at Book 44111, Page 142 (the "Declaration of Trust") (the Master Deed and Declaration of Trust, as the same may be amended from time to time, are sometimes hereinafter referred to, collectively, as the ("Condominium Documents"). Landlord shall comply with the Condominium Documents insofar as they relate to the Project, except to the extent that any noncompliance results from the failure of Tenant to perform its obligations under the following sentence. Tenant shall comply with all requirements of the Condominium Documents insofar as relate to the use and occupancy of the Premises, and this Lease shall be subordinate to the Condominium Documents provided they do not materially interfere with Tenant's use and occupancy of the Premises for the Permitted Uses and, in the case of any future amendments to the Condominium Documents, they do not materially diminish Tenant's rights under this Lease or materially increase Tenant's obligations under this Lease.

ARTICLE 14
DEFAULT; REMEDIES

14.1 Tenant’s Default.

(a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as an “Event of Default”) shall occur:

(i) Tenant shall fail to pay the Basic Rent, Direct Expense Charges or any other Additional Rent hereunder when due and such failure shall continue for five (5) Business Days after written notice to Tenant from Landlord (except that such written notice shall only be required twice in any twelve (12)

month period, with any subsequent failure to pay such sums constituting an Event of Default without need for an additional written notice); or

(ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same as soon as is reasonably practicable and in any event within thirty (30) days after written notice to Tenant (or such shorter period for completing a cure for such default as may be required by applicable Laws) specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and thereafter to diligently prosecute such remedy to completion with diligence and continuity (and in any event, within one hundred eighty (180) days after the notice described in this subparagraph (ii)), provided that (x) in no event shall Tenant have such additional period of time that would (A) subject Landlord or any Superior Lessor or any Superior Mortgagee to prosecution for a crime or any other fine or charge, (B) subject the Project, or any part thereof, to any lien or encumbrance which is not removed or bonded within the time period required under this Lease, or (C) result in a default under any Superior Lease or under any Superior Mortgage and (y) such written notice shall only be required twice in any twelve (12) month period, with any subsequent similar performance default constituting an Event of Default unless cured within the period required under this Lease without need for an additional written notice; or

(iii) Tenant permits a Transfer in violation of Article 6 of this Lease; or

(iv) Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(v) If Tenant or any guarantor of this Lease shall (i) make an assignment for the benefit of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (iii) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any guarantor of this Lease or of all or any part of Tenant’s or such guarantor’s property, (iv) file a petition seeking an order for relief under the Title 11 of the United States Code, as now or hereafter amended or supplemented (the “Bankruptcy Code”), or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (v) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding filed under the Bankruptcy Code, or under any other present or future federal, state or other statute or law for the same or similar relief, within sixty (60) days after such proceeding is initiated;

(vi) Any lien has been filed against the Project, or any portion thereof, as a result of Tenant’s acts, omissions or breach of this Lease, and Tenant fails, within 20 days after the lien is filed, either (1) to cause said lien to be removed from the Project, or (2) to furnish a bond sufficient to remove the lien or cause a title insurance endorsement to be issued with respect to such lien, which endorsement shall be satisfactory, in form and substance to Landlord, in Landlord’s sole and absolute discretion;

(vii) Tenant shall fail to deliver to Landlord the Letter of Credit satisfying the requirements of Section 14.8 on or before September 30, 2021, with no need for further notice or cure periods; or

(viii) Tenant shall fail to either (A) complete a Qualified Funding as evidenced by financial statements and other information delivered to Landlord in form reasonably acceptable to Landlord on or before October 31, 2021; or (B) [***].

then in any such case Landlord may exercise any of Landlord’s rights or remedies available under this Lease, at law or in equity.

14.2 Landlord’s Remedies.

(a) Upon the occurrence of an Event of Default, Landlord shall have the following remedies, in addition to any and all other rights and remedies available at Law or in equity or otherwise provided in this Lease, any one or more of which Landlord may resort to cumulatively, consecutively, or in the alternative:

(i) Landlord may continue this Lease in full force and effect, and collect rent and other charges as and when due, without prejudice to Landlord’s right to subsequently elect to terminate this Lease on account of such Event of Default;

(ii) Landlord may terminate this Lease upon written notice to Tenant to such effect, in which event this Lease (and all of Tenant’s rights hereunder) shall immediately terminate, but such termination shall not affect those obligations of Tenant which are intended by their terms to survive the expiration or termination of this Lease, and Tenant shall remain liable for damages as hereinafter set forth in this Section 14.2. This Lease may also be terminated by a judgment specifically providing for termination;

(iii) Landlord may, but shall not be obligated to, perform any defaulted obligation of Tenant, and to recover from Tenant, as Additional Rent, the costs incurred by Landlord in performing such obligation. Notwithstanding the foregoing, or any other notice and cure period set forth herein, Landlord may exercise its rights under this Section 14.2(a)(iv) without prior notice or upon shorter notice than otherwise required hereunder (and as may be reasonable under the circumstances) in the event of any one or more of the following circumstances is present: (i) there exists a reasonable risk of prosecution of Landlord unless such obligation is performed sooner than the stated cure period; (ii) there exists an emergency arising out of the defaulted obligation in which harm to life or property is imminent; or (iii) the Tenant has failed to obtain insurance required by this Lease, or such insurance has been canceled by the insurer without being timely replaced by Tenant, as required herein; and

(iv) Landlord shall have the right to recover damages from Tenant, as set forth in this Section 14.2.

(b) Upon any termination of this Lease, Landlord, at its sole election, may (i) re‑enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, (ii) remove all property from the Premises and store the same in a public warehouse or elsewhere at Tenant’s expense, and/or (iii) deem such property to be abandoned, and, in such event, Landlord may dispose of such property at Tenant’s expense, free from any claim by Tenant or anyone claiming by, through or under Tenant. It shall not constitute a constructive or other termination of this Lease or Tenant’s right to possession if following an Event of Default Landlord (a) exercises its right to repair or maintain the Premises, (b) performs any unperformed obligations of Tenant, (c) stores or removes Tenant’s property from the Premises after Tenant’s dispossession, (d) attempts to relet, or, in fact, does relet, the Premises or (e) seeks the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease.

(c) If this Lease shall have been terminated as provided in this Article, Tenant shall pay the Basic Rent, Direct Expense Charges, Additional Rent and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Direct Expense Charges, Additional Rent and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses incurred by Landlord in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

(d) At any time after termination of this Lease as provided in this Article, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such written demand, at Landlord’s election Tenant shall pay to Landlord an amount equal to the excess, if any, of (1) the Basic Rent, Direct Expense Charges, Additional Rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year plus a three percent (3%) annual increase per year for what would be the then unexpired Term of this Lease if the same remained in effect, plus all anticipated costs of reletting, which shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including without limitation, reasonable legal fees, brokerage commissions, the costs of alterations, the value of other concessions or allowances granted to a new tenant, and vacancy costs during any marketing period, over (2) the then fair net rental value of the Premises for the same period, which excess amount shall be discounted to present value using a discount rate equal to the average yield to maturity of United States treasury instruments having a maturity comparable to the time period between the date of such termination or reentry and the expiration date of this Lease plus 1.5%.

(e) In case of any Event of Default, re‑entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and reasonably necessary to re let the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

(f) In addition to any other remedies under this Article 14, Tenant shall immediately become liable to Landlord for all damages proximately caused by Tenant’s Event of Default, including all costs Landlord incurs in reletting (or attempting to relet) the Premises or any part thereof, including, without limitation, brokers’ commissions, expenses of cleaning, altering and preparing the Premises for new tenants, reasonable legal fees and all other like expenses properly chargeable against the Premises and the rental received therefrom and like costs, Landlord agrees to use commercially reasonable efforts to mitigate its damages hereunder, provided, however, Landlord’s obligation to use commercially reasonable efforts to mitigate its damages shall be deemed satisfied by Landlord’s marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within the Building, and provided further, that Landlord shall not be obligated to show preference for reletting the Premises over any other vacant space in the Building or to lease the Premises for a rental less than the current fair market rent then prevailing for comparable space in comparable Class A, multi-tenant mixed-use buildings in the Cambridge/Somerville market area of the Building. If Landlord does elect to relet the Premises (or any portion thereof), such reletting may be for a period shorter or longer than the remaining Term, and upon such terms and conditions as Landlord deems appropriate, in its sole and absolute discretion, and Tenant shall have no interest in any sums collected by Landlord in connection with such reletting except to the extent expressly set forth herein. If the Premises or any part thereof shall be relet in combination with any other space, then proper apportionment on a per-square foot basis shall be made of the rent received from such reletting and of the expenses of such reletting. If Landlord shall succeed in reletting the Premises during the period in which Tenant is paying monthly rent damages as described in Section 14.2(c), Landlord shall credit Tenant with the net rents collected by Landlord from such reletting, after first deducting from the gross rents, as and when collected by Landlord, (A) all expenses incurred or paid by Landlord in collecting such rents, and (B) any theretofore unrecovered costs associated with the termination of this Lease or Landlord’s reentry into the Premises, including any theretofore unrecovered expenses of reletting or other damages payable hereunder. If the Premises or any portion thereof be relet by Landlord for the unexpired portion of the Term before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, constitute the fair and reasonable rental value for the Premises, or part thereof, so relet for the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises or, if the Premises or any part are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this Lease.

(g) If the trustee or the debtor in possession assumes the Lease under applicable bankruptcy law, it may assume and assign its interest in this Lease only if the proposed assignee first provides Landlord with (1) notice of such proposed assignment, setting forth (i) the name and address of the proposed assignee, its proposed use of the Premises, reasonably detailed character and financial references for such person (including its most recent balance sheet and income statements certified by its chief financial officer or, if available, a certified public accountant) and any other information reasonably requested by Landlord, and (ii) all of the terms and conditions of such offer, shall be given to Landlord by Tenant or such trustee no later than twenty (20) days after receipt by Tenant or such trustee of such offer, but in any event no later than ten (10) days prior to the date that Tenant or such trustee shall make application to a court of competent jurisdiction for authority and approval to assume this Lease and enter into such assignment; (2) Adequate Assurance of Future Performance (as hereinafter defined) of all of Tenant’s obligations under this Lease, and (3) Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Project by which Landlord or the Project is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound). Landlord shall have the option, to be exercised by notice to Tenant or such trustee given at any time prior to the date the application is filed for court approval of the assumption and assignment of this Lease to the proposed assignee, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such proposed assignee, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

(h) For purposes only of paragraph (g) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of

Landlord to be sufficient to assure the future performance by the assignee of Tenant’s obligation under this Lease; and

(ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord’s standards of creditworthiness; and

(iii) the proposed assignee is of a character and financial worth such as is in keeping with the standards of Landlord in those respects for the Project, the assignee’s tenancy is of the same quality as other tenants at the Project, and the purposes for which the proposed assignee intends to use the Premises are uses expressly permitted by and not prohibited by this Lease or prohibited by any other lease at the Project.

14.3 Additional Rent. If Tenant shall fail to pay when due any sums under this Lease designated as a Direct Expense Charge or other Additional Rent, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.4 Remedying Defaults. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith within fifteen (15) days of Landlord’s written demand all such sums, together with interest thereon at the Default Interest Rate, as Additional Rent.

14.5 Remedies Cumulative. The specified remedies to which Landlord may resort hereunder are not, except as may be expressly set forth herein, intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

14.6 Enforcement Costs. In the event of litigation or other legal proceeding between Landlord and Tenant relating to the provisions of this Lease or Tenant’s occupancy of the Premises, the losing party shall, upon demand, reimburse the prevailing party for its reasonable costs of prosecuting and/or defending such proceeding (including, without limitation, reasonable attorneys’ fees).

14.7 Waiver.

(a) Failure on the part of Landlord or Tenant to complain of any action or non‑action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

(b) Any waiver by Landlord of any provisions of this Lease must be in a writing signed by Landlord. In addition, Landlord’s acceptance of any payment from Tenant after a termination of this Lease due to an Event of Default by Tenant shall not have the effect of reinstating this Lease, nor estop Landlord from exercising any of the rights and remedies granted to Landlord hereunder arising out of such Event of Default. No payment by Tenant or acceptance by Landlord of a lesser amount than the Basic Rent, Direct Expense Charges, Additional Rent and other sums due hereunder shall be deemed to be other than on account of the total amount due from Tenant to Landlord, to be applied in such order as Landlord deems appropriate. In no event shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Basic Rent, Direct Expense Charges, Additional Rent or other sum and to pursue any other remedy provided in this Lease.

14.8 Qualified Funding; [***]; Security Deposit(a)

(a) Tenant shall, no later than October 31, 2021, either (i) complete a Qualified Funding, as evidenced by financial statements and other information delivered to Landlord in form reasonably acceptable to Landlord; or (ii) [***].

(b) Tenant shall, no later than September 30, 2021, deliver to Landlord an irrevocable letter of credit (the "Letter of Credit") which shall be held by Landlord in accordance with this Section 14.8 and shall (A) be in the initial amount set forth in Section 1.1; (B) be issued on the form attached hereto as Exhibit G or other form reasonably approved by Landlord; (C) name Landlord as its beneficiary; and (D) be drawn on an FDIC insured financial institution reasonably satisfactory to Landlord ("Approved Issuer") that both (x) will accept or allow for facsimile presentment for the payment of the Letter of Credit, and (y) satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold (as those terms are defined below). As of the date of this Lease, Landlord hereby approves Pacific Western Bank and Silicon Valley Bank as Approved Issuers for the purposes of this Section 14.8. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than one (1) year.

(c) The "Minimum Rating Agency Threshold" shall mean that the issuing bank has outstanding unsecured, uninsured and unguaranteed senior long-term indebtedness that is then rated (without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation) "Baa" or better by Moody's Investors Service, Inc. and/or "BBB" or better by Standard & Poor's Rating Services, or a comparable rating by a comparable national rating agency designated by Landlord in its discretion. The "Minimum Capital Threshold" shall mean that the issuing bank has combined capital, surplus and undivided profits of not less than $10,000,000,000.

(d) If the issuer of the Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period, Tenant shall be required to deliver a Substitute Letter of Credit (the "Substitute Letter of Credit") satisfying the conditions of this Section at least thirty (30) days prior to the expiration of the term of such Letter of Credit. If the issuer of the Letter of Credit ceases to satisfy the applicable requirements which are necessary to maintain its status as an Approved Issuer, Tenant shall be required, not later than ten (10) Business Days after Landlord notifies Tenant in writing of such failure, to deliver to Landlord a Substitute Letter of Credit from an Approved Issuer. Tenant agrees that it shall, from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least sixty (60) days after the expiration of the Term of this Lease. If Tenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a cash security deposit pursuant to the terms of this Section. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by an Approved Issuer.

(e) In the event Tenant fails to deliver the original Letter of Credit in the form attached hereto as Exhibit G to Landlord within five (5) Business Days following the date this Lease is executed and delivered by the parties, Landlord shall have the right, as its sole and exclusive remedy, to terminate this Lease by written notice to Tenant given prior to the delivery of the original Letter of Credit.

(f) Upon an Event of Default, or if any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State Law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors (and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within sixty (60) days) or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, Landlord at its sole option may draw down a portion of the Letter of Credit as may be required to pay Landlord's resulting damages as provided in this Lease. The balance of any Letter of Credit cash proceeds shall be held as a cash security deposit. Should the entire Letter of Credit, or any portion thereof, be drawn down by Landlord, Tenant shall, upon the written demand of Landlord, deliver a Substitute Letter of Credit in the amount drawn (less any cash proceeds then being held by Landlord) and Tenant's failure to do so within ten (10) Business Days after receipt of such written demand shall constitute an additional Event of Default hereunder. The application of all or any part of the cash proceeds of the Letter of Credit to any obligation or Event of Default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord.

(g) In the event that Landlord transfers its interest in the Premises, and upon no less than ten (10) Business Days' advance notice from and at no cost to Landlord, Tenant shall deliver to Landlord an amendment to the Letter of Credit or a Substitute Letter of Credit naming Landlord's successor as the beneficiary thereof. Landlord shall cooperate with Tenant in executing any documents or providing any information requested by the Approved Issuer pursuant to the terms of the Letter of Credit in connection with any such transfer. If Tenant fails to deliver such amendment or replacement within ten (10) Business Days after receipt of such written notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof as a cash security deposit.

(h) Landlord shall hold the Letter of Credit and the balance of proceeds remaining after a draw on the Letter of Credit, as the case may be (hereinafter referred to collectively as the "Security Deposit") as security for Tenant's performance of all of its Lease obligations. After an Event of Default, Landlord may apply the Security Deposit, or any part thereof, to Landlord 's damages without prejudice to any other Landlord remedy. Landlord has no obligation to pay interest on the Security Deposit and may co-mingle the Security Deposit with Landlord' s funds. If Landlord conveys its interest under this Lease, the Security Deposit, or any part not applied previously, may be turned over to the grantee in which case Tenant shall look solely to the grantee for the proper application and return of the Security Deposit.

(i) Should Tenant comply with all of such terms, covenants and conditions and promptly pay all sums payable by Tenant to Landlord hereunder, the Security Deposit shall (less any portion thereof which may have been utilized by Landlord to cure any default or applied to any actual damage suffered by Landlord) be returned to Tenant within forty-five (45) days after the end of the Term, unless an Event of Default (or a default that with notice and the passage of time would constitute an Event of Default) exists at the end of the Term, in which event, the forty-five-(45)-day period shall commence on the date that Tenant cures such Event of Default or default.

14.9 Landlord’s Default. Landlord shall in no event be in default under this Lease unless Landlord shall neglect or fail to perform any of its obligations hereunder and shall fail to remedy the same within thirty (30) days after notice to Landlord specifying such neglect or failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.

14.10 Independent Covenants. Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the obligations of Tenant hereunder, including, without limitation the obligation to pay Basic Rent, Direct Expense Charges, Additional Rent and other sums due hereunder, shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or abated pursuant to an express provision of this Lease. To the extent of any conflicts or inconsistencies between the terms and provisions of this Section 14.10 and the terms and provisions of the remainder of this Lease, the terms and provisions of this Section 14.10 shall control.

ARTICLE 15
MISCELLANEOUS PROVISIONS

15.1 Landlord’s Rights of Access. Landlord and its agents, representatives, contractors and employees shall have the right to enter the Premises at reasonable times and upon prior reasonable written notice, which may be provided by email at [***] (except in an emergency, in which event Landlord shall endeavor to give such notice as is reasonably practicable under the circumstances) for the purpose of doing maintenance, making such repairs, alterations or improvements as Landlord shall reasonably require or shall have the right to make by the provisions of this Lease or otherwise in exercising Landlord’s rights or fulfilling Landlord’s obligations under this Lease. Landlord and its agents, representatives, contractors and employees shall have the right to enter the Premises without notice to Tenant for the purpose of performing janitorial and other services which Landlord is obligated to provide under this Lease or for exercising any of Landlord’s rights under Article 14 of this Lease. Landlord and its invitees shall also have the right on reasonable prior written notice to enter the Premises, for the purpose of inspecting them or exhibiting them to prospective purchasers, prospective or actual Superior Lessors or Superior Mortgagees of the Building and, during the final twelve (12) months of the Term, to prospective tenants. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant to Landlord, and Landlord shall be accompanied by a designated representative of Tenant if and to the extent Tenant makes such representatives available during such entry period. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord in this Lease.

Notwithstanding the foregoing, Tenant, at its own expense may, as hereinafter set forth, designate one or more areas of the Premises to be “Secure Areas” (i.e., portions of the Premises to which Landlord shall not have a right of entry or access for any reason whatsoever except as otherwise provided below). Tenant may, from time to time, exercise its right to create Secure Areas by delivering to Landlord, for Landlord’s written approval, a plan showing the location of any such Secure Areas. Landlord agrees that it will not unreasonably withhold, condition or delay such consent. If Landlord must gain access to a Secure Areas in a non-emergency situation, Landlord shall contact Tenant, and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to have such access. Landlord shall be accompanied by an employee of Tenant or a party designated by Tenant (the “Escort”). Tenant shall make an Escort available to Landlord during business hours. At all times, Landlord shall comply with all reasonable security measures of the Tenant pertaining to the Secure Areas. If an emergency representing an imminent risk of injury to persons or material property damage in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secure Areas, Landlord may enter the Secure Areas without an Escort. If practicable under the circumstances, Landlord shall immediately notify (which may be oral notification) and request that Tenant make an Escort available to Landlord if time permits, and if Tenant shall not make an Escort available to accompany Landlord, then Tenant hereby authorizes Landlord to enter the Secure Areas forcibly or with a master key, and to enter without an Escort. In any such event, except (subject to Section 10.5 of this Lease) to the extent resulting from Landlord’s negligence or willful misconduct, Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord.

15.2 Covenant of Quiet Enjoyment. So long as no Event of Default of Tenant exists, Tenant shall have the right to lawfully, peaceably and quietly enjoy the Premises during the term hereof, without hindrance or ejection by Landlord or any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other similar covenant, express or implied.

15.3 Landlord’s Liability.

(a) Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord shall be limited to, and Tenant agrees to look solely to, Landlord’s interest in the Property at the time of recovery (including, without limitation, the rents, issues, profits, income, receipts, revenues and proceeds thereof), for recovery of any judgment against Landlord, arising in connection with or under this Lease. Tenant agrees that neither Landlord nor any successor of Landlord nor any beneficiary, trustee, member, manager, partner, director, officer, employee or shareholder of Landlord or such successor shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant hereunder. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or any successor of Landlord, or to take any action not involving the personal liability of Landlord or any successor of Landlord to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest in the Project.

(b) Except for Tenant’s liability under Article 5 and Article 12 of this Lease, in no event shall either party ever be liable to the other for any loss of business or any other indirect or consequential damages suffered by such party from whatever cause.

(c) Where provision is made in this Lease for Landlord’s consent, and Tenant shall request such consent, and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord’s consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, within thirty (30) days after Landlord’s written demand, as Additional Rent, any reasonable expenses incurred by Landlord (including without limitation reasonable attorneys’ fees and costs, if any) in connection therewith.

(d) Any repairs or restoration required or permitted to be made by Landlord under this Lease may be made during normal business hours, and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom. Landlord agrees to use reasonable efforts to perform such repairs or restoration in a manner that will not unreasonably interfere with Tenant’s normal business operations in the Premises.

15.4 Estoppel Certificate. Landlord and Tenant shall each, within ten (10) Business Days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Superior Mortgagee, Superior Lessor or prospective purchaser or prospective assignee of this

Lease). Without limitation, such estoppel certificate may include a certification as to (i) the status of this Lease and that it is in full force and effect and unmodified (or specifying any modifications), (ii) the existence, to the actual knowledge of the signer, of any defaults and (iii) the amount of rent that is due and payable and the dates to which it has been paid.

15.5 Brokerage. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than the Brokers, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker). Landlord warrants and represents that Landlord has dealt with no broker in connection with the consummation of this Lease other than the Brokers, and, in the event of any brokerage claims against Tenant predicated upon prior dealings with Landlord, Landlord agrees to defend the same and indemnify Tenant against any such claim. Landlord shall be responsible to pay the commission or fee due to the Brokers as and to the extent provided in a separate written agreement.

15.6 Rules and Regulations. Tenant, its employees, representatives, agents, subtenants, licensees, contractors, and invitees shall abide by the Rules and Regulations from time to time reasonably established by Landlord, and communicated to Tenant in writing, it being agreed that Landlord shall have the right from time to time during the Term to make reasonable changes in and additions to the Rules and Regulations as Landlord deems necessary for the management, safety, care, cleanliness, conservation and sustainability of the Building and the Project and for the preservation of good order therein. The Rules and Regulations shall be generally applicable to all tenants of the Building of similar nature to the Tenant named herein. Landlord agrees that any such Rules and Regulations will be uniformly enforced, provided, however, Landlord may waive any one or more of the Rules and Regulations for the benefit of any particular tenant if Landlord reasonably deems such waiver appropriate, but no such waiver shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from enforcing such Rules and Regulations against any or all tenants of the Building. Landlord shall not have any obligation to enforce the Rules and Regulations or the terms of any other lease against any other Tenant and Landlord shall not be liable to Tenant for violation thereof by any other tenant, its employees, representatives, agents, contractors, visitors, subtenants, licensees or invitees. In the event that there shall be a conflict between such Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. The Rules and Regulations currently in effect are set forth in Exhibit F attached hereto and made a part hereof.

15.7 Financial Statements. Tenant shall deliver to Landlord, within ten (10) days after Landlord’s reasonable written request for the same, Tenant’s most recently completed financial statements (audited if available) prepared and certified by an officer of Tenant as being true and correct in all material respects. Landlord and its affiliates and investors shall keep such financial statements confidential, provided that Landlord shall be permitted to deliver such financial statements to a lender, investor, partner, purchaser or lessor or a prospective lender, purchaser or lessor so long as Landlord first advises the recipient of the confidential nature of such statements. Notwithstanding the foregoing, if and only so long as Tenant’s stock is publicly traded on a national exchange (or publicly listed in an equivalent manner, such as on NASDAQ) that requires its financial statements to be publicly disclosed, Tenant shall have no obligation to deliver any financial statements to Landlord. Any such financial statements may be relied upon by any actual or potential lessor, purchaser, or mortgagee of the Project.

15.8 Intentionally Omitted.

15.9 Confidentiality. Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by Law, including any disclosures required to the Securities and Exchange Commission (“SEC”) (or except with the written consent of Landlord). Tenant shall not disclose the same to any third party except for Tenant’s partners, investors, lenders, accountants, attorneys and others involved in the day to day operations of Tenant, all of which shall be advised of the confidentiality provisions contained herein and agree to be bound by the same. Except for required disclosures to the SEC, in the event Tenant is required by Law to provide this Lease or disclose any of its terms, Tenant shall give Landlord prompt notice of such requirement prior to making disclosure so that Landlord may seek an appropriate protective order. If failing the entry of a protective order Tenant is compelled to make disclosure, Tenant shall only disclose portions of the Lease which Tenant is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed.

15.10 Invalidity of Particular Provisions; Saving Clause. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. If (but solely to the extent) the limitations on Landlord’s liability set forth in this Lease would be held to be unenforceable or void in the absence of a modification holding the Landlord liable to Tenant or to another person for injury, loss, damage or liability arising from Landlord’s omission, fault, negligence or other misconduct on or about the Premises, or other areas of the Project appurtenant thereto or used in connection therewith and not under Tenant’s exclusive control, then such provision shall be deemed modified as and to the extent (but solely to the extent) necessary to render such provision enforceable under applicable Law. The foregoing shall not affect the application of Section 15.3 to limit the assets available for execution of any claim against Landlord.

15.11 Provisions Binding, Etc. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such successors and assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. Any reference in this Lease to successors and assigns of Tenant shall not be construed to constitute a consent to assignment by Tenant.

15.12 Recording. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a short form memorandum of lease in recordable form and complying with applicable Law and shall contain no information other than what is statutorily required to record a short form memorandum of lease. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. At any time following Landlord’s written request, Tenant shall execute and deliver to Landlord within ten (10) days after such request a release of any document recorded in the real property records for the location of the Project evidencing this Lease or notice of termination of this Lease in recordable form, which shall be held in escrow by Landlord until the expiration or earlier termination of the Term. The obligations of Tenant under this Section shall survive the expiration or any earlier termination of the Term.

15.13 Notice. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant (excluding notices pursuant to Section 15.1), such notice shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:

If intended for Landlord, addressed to Landlord at the address set forth in Article 1 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at the address set forth in Article 1 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective.

15.14 Authority. Tenant hereby represents and warrants to Landlord that (i) Tenant is duly organized and validly existing in good standing under the laws of the State of Delaware, and possesses all licenses and authorizations necessary to carry on its business, (ii) Tenant has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated by this Lease, (iii) the individual executing and delivering this Lease on Tenant’s behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Tenant, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Tenant (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Tenant will not cause or constitute a default under, or conflict with, the organizational documents of Tenant or any agreement to which Tenant is a party, (vii) the execution, delivery and performance of this Lease by Tenant will not violate any applicable Law, and (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Tenant for the execution, delivery and performance of this Lease have been obtained or made.

Landlord hereby represents and warrants to Tenant that (i) Landlord is duly organized and validly existing in good standing under the laws of the State of Delaware, (ii) Landlord has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated by this Lease, (iii) the individual executing and delivering this Lease on Landlord’s behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Landlord, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Landlord (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally).

15.15 When Lease Becomes Binding; Entire Agreement; Modification. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease is the entire agreement between Landlord and Tenant, and this Lease expressly supersedes any negotiations, considerations, representations and understandings and proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

15.16 Paragraph Headings and Interpretation of Sections. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words “including,” “such as” or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non‑limitation, such as “without limitation” or “including, but not limited to,” or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

15.17 Joint and Several Liability; Successors and Assigns. If there shall be more than person or entity which constitute the “Tenant” hereunder, the obligations of Tenant hereunder shall be joint and several for all such persons and entities. The covenants and conditions herein contained, subject to the provisions as to assignment, shall inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

15.18 Waiver of Jury Trial. In any action or proceeding arising herefrom, Landlord and Tenant hereby consent to (i) the jurisdiction of any competent court within the state where the Building is located, (ii) service of process by any means authorized by the law of the state where the Building is located, and (iii) in the interest of saving time and expense, trial without a jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or their successors in respect of any matter arising out of or in connection with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the premises, and/or any claim for injury or damage, or any emergency or statutory remedy. In the event Landlord commences any summary proceedings or action for nonpayment of Basic rent or Additional Rent, Tenant shall not interpose any counterclaim of any nature or description (unless such counterclaim shall be mandatory) in any such proceeding or action, but shall be relegated to an independent action at law.

15.19 Reservation. Nothing set forth in this Lease shall be deemed or construed to restrict Landlord from making any repairs, renovations, replacements, improvements and modifications to, or to reconfigure, any of the parking or Common Facilities serving the Project, and Landlord expressly reserves the right to make any such repairs, renovations, replacements, improvements and modifications or reconfigurations to such areas and other facilities of the Building and Common Facilities as Landlord may deem appropriate, including the addition or deletion of temporary or permanent improvements therein, or the conversion of areas now dedicated for the non- exclusive common use of tenants (including Tenant) to the exclusive use of one or more tenants or licensees within the Building. In connection with the foregoing, Landlord may temporarily close or cover entrances, doors, windows, corridors, or other facilities without liability to Tenant; however, in exercising its rights pursuant to this Section 15.19, Landlord shall use commercially reasonable efforts to not unreasonably interfere with or disturb Tenant’s use and occupancy of, or access to, the Premises or the Parking Garage.

15.20 Prohibited Persons and Transactions. Tenant represents and warrants that neither Tenant nor to Tenant’s knowledge any of its partners, members, shareholders or other equity owners, either in control of the operation or management of Tenant or having a controlling financial interest in Tenant is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

15.21 Time Is of the Essence. Time is of the essence of each provision of this Lease.

15.22 Multiple Counterparts; Entire Agreement. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Lease constitutes the entire agreement between the parties hereto, Landlord’s managing agent and their respective affiliates with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. Federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures. Landlord and Tenant (i) intend to be bound by the signatures on any document sent by facsimile or electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature.

15.23 Governing Law. This Lease shall be governed by the laws of the state in which the Project is located, without regard to application of any conflict of law principles.

15.24 Development of the Project.

(a) Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project and to add to, remove, or otherwise change the parking areas and Common Facilities, provided that the same does not materially adversely affect any of Tenant's rights or materially increase any of Tenant’s obligations under this Lease.

(b) Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expense Charges to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. No such agreement shall materially adversely affect any of Tenant's rights or materially increase any of Tenant’s obligations under this Lease. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease, subject to this Lease and Tenant's rights hereunder.

(c) Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. Except in the event of an emergency, Landlord shall use commercially reasonable efforts, consistent with accepted construction practice when applicable, to minimize any materially adverse interference with Tenant’s use and occupancy of the Premises for the Permitted Use as a result of the exercise of Landlord’s rights under this Section 15.24.

15.25 Transportation Management. Tenant shall comply with all present or future programs required by applicable Law which are intended to manage parking, transportation or traffic in and around the Property and the Project, and in connection therewith, Tenant shall, at Tenant’s sole expense, comply with any “tenant” obligations pursuant to any Mobility Management Plan (“MMP”) applicable to the Property and the Project, including without limitation any obligation to subsidize mass transit monthly passes for employees and allow employees to set aside pre-tax funds as allowed under the Commuter Choice provisions of the Federal Tax Code; become a participating MassRIDES employer partner worksite that is registered for the

MassRIDES Emergency Ride Home (ERH) program or a similar guaranteed ride home service. Tenant shall provide information to Landlord in connection with any reporting requirements for the MMP and shall cooperate with Landlord in encouraging employees to seek alternate modes of transportation. Tenant shall furnish all data and information to governmental authorities, with a copy to Landlord, as required in accordance with the MMP. If Tenant will have more than fifty (50) employees located in the Premises, Tenant shall (a) prepare and submit to the City of Somerville its own MMP for its employees in compliance with the applicable requirements of the Zoning Ordinance of the City of Somerville; (b) designate a liaison to work with the employee transportation coordinator designated by Landlord; (c) pass through to its employees the market rate parking fees for parking spaces in the Parking Garage payable by Tenant under Section 2.2(c) above and implement and provide short term parking arrangements for employees.

[Signatures commence on following page]

[Signature page of lease]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed by persons hereunto duly authorized, as of the date first set forth above.

LANDLORD:

101 SOUTH STREET OWNER LLC, a Delaware limited liability company

By:

Name:
Title:

TENANT:

GENERATE BIOMEDICINES, INC., a Delaware corporation

By:

Name:

Title:

Tenant's Federal Taxpayer
Identification Number:

[***]
[***]

101 South Street at Boynton Yards
Somerville, MA 02143

Level 8 Color Plan

Color Legend

- Building Amenity Area
- Building Service Area
- Building Void
- Covered Gallery
- Floor Service & Amenity
- Major Vertical Penetration
- Parking
- Retail 1
- Retail 2
- Retail 3
- Tenant 1
- Tenant 2

SGA ARCHITECTURE PLANNING INTERIOR DESIGN | VDC BRANDED ENVIRONMENTS

Leggat McCall PROPERTIES

Development of DLJ Real Estate Capital and Leggat McCall Properties

A-1

101 South Street at Boynton Yards
Somerville, MA 02143

Level 9 Color Plan

Color Legend

- Building Amenity Area
- Building Service Area
- Building Void
- Covered Gallery
- Floor Service & Amenity
- Major Vertical Penetration
- Parking
- Retail 1
- Retail 2
- Retail 3
- Tenant 1
- Tenant 2

SCA ARCHITECTURE PLANNING INTERIOR DESIGN | VDC BRANDED ENVIRONMENTS

Leggat McCall PROPERTIES

Development of DLJ Real Estate Capital and Leggat McCall Properties

A-2

[***]
[***]

MASTER PLAN

Approved master plan and maximum SF (as calculated by SZO) - Somerville Planning Board written decision date 2/4/2021. Height and density of development through individual Site Plan Approval and final build-out could be less.

BUILDING 4A
BUILDING 4B
BUILDING 4C
THOROUGHFARE 1
BUILDING 3B
BUILDING 2
WINDSOR STREET
BUILDING 1
101 SOUTH
EARLE STREET
BUILDING 3A
WARD STREET
HARDING STREET
SOUTH STREET
0
25'
50'
100'
BOYNTON — YARDS

BUILDING	PROGRAM		AREA
BUILDING 1 (101 SOUTH ST)	OFFICE/LAB	9 levels	270,000sf
BUILDING 2	OFFICE/LAB	12 levels	366,000sf
BUILDING 3A	OFFICE/LAB	12 levels	351,000sf
BUILDING 3B	OFFICE/LAB	6 levels	30,000sf
BUILDING 4A	RESIDENTIAL	16 levels	167,000sf
BUILDING 4B	RESIDENTIAL	11 levels	119,000sf
BUILDING 4C	RESIDENTIAL	6 levels	62,000sf
TOTAL			**1,365,000sf**

B-1

EXHIBIT C
Work Letter

1. Base Building Work. Subject to and in accordance with the provisions of this Exhibit C, Landlord shall perform the Base Building Work, at Landlord’s sole cost and expense, and substantially in accordance with the Base Building Plans which are listed on the schedule attached to this Lease as Exhibit C-1, including the items which are marked with an “x” on the Landlord-Tenant Matrix attached to this Lease as Exhibit C-2. Landlord has commenced performance of the Base Building Work and, subject to extensions for Force Majeure and Tenant Delays, Landlord anticipates Substantial Completion of the Base Building Work on or before August 1, 2021. Landlord shall cause the Base Building Work to be completed in a good and workmanlike manner, in compliance with all applicable Laws. The issuance by the Architect of a certificate of substantial completion for the Base Building Work shall be conclusive evidence that Landlord has substantially completed all of the Base Building Work. Landlord will cause its general contractor to complete all punch-list items within a reasonable time following substantial completion of the Base Building Work, and will obtain from its general contractor customary construction warranties, for a minimum of twelve (12) months following substantial completion, with regard to defects in materials and workmanship of the Base Building Work covering, without limitation, the roof, elevators, Base Building Systems, and Structural Elements of the Building, pursuant to which the general contractor will be obligated to correct latent defects in materials and workmanship in the Base Building Work. All Base Building Systems shall be delivered in good working order, condition, and repair, and in compliance with all applicable Laws.

2. Definitions for Landlord’s Work. For purposes of this Exhibit C, the following terms shall have the meanings set forth below:

a. “Architect” shall mean SGA Architects, and other third-party architects, engineers, and/or designers designated by Landlord and approved by Tenant to prepare the Approved Plans.

b. “Approved Plans” shall mean the construction set of architectural and engineering plans and specifications for the improvements and installations within the Premises, prepared by the Architect and approved by Tenant in accordance with the provisions of this Exhibit C.

c. “Budget” shall mean the statement of Landlord’s Work Costs issued by Landlord from time to time.

d. “Construction Schedule” shall mean the construction schedule for the performance of Landlord’s Work submitted by Landlord to Tenant.

e. “Contractor” means the general contractor designated by to construct, install and perform the Landlord’s Work.

f. “Key Milestone Dates” means the particular milestone dates for Landlord’s Work set forth in Exhibit C-4.

g. “Landlord’s Contribution” shall mean an amount not to exceed $250.00 per square foot of the Rentable Square Footage of the Premises.

h. “Landlord’s Change Order” shall mean a change order proposed by Landlord to the Approved Plans.

i. “Landlord’s Work” shall mean the improvements and alterations expressly and specifically shown on the Approved Plans.

j. “Landlord’s Work Costs” shall mean, collectively, all of the out-of-pocket costs and expenses incurred by Landlord arising out of and in connection with designing, permitting, and performing the Landlord’s Work, including construction costs, permit fees, fees and general conditions payable to the Contractor (at the rates set forth in the Budget), overhead and profit of the Contractor (at the rates set forth in the Budget), costs and expenses for the purchase and installation of improvements set forth in the Approved Plans, the costs for purchase and installation of trade fixtures and equipment shown on the Approved Plans, the costs of commissioning and testing the Building Systems serving the Premises and equipment installed in or serving the Premises as part of the Landlord’s Work, a construction oversight fee payable to Landlord or Landlord’s Agent in an amount equal to three percent (3%) of the Landlord’s Work Costs (other than such fee), and the actual commercially reasonable out-of-pocket architectural and engineering fees and costs incurred by Landlord in connection with the preparation and review of the plans and specifications for the Landlord’s Work.

k. “Long Lead Items” means improvements, items, materials, finishes or installations that are not generally available as needed to meet the Key Milestone Dates. The identified Long Lead Items as of the date of this Lease are set forth in Exhibit C-4.

l. "Substantial Completion" shall occur on the latest date to occur of (i) the date the Architect certifies to Landlord and Tenant that the Landlord’s Work and Base Building Work on a particular floor has been substantially completed in accordance with the Approved Plans, and with the Base Building Work contract documents, sufficient to allow for commissioning and burn-in activities, (ii) all Base Building Systems, including those systems specifically servicing a particular floor of the Premises as built and/or installed as part of the Base Building Work and Landlord’s Work, are operational as designed and specified and all Base Building Systems have been successfully started up, and (iii) Landlord has provided a certificate of occupancy (or temporary certificate of occupancy or approval to occupy the particular floor to the extent allowed and granted through Somerville ISD) for the Premises.

m. “Target Commencement Date” shall mean the date set forth in the Key Milestone Dates schedule for Substantial Completion for the applicable floor.

n. “Tenant Change Order” shall mean a change order proposed by Tenant to the Approved Plans.

o. “Tenant’s Contribution” shall mean an amount equal to the positive excess (if any) of (i) the Landlord’s Work Costs, minus (ii) the amount of the Landlord’s Contribution.

p. “Tenant Delay” shall mean any delay in the performance of Landlord’s Work and/or the issuance of a building permit for Landlord’s Work arising out of or resulting from the following: (i) the failure by Tenant to review and consent to the proposed Approved Plans within the time periods set forth herein (time being of the essence of said date), (ii) any Tenant Change Orders, or any other special work, Long Lead Items, changes, alterations or additions to Landlord’s Work requested by Tenant, (iii) any delay and/or default on the part of Tenant or its agents, engineers, architects, or contractors which delays performance of an obligation beyond the respective Key Milestone Dates, (iv) any material interference with the performance of Landlord’s Work by Tenant or any of its agents, engineers, architects, or contractors, or (v) any other action or inaction by Tenant or any of Tenant’s agents, engineers, architects, or contractors. Notwithstanding anything to the contrary contained herein: (x) in no event shall any act or omission described in Section (ii), (iii), (iv), or (v) above be deemed to be a Tenant Delay unless and until Landlord has given Tenant written notice (the “Tenant Delay Notice”) advising Tenant (1) that a Tenant Delay is occurring, (2) of the basis on which Landlord has determined that a Tenant Delay is occurring, and (y) no period of time prior to the time that Tenant receives a Tenant Delay Notice shall be included in the period of time charged to Tenant pursuant to such Tenant Delay Notice. Landlord shall otherwise provide Tenant with written notice of any each such Tenant Delay within a commercially reasonable period of time following Landlord’s determination of the same.

q. “Tenant’s Work” shall mean the installation and commissioning of Tenant-purchased laboratory and related equipment to be installed by Tenant, and the installation of trade fixtures, furniture, personal property, and any other improvements and alterations necessary or desired to prepare the Premises for initial occupancy of the Premises by Tenant, excepting only such alterations and improvements performed in connection with Landlord’s Work.

r. “Tenant’s Progress Payments” shall mean the payments to be made by Tenant on account of Tenant’s Contribution as the Landlord’s Work is performed, in accordance with the provisions of Section 3(c).

3. Landlord’s Work; Plans and Specifications; Change Orders.

a. Tenant shall cooperate with Landlord, the Architect, and the Contractor in connection with the preparation of the draft plans and specifications applicable to the Premises and, promptly after request therefor, shall respond to requests for information and authorizations in connection therewith so as to complete and approve the Approved Plans on or before the date set forth in the Key Milestone Dates. Tenant shall reasonably cooperate with Landlord in order to establish the Budget for Landlord’s Work prior to commencement of the design process and thereafter from time to time in connection with the design, acquisition, installation and construction of the Landlord’s Work, including, without limitation, approval of the scope and prepurchase of long lead materials and equipment that will need to be purchased prior to the Approved Plans, as well as approval of proposals for design, engineering, and consulting services. Landlord will cause the Architect to prepare and submit the draft plans and specifications applicable to the Premises to Tenant for its approval, identifying any Specialty Alterations that must be removed and restored in accordance with Section 5.2(e) of the Lease, which approval shall not be unreasonably withheld, conditioned or delayed, unless the proposed draft plans and specifications (i) are materially inconsistent with the current set of plans and specifications described in Exhibit C-6 attached hereto; or (ii) would adversely affect the use of the Premises by Tenant for its usual and customary business operations. Tenant shall approve or disapprove the draft plans and specifications within ten (10) Business Days after receipt thereof, and if Tenant so disapproves Tenant shall specify the reason for disapproval in sufficient detail so that Landlord can make the necessary revisions to satisfy such objections. Landlord shall direct the Architect to revise the draft plans and specifications applicable to the Premises to address Tenant’s objections, if any, and to deliver the revised draft plans and specifications to Tenant for its approval. Tenant shall advise Landlord of Tenant’s approval or disapproval of the revised draft plans and specifications within three (3) Business Days after Landlord delivers same (which disapproval shall specify Tenant’s objections in sufficient detail so that Landlord can make the necessary revisions to satisfy such objections). Tenant and Landlord shall continue to follow the revision, delivery and notice of objections procedure and schedule set forth above until Tenant approves the proposed draft plans and specifications applicable to the Premises. Neither the review or approval of the draft plans and specifications by Landlord nor the performance of the Landlord’s Work shall constitute a representation or warranty by Landlord that such Approved Plans either are complete or suitable for their intended purpose or comply with applicable Requirements, or that Landlord’s Work is suitable for its intended purpose, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness or suitability.

b. Subject to and in accordance with the provisions of this Exhibit C, Landlord shall provide Tenant with a turnkey construction of the Premises by performing the Landlord’s Work substantially in accordance with the Approved Plans applicable to the Premises; provided, however, (i) in no event shall Landlord be obligated to perform any work or alterations which are not shown on the Approved Plans; and (ii) in no event shall Landlord be obligated to expend an amount in excess of the Landlord’s Contribution on account of the Landlord’s Work. Landlord shall submit the Approved Plans to Contractor to obtain a proposed contract price for constructing the Landlord’s Work (the “Proposed Contract Price”). Contractor shall identify any items or components of the Landlord’s Work which Contractor anticipates will be Long Lead Items. Concurrent with the delivery of the Proposed Contract Price, the Contractor shall prepare and deliver a detailed breakdown of the Proposed Contract Price, which breakdown shall include (i) the pricing for applicable line item components of the Landlord’s Work; (ii) Contractor’s percentage mark-up for overhead and profit (including charges for general conditions), and (iii) and the bids received from major trade subcontractors. Within three (3) Business Days after the delivery of the Proposed Contract Price (including the detailed cost breakdown), Tenant may elect, by delivering notice (the “Value Engineering Notice”) to Landlord, the Architect and the Contractor, to request that the Architect revise the Plans and Specifications to reduce the cost of constructing the Landlord’s Work. If Tenant elects to submit a Value Engineering Notice, then the Architect shall revise the Approved Plans and resubmit the revised Approved Plans to Landlord and Tenant for approval in accordance with the procedures set forth in Section 3(a) above. After approval by Landlord and Tenant, the revised Approved Plans shall be submitted to Contractor to obtain an updated Proposed Contract Price for constructing the Landlord’s Work. Landlord and Tenant shall work in good faith and expeditiously to resolve any and all disputes with respect to the Proposed Contract Price so as to cause the Budget to be approved to occur by not later than the applicable dates set forth in the Construction Schedule. Without limiting the foregoing, Tenant shall respond to the proposed Budget within three (3) Business Days after receipt thereof, and shall not unreasonably withhold, condition or delay its approval of said Budget. The Budget, as prepared and submitted by Landlord and after approval thereof by Tenant, shall be considered to be the “Approved Budget”. After the approval thereof by Landlord and Tenant, Landlord and Contractor shall execute the construction contract for the Landlord’s Work. The Contractor shall obtain all approvals and permits required by applicable Requirements to perform the Landlord’s Work.

c. Landlord’s Contribution shall be applied toward all of the Landlord’s Work Costs. If, from time to time, Landlord determines in its good faith reasonable discretion (based on the Approved Budget and requisitions submitted by the Contract for the Landlord’s Work) that the

Landlord’s Work Costs will exceed the amount of the Landlord’s Contribution, then Tenant shall pay Tenant’s Progress Payments on account of Tenant’s Contribution to Landlord, in accordance with the provisions of this Section 3(c). Tenant shall make Tenant’s Progress Payments on account of Tenant’s Contribution to Landlord from time-to-time as the Landlord’s Work progresses, concurrent with the performance of Landlord’s Work and the payment by Landlord of the requisitions therefor to the Contractor. The amount of such Tenant’s Progress Payments shall take into account any holdbacks and contingency amounts pursuant to the contract between Landlord and the Contractor. Each Tenant’s Progress Payment shall be paid by Tenant within twenty-five (25) days after submission by Landlord of the requisition therefor. Each requisition submitted to Tenant shall include copies of the respective requisition submitted by the Contractor, together with the supporting documents and information submitted by the Contractor in connection therewith. The final Tenant’s Progress Payment shall be paid to Landlord upon the completion of Landlord’s Work and the final determination of the Landlord’s Work Costs, not later than twenty-five (25) days after submission by Landlord of a requisition therefor. Said final requisition from Landlord shall include copies of the respective requisition submitted by the Contractor, together with the supporting documents and information submitted by the Contractor in connection therewith, and a reconciliation of all additive and deductive changes in Landlord’s Work Costs. If Tenant fails to timely pay to Landlord any of Tenant’s Progress Payments when due in accordance with the provisions of this Section 3(c), and such failure remains uncured for thirty (30) days after notice thereof from Landlord then, notwithstanding anything herein to the contrary, (i) Landlord may elect to cease performing the Landlord’s Work, and Landlord shall be relieved and discharged of any further obligation to proceed with the performance and/or completion of the Landlord’s Work, (ii) such failure shall constitute a Tenant Delay, and (iii) Landlord shall have all rights and remedies afforded to Landlord under this Lease as a result of a failure by Tenant to pay Additional Rent when due and payable. Tenant shall not be entitled to any payment or a credit for any portion of the Landlord’s Contribution that is not used for the performance of Landlord’s Work, except that, if any amount of Landlord’s Contribution remains after application to Landlord’s Work Costs, Tenant may apply up to fifteen percent (15%) of the original amount of Landlord’s Contribution toward soft costs of Tenant’s Work, which include architectural, design engineering services, specialized Tenant consultants, networking, wiring, trade fixtures, and other direct moving expenses.

d. The Approved Plans applicable to the Premises will not be materially modified or amended without the prior approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. From time to time, prior to or during the performance of the Landlord’s Work Landlord may elect to propose Landlord Change Orders to the Approved Plans. Landlord shall submit each proposed Landlord’s Change Order applicable to the Premises to Tenant for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall approve or disapprove each proposed Landlord Change Order within two (2) Business Days after receipt thereof, and if Tenant so disapproves Tenant shall specify the reason for disapproval. If Tenant fails to approve or disapprove the proposed Landlord’s Change Order applicable to the Premises within two (2) Business Days after receipt thereof (and such failure continues for more than an additional two (2) Business Days after a second written notice to Tenant), then the proposed Landlord’s Change Order shall be considered to have been approved by Tenant, and the Approved Plans shall be considered to be amended and modified thereby.

e. Tenant may elect to propose Tenant Change Orders to the Approved Plans applicable to the Premises by written request to Landlord from time to time prior to Substantial

Completion of the respective component of Landlord’s Work. Each proposed Tenant Change Order shall be subject to Landlord’s approval, which may be granted or denied in Landlord’s sole reasonable discretion. If a proposed Tenant Change Order is determined by Landlord in its reasonable discretion to be likely to increase Landlord’s Work Costs, to delay the completion of the Landlord’s Work, and/or to cause an increase in other costs and expenses payable by Landlord, then Landlord shall notify Tenant and within ten (10) days after receipt of such notice from Landlord, Tenant shall pay to Landlord the anticipated amount of such increased costs and expenses as estimated by Landlord in its reasonable discretion; provided, however, in lieu of such payment, Tenant may elect, within two (2) days after receipt of Landlord’s request, to withdraw the proposed Tenant Change Order. Without limitation, Landlord will not be obligated to commence or continue the performance of Landlord’s Work unless and until Tenant delivers such amount of the increased costs and expenses. If Tenant withdraws the proposed Tenant Change Order within said two (2) day period, or if Tenant does not pay such increased costs and expenses to Landlord within said ten (10) day period, then Landlord will not be obligated to implement the proposed Tenant Change Order and the proposed Tenant Change Order shall be null and void and of no further force or effect. In addition, if as a result of a Tenant Change Order the actual costs of the Landlord’s Work are greater than the estimated increased costs and expenses, then Tenant shall pay the difference in increased costs and expenses to Landlord within fifteen (15) days of demand therefor. Time is of the essence of this Section 3(e).

4. Tenant’s Early Access. After Landlord determines that Landlord’s Work has sufficiently progressed to the point where permitting Tenant to enter the Premises will not adversely affect the timely completion of the remaining elements of Landlord’s Work, then Landlord shall permit Tenant to enter the Premises and to use the loading docks and freight elevators of the Building, for the purpose of performing Tenant’s Work in the Premises. Any such early entry shall be at Tenant’s sole risk and expense, and Landlord shall have no liabilities or obligations to Tenant in connection therewith, including any liability for damage or injury to persons or property in connection therewith. Upon such entry, Tenant shall be bound by and shall comply with all provisions of this Lease, including the provisions of this Lease regarding the performance of alterations, improvements and installations in the Premises, notwithstanding that the Commencement Date shall not yet have occurred; provided, however, Tenant shall not be obligated to pay any costs for Basic Rent, Direct Expense Charges, utilities provided to Tenant or use of the freight elevator and loading docks during said early access period. Without limitation, all of such work performed by Tenant in the Premises shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations. In no event shall any such work by Tenant damage the Building or the Premises or materially interfere with the timely performance of Landlord’s Work.

5. Substantial Completion and Delivery; Delays in Delivery.

a. Landlord will exercise reasonable efforts to cause the commencement of the Landlord’s Work to occur by the date set forth in the Construction Schedule, as the same may be extended by Tenant Delays and Force Majeure, and to cause the Commencement Date for the applicable floor of the Premises to occur by the Target Commencement Date, as the same may be extended by Tenant Delays and Force Majeure; provided, however, the failure to cause the commencement of the Landlord’s Work to occur by the date set forth in the Construction Schedule, or the Commencement Date to have occurred by the Target Commencement Date or any other particular date, shall not impair the validity of this Lease or extend the Term.

Notwithstanding any provision contained herein, Landlord shall have no liability for, and there shall be no postponement of the Rent Commencement Date for the applicable floor of the Premises, or any credit afforded to Tenant for any delay by Landlord in the performance of Landlord’s Work arising out of or resulting from Tenant Delay.

b. If Substantial Completion of any part of Landlord’s Work is delayed as a result of or arising out of a Tenant Delay (exclusive of any delays caused by Force Majeure), then Landlord’s Work shall be deemed to have been Substantially Completed on the date that such work would have been Substantially Completed solely as a result of such Tenant Delay. Without limiting the foregoing, if the Landlord’s Work is deemed Substantially Completed as aforesaid, but the Landlord’s Work is not in fact Substantially Completed, then Tenant shall not (except with Landlord’s prior written consent) be entitled to take possession of the Premises for any purpose until the Landlord’s Work is in fact Substantially Completed.

c. On or about the date when Landlord’s Work is Substantially Completed, the Architect, Landlord’s construction representative, and Tenant’s construction representative shall inspect the Landlord’s Work, and based on said inspection the Architect shall prepare a punch-list setting forth any items of Landlord’s Work which are incomplete and deliver the same to Tenant and Landlord. Landlord shall complete such punch-list items as soon as reasonably practicable after such walk-through of the Premises.

d. Notwithstanding the foregoing, if the Base Building Work and Landlord’s Work in the Premises is not Substantially Complete within thirty (30) days after the Target Commencement Date (as the same shall be extended for delays arising out of or resulting from Force Majeure and Tenant Delay, the “First Outside Delivery Date”), then for and with respect to each day thereafter, as its sole and exclusive remedy on account thereof, Tenant shall receive a credit against the Basic Rent first becoming payable under this Lease in an amount equal to the per diem Basic Rent payable for the Premises.

e. Notwithstanding the foregoing, if the Base Building Work and Landlord’s Work in the Premises is not Substantially Complete on or before the date one hundred eighty (180) days after the First Outside Delivery Date (as the same shall be extended for delays arising out of or resulting from Force Majeure and Tenant Delay, the “Second Outside Delivery Date”), then Tenant may elect, as its sole and exclusive remedy on account thereof, to terminate this Lease by giving Landlord a Termination Notice, which Termination Notice may be given not earlier than the Second Outside Delivery Date and not later than thirty (30) days following the Second Outside Delivery Date, with such termination to be effective on the date which is thirty (30) days after the delivery of such Termination Notice; provided however, Landlord shall have the right to vitiate Tenant’s said termination of this Lease if, by the thirtieth (30th) day immediately following delivery of Tenant’s Termination Notice, Landlord notifies Tenant that the Base Building Work and Landlord’s Work in the Premises is Substantially Complete. If Tenant validly terminates this Lease in accordance with the foregoing provisions, this Lease shall be null and void and of no further force and effect, and except as expressly and specifically set forth herein, the parties shall have no further liabilities, responsibilities or obligations hereunder.

6. Space Planning Allowance. In addition to Landlord’s Contribution, Landlord shall provide an allowance (the “Space Planning Allowance”) to Tenant of up to $7,133.00, to

reimburse Tenant for the architectural and engineering fees incurred by Tenant in preparing an initial space plan for the Premises.

7. General Provisions. Except for the performance of the Base Building Work and Landlord’s Work, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations, additions or improvements to the Premises in order to prepare the Premises for Tenant’s use and occupancy. Excepting only the Base Building Work and Landlord’s Work, Tenant shall, at its own cost and expense, in accordance with and subject to the terms and provisions of this Lease, perform or cause to be performed the Tenant’s Work, shall equip the Premises with all laboratory equipment, trade fixtures and personal property necessary or proper for the conduct of Tenant’s business, and shall open for business as soon thereafter as possible. All of the Tenant’s Work shall be considered to be an Alteration. Neither the review or approval of the Approved Plans by Landlord nor the performance of the Landlord’s Work shall constitute a representation or warranty by Landlord that such Approved Plans either are complete or suitable for their intended purpose or comply with applicable Requirements, or that Landlord’s Work is suitable for its intended purpose, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness or suitability.

8. Construction Representatives; Notices. Each party authorizes the other to rely upon all approvals granted and other actions taken by the respective construction representative designated from time to time by such party, or any person hereafter expressly designated in writing in substitution or addition thereof by notice to the party relying thereon. Tenant hereby designates [***] as its construction representative. Tenant agrees that Tenant shall only use the Construction Representative then being used by all of the other Flagship Entities for whom Landlord is performing the Base Building Work and Landlord’s Work. Landlord hereby designates [***] as its Construction Representative. Notices given under this Exhibit C may be sent via email to the Construction Representatives at the addresses set forth above.

9. Construction Arbitration. Any disputes relating to provisions or obligations in this Work Letter shall be submitted to arbitration in accordance with the expedited construction arbitration rules for a single arbitrator as promulgated by the American Arbitration Association. Any request by Tenant to submit a matter to arbitration shall be given by Tenant’s Construction Representative and shall be given on behalf of all current Flagship Entities for whom Landlord is then performing Landlord’s Work under separate leases and any resolution hereunder shall be binding on and applicable to all such Flagship Entities. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in the City of Boston. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law, and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in the award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof.

Exhibit C-1

[***]

Printed on Fri Feb 12, 2021 at 01:31 pm EST

Job #: 181042 Boynton Yards - 101 South St. Owner LLC
101 South Street
Somerville, Massachusetts 02143

Shawmut Design and Construction

Contract Drawings - Current Drawings

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
Architectural					
A1.00a	Parking Level P4 Plan	3	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A1.00b	Parking Level P3 Plan	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A1.00c	Parking Level P2 Plan	3	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A1.00d	Parking Level P1 Plan	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A1.00e	Parking Level P0 Interstitial Plan	4	07/01/2020	07/01/2020	Bulletin 33 - Building Management Office (07/01/20)
A1.01	Level 1 Floor Plan	14	02/03/2021	02/03/2021	Bulletin 50 - Mailroom Drawings (02/03/21)
A1.02	Level 2 Floor Plan	4	09/30/2020	09/30/2020	Bulletin 40 - Passenger Elevator Lobby Revisions (09/30/20)
A1.03	Levels 3-9 Floor Plan	3	09/30/2020	09/30/2020	Bulletin 40 - Passenger Elevator Lobby Revisions (09/30/20)
A1.09	Level 9 Floor Plan	2	09/30/2020	09/30/2020	Bulletin 40 - Passenger Elevator Lobby Revisions (09/30/20)
A1.10	PH1 Level & Low Roof Plan	4	01/13/2021	01/13/2021	Bulletin 47 - Fire Extinguisher Cabinets (01/13/21)
A1.11	PH2 Level & Mid Roof Plan	6	01/13/2021	01/13/2021	Bulletin 47 - Fire Extinguisher Cabinets (01/13/21)
A1.12	High Roof Plan	3	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A1.20	Enlarged Curtainwall Plans	2	04/16/2020	04/16/2020	Bulletin 26 - Exterior Door 141A Location Change (04/16/20)
A1.21	Enlarged Curtainwall Plans	3	06/12/2020	06/12/2020	Bulletin 27 - Electrical & Lighting Upgrades (06/12/20)
A1.22	Enlarged Curtainwall Plans	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A1.23	Enlarged Curtainwall Plans	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A1.24	Enlarged Curtainwall Plans	0	02/27/2019	03/06/2019	GMP Set (02/27/19)
A1.40	RCP Legend and Notes	7	11/18/2020		Bulletin 44 - Scope Clarifications & Bike Room Updates (11/16/20)
A1.40a	Parking Level P4 RCP	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A1.40b	Parking Level P3 RCP	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A1.40c	Parking Level P2 RCP	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)

Page 1 of 6

SHAWMUT
Design and Construction
Shawmut Design and Construction

Printed on Fri Feb 12, 2021 at 01:31 pm EST

Job #: 181042 Boynton Yards - 101 South St. Owner LLC
101 South Street
Somerville, Massachusetts 02143

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
A1.40d	Parking Level P1 RCP	4	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A1.40e	Parking Level P0 RCP	7	11/16/2020		Bulletin 44 - Scope Clarifications & Bike Room Updates (11/16/20)
A1.41	Level 1 RCP	13	11/10/2020		Bulletin 43 - Main Lobby Design (10/26/20)
A1.42	Level 2 RCP	5	10/26/2020	10/26/2020	Bulletin 43 - Main Lobby Design (10/26/20)
A1.43	Levels 3-9 RCP	3	09/30/2020	09/30/2020	Bulletin 40 - Passenger Elevator Lobby Revisions (09/30/20)
A1.44	Level 9 RCP	2	09/30/2020	09/30/2020	Bulletin 40 - Passenger Elevator Lobby Revisions (09/30/20)
A1.50	PH1 RCP	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A1.51	PH2 RCP	3	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A1.60a	Parking Level P4 Finish Plan	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A1.60b	Parking Level P3 Finish Plan	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A1.60c	Parking Level P2 Finish Plan	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A1.60d	Parking Level P1 Finish Plan	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A1.60e	Parking Level P0 Finish Plan	3	07/01/2020	07/01/2020	Bulletin 33 - Building Management Office (07/01/20)
A1.61	Level 1 Finish Plan	8	10/26/2020	10/26/2020	Bulletin 43 - Main Lobby Design (10/26/20)
A1.62	Level 2 Finish Plan	4	09/30/2020	09/30/2020	Bulletin 40 - Passenger Elevator Lobby Revisions (09/30/20)
A1.63	Levels 3-9 Finish Plan	3	09/30/2020	09/30/2020	Bulletin 40 - Passenger Elevator Lobby Revisions (09/30/20)
A1.70	PH1 Finish Plan	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A1.71	PH2 Finish Plan	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A2.01	Exterior Elevation - West	2	04/16/2020	04/16/2020	Bulletin 26 - Exterior Door 141A Location Change (04/16/20)
A2.02	Exterior Elevation - South	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A2.03	Exterior Elevation - East	4	03/10/2020	03/10/2020	Bulletin 13R1 - East Facade Revisions (03/10/20)
A2.04	Exterior Elevation - North	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A2.11	Typical Exterior Elevations and Details	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A2.12	Partial Exterior Wall Elevations and Mock Up Panel	5	06/22/2020	06/22/2020	Bulletin 34 - Automatic Revolver Door (06/22/20)
A2.13	Partial Exterior Wall Elevations	3	03/10/2020	03/10/2020	Bulletin 13R1 - East Facade Revisions (03/10/20)

Page 2 of 6

SHAWMUT
Design and Construction

Shawmut Design and Construction

Printed on Fri Feb 12, 2021 at 01:31 pm EST

Job #: 181042 Boynton Yards - 101 South St. Owner LLC
101 South Street
Somerville, Massachusetts 02143

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
A2.14	Partial Exterior Wall Elevations	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A3.01	Building Sections	3	09/30/2020	09/30/2020	Bulletin 40 - Passenger Elevator Lobby Revisions (09/30/20)
A3.02	Building Sections	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A3.03	Building Sections	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A3.04	Building Sections	2	09/06/2019	09/09/2019	Bulletin 06 - ASI Clarifications (09/06/19)
A3.11	Typical Exterior West Wall Section, Elevation and 3d View	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A3.12	Typical Exterior West Wall Section, Elevation and 3d View	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A3.13	Typical Exterior North Wall Section, Elevation and 3d View	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A3.14	Typical Exterior East Wall Section	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A3.21	Slurry Wall Sections	0	02/27/2019	03/06/2019	GMP Set (02/27/19)
A4.01	Main Lobby Enlarged Plans & Elevations	7	11/10/2020		Bulletin 43 - Main Lobby Design (10/26/20)
A4.02	Main Lobby Wall Section & Details	6	11/10/2020		Bulletin 43 - Main Lobby Design (10/26/20)
A4.03	Main Lobby Millwork Details	0	02/27/2019	03/06/2019	GMP Set (02/27/19)
A4.03a	Lobby Details	0	10/26/2020	10/26/2020	Bulletin 43 - Main Lobby Design (10/26/20)
A4.03b	Lobby Details	1	11/10/2020		Bulletin 43 - Main Lobby Design (10/26/20)
A4.04	Eversource Alcove Plan, RCP, Elevations, & Details	3	02/19/2020	02/24/2020	Bulletin 12 - Eversource Steel/Mech/Elec (02/19/20)
A4.05	Loading Enlarged Plan, RCP, Elevations, & Details	4	07/13/2020	07/13/2020	Bulletin 29 - Corridors 129 & 130 Revisions (07/13/20)
A4.06	Loading Dock Details	4	03/10/2020	03/10/2020	Bulletin 13R1 - East Facade Revisions (03/10/20)
A4.07	Bike Room Enlarged Plans & Elevations	5	11/24/2020		Bulletin 44 - Scope Clarifications & Bike Room Updates (11/16/20)
A4.11	Parking Level Core Enlarged Plans	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A4.12	Level 1 & 2 Core Enlarged Plans	4	07/13/2020	07/13/2020	Bulletin 29 - Corridors 129 & 130 Revisions (07/13/20)
A4.13	Level 3-9 Core Enlarged Plans	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A4.14	PH1 & PH2 Core Enlarged Plan	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A4.15	Parking Levels Core Enlarged RCPs	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A4.16	Level 1&2 Core Enlarged RCPs	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A4.17	Level 3-9 Core Enlarged RCPs	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization

Page 6 of 9

SHAWMUT
Design and Construction

Shawmut Design and Construction

Printed on Fri Feb 12, 2021 at 01:31 pm EST

Job #: 181042 Boynton Yards - 101 South St. Owner LLC
101 South Street
Somerville, Massachusetts 02143

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
					Changes (06/08/20)
A4.18	PH1 & PH2 Core Enlarged RCP	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A4.21	Egress Stair 1 Enlarged Plans & Section (P4-L1)	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A4.22	Egress Stair 1 Enlarged Plans & Section (L2-PH2)	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A4.23	Egress Stair 2 Enlarged Plans & Section (P4-L1)	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A4.24	Egress Stair 2 Enlarged Plans & Section (L2-PH2)	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A4.25	Typical Stair Details	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A4.26	Stair & Ships Ladder Plan and Sections	2	09/06/2019	09/09/2019	Bulletin 06 - ASI Clarifications (09/06/19)
A4.31	Garage & Service Elevators - Enlarged Plans & Section	4			Bulletin 31 - Loading Dock Wall (06/22/20)
A4.32	Passenger Elevators - Enlarged Plans & Section	4	10/26/2020	10/26/2020	Bulletin 43 - Main Lobby Design (10/26/20)
A4.33	Passenger Elevator Lobby Elevations & Details	1	09/30/2020	09/30/2020	Bulletin 40 - Passenger Elevator Lobby Revisions (09/30/20)
A4.35	Elevator Details	3	10/15/2019	10/22/2019	Bulletin 07 - MEP Revisions (10/15/19)
A4.36	Mechanical Shaft Sections	0	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A4.41	Toilet Enlarged Plans & RCP's	3	12/16/2019	12/17/2019	Bulletin 14 - Lighting Revisions - Bathrooms (12/16/19)
A4.42	Toilet Elevations, Details & Accessories Schedule	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A4.43	Toilet Enlarged Finish Plans	0	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A4.44	Toilet Elevations	1	12/16/2019	12/17/2019	Bulletin 14 - Lighting Revisions - Bathrooms (12/16/19)
A4.51	Enlarged Parking Gate Plan	2	02/19/2020	02/21/2020	Bulletin 20 - PH2 Curbs, Bollards (02/19/20)
A4.60	Building Manager Office Enlarged Plan and Details	1	07/02/2020		Bulletin 33 - Building Management Office (07/01/20)
A4.61	Mailroom	0	02/03/2021	02/03/2021	Bulletin 50 - Mailroom Drawings (02/03/21)
A5.01	Exterior Wall Section Details	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A5.02	Exterior Wall Section Details	4	11/16/2020		Bulletin 44 - Scope Clarifications & Bike Room Updates (11/16/20)
A5.03	Exterior Wall Section Details	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A5.04	Exterior Wall Section Details	4	11/16/2020		Bulletin 44 - Scope Clarifications & Bike Room Updates (11/16/20)
A5.05	Interior Section Details	2	09/06/2019	09/09/2019	Bulletin 06 - ASI Clarifications (09/06/19)

Page 4 of 6

SHAWMUT
Design and Construction

Shawmut Design and Construction

Printed on Fri Feb 12, 2021 at 01:31 pm EST

Job #: 181042 Boynton Yards - 101 South St. Owner LLC
101 South Street
Somerville, Massachusetts 02143

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
A5.06	Exterior Wall Section Details	0	09/06/2019	09/09/2019	Bulletin 06 - ASI Clarifications (09/06/19)
A5.11	Level 1 Curtain Wall Plan Details	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A5.12	Shaft Wall & Interior Plan Details	3			Bulletin 31 - Loading Dock Wall (06/22/20)
A5.13	Curtain Wall Plan Details	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
A5.14	Garage Level Interior Plan Details	3	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A5.15	Typical Upper Level Shaft & Interior Plan Details	3	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A5.16	Penthouse Plan Details	2	10/15/2019	10/22/2019	Bulletin 07 - MEP Revisions (10/15/19)
A5.21	Typical Roof Details	3	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
A5.51	Parking Signage & Stencils	1	09/12/2019	09/12/2019	Bulletin 04 Rev.1 - ASI Sloped Garage Slabs (09/12/19)
A6.01	Wall Types	4			Bulletin 31 - Loading Dock Wall (06/22/20)
A6.02	Wall Types	3			Bulletin 31 - Loading Dock Wall (06/22/20)
A6.11	Door & Frame Types, Hardware, Schedules Details & Notes	20	11/16/2020		Bulletin 44 - Scope Clarifications & Bike Room Updates (11/16/20)
A6.12	Hardware Schedule	4	10/26/2020	10/26/2020	Bulletin 43 - Main Lobby Design (10/26/20)
AG0.01	Column Grid Layout Plan	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)
AS1.11	West & South Slurry Wall Panel Exterior Elevations	2	09/12/2019	09/12/2019	Bulletin 03 - Groundwater Infiltration System (09/12/19)
AS1.12	East & North Slurry Wall Panel Exterior Elevations	2	09/12/2019	09/12/2019	Bulletin 03 - Groundwater Infiltration System (09/12/19)
AS2.00a	P4 Edge of Slab Plan	3	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
AS2.00b	P3 Edge of Slab Plan	3	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
AS2.00c	P2 Edge of Slab Plan	3	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
AS2.00d	P1 Edge of Slab Plan	3	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
AS2.00e	Interstitial Edge of Slab Plan	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
AS2.01	Level 1 Edge of Slab Plan	8	10/26/2020	10/26/2020	Bulletin 43 - Main Lobby Design (10/26/20)
AS2.02	Level 2 Edge of Slab Plan	3	06/24/2020	06/24/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
AS2.03	Levels 3-9 Edge of Slab Plan	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization

Page 8 of 9

Shawmut Design and Construction

Printed on Fri Feb 12, 2021 at 01:31 pm EST

Job #: 181042 Boynton Yards - 101 South St. Owner LLC
101 South Street
Somerville, Massachusetts 02143

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
					Changes (06/08/20)
AS2.09	PH1 Edge of Deck Plan	3	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
AS2.10	PH2 Edge of Deck Plan	3	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
AS2.11	PH Roof Edge of Deck Plan	2	06/08/2020	06/08/2020	Bulletin 28 - Lobby Pressurization Changes (06/08/20)
AS3.01	Fire Treatment Plans	1	04/26/2019	04/29/2019	Conformed CD Set (04/26/19)

Page 8 of 8

Exhibit C-2

[***]

Boynton Yards 101 South Street

Somerville, MA

9/30/2020

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant
GENERAL
Building Core & Shell construction in accordance with the requirements of Massachusetts State Building Code	X
Tenant improvement construction in accordance with the requirements of Massachusetts State Building Code		X
Building Core & Shell shall be LEED Gold certifiable by USGBC Standards	X
SITEWORK
Perimeter sidewalks, street curbs, miscellaneous site furnishings and landscaping	X
Telephone service to main demarcation room from local exchange carrier	X
Domestic sanitary sewer connection to street	X
Lab waste sewer connection (through pH neutralization system)	X
Roof storm drainage	X
Electrical service to main switch room	X
Gas service	X
Domestic water service to Building	X
Fire protection water service to Building	X
LANDSCAPING
Complete site improvements package, including design and installation	X
Landscape plans shall include trees, shrubs, groundcovers, and planting beds. Design and site improvements materials shall be of Class A Building quality.	X
Hardscape plans shall include walkways, driveways, curbing, exterior lighting, and non-Tenant signage. Design and site improvements materials shall be of Class A Building quality.	X

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant
STRUCTURE
Reinforced concrete slabs with live load capacity of 100 psf	X
Reinforced concrete slabs with 150 psf loading capacity in mechanical spaces	X
Structural enhancements for specific Tenant load requirements		X
Structural reinforcing to meet vibration criterion range of 4,000 to 8,000 micro inches per second at 50 steps per minute	X
Upgrade structural reinforcing to meet vibration criterion required by Tenant		X
Typical Floor to Floor height framing as follows: - Level 1: 17’-0” - Levels 2-9: 14’-6”	X
Column bay spacing on typical floor: - 44’ wide column bays east-west of Base Building core areas (column free between core & glass) for entire length of building (242’)	X
Structural framing dunnage above roof for Base Building equipment	X
Structural framing dunnage (columns only) above roof for Tenant equipment in areas specified and approved by Landlord	X
Structural framing dunnage above roof for Tenant equipment subject to Landlord review and approval		X
Framed openings for Base Building utility risers	X
Framed openings for Tenant utility risers in addition to Base Building within pre-allocated Base Building areas (Tenant use subject to Landlord review and approval)	X
Miscellaneous metals items and/or concrete pads for Base Building equipment	X
Miscellaneous metals items and/or concrete pads for Tenant equipment		X
ROOFING
TPO membrane roofing	X
Roofing penetrations for Base Building equipment/systems	X

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant
Roofing penetrations for Tenant equipment/systems, installed by Base Building roofing subcontractor		X
Walkway pads to Base Building equipment	X
Walkway pads to Tenant equipment		X
Roofing alterations due to Tenant changes within Building penthouse, installed by Base Building roofing subcontractor		X
EXTERIOR
Building exterior envelope	X
Base Building entrances	X
Additional or adjusted entrances to Tenant spaces on Level 1		X
Building-mounted signage and/or ground-mounted exterior signage for Tenant identification subject to Landlord review and approval		X
Loading dock overhead doors	X
Below-grade parking garage overhead door	X
Penthouse enclosure for Base Building rooftop equipment	X
Penthouse enclosure for Tenant rooftop equipment (within base building penthouse)	X
COMMON AREAS

Main building entrance shall include an automatic revolving door. Adjacent to the auto revolver is an accessible entrance with automatic opening doors. Entrance vestibules will include accessible full glass narrow stile aluminum framed entrance doors with integrated security hardware.

X
Egress corridors on multi-tenant floors (if required floor layout)	X
First floor finished lobby consistent with a Class A lab/office building.	X
Painted metal railings in all stairways	X
Interior signage for all Base Building rooms (as required by Code)	X
Janitor’s closets in core areas	X

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant

Core area toilet rooms. Floors and base shall be thin set ceramic tile. Full height ceramic tile shall be provided on wet walls. All other wall surfaces shall be painted drywall with tile base. Lavatory counters shall be solid surface with under mount vitreous china sinks, and continuous mirror above lavatory counters to the ceiling height. Metal toilet enclosures shall be ceiling mounted, stainless steel panel construction. Toilet room accessories shall be similar or equal to those manufactured by Bobrick Company, all in accordance with handicapped accessibility regulations.

X

Tenant Elevator Lobbies. West side of each elevator lobby shall have a 2-hour rated, sliding accordion pocket door. Sliding accordion door is hidden in and is tied to fire alarm. East side of each lobby shall have low profile, aluminum framed double doors with full lights (installed with 1784 UL listed gasketing).

X
Tenant Elevator Lobbies. Optional double doors on West side of each elevator lobby		X
Walls in toilet rooms, stairways, and Base Building utility rooms shall have a final paint finish	X

Electrical closets in core areas. Electrical closets can be used for Tenant- provided electrical equipment, subject to coordination with Base Building equipment, and conformance to all Code requirements.

X
Stacked tel/data riser closet for connectivity between demarcation room and tenant’s remote IDF.	X
Demarcation room	X
Loading dock area with two (2) hydraulic scissor lifts, 60” high at raised position	X
Doors, frames, and hardware at common areas	X
Parking control equipment in garage	X
Below-grade, publicly accessible parking garage with 250 spaces	X
Bicycle Storage Room secured with Base Building card reader	X
Bicycle maintenance and wash stations	X
Locker room and showers adjacent to Bicycle Storage Room	X
Chemical Storage Room on Level 1	X
PH Room on Level 1	X

ELEVATORS
Four (4) Passenger destination elevators with 3,500 lb. capacity, 500 FPM. Each serves main lobby Level 1 through Level 9. Elevator touchscreens enabled with Bluetooth/RFID capabilities.	X
One (1) Service elevator with 5,000 lb. capacity, 350 FPM, 4’-6” wide door opening. Serves lowest parking level through mechanical penthouse. Secured with Base Building card reader.	X
One (1) Garage elevator with 3500 lb. capacity, 200 FPM. Serves lowest parking level through main lobby Level 1.	X
WINDOW TREATMENT
Furnish and install Building Standard window treatment including blocking in Tenant areas. Building Standard is Mecho Shade confirm color and mounting bracket		X
Window sills as applicable in Tenant areas		X
TENANT AREAS
Drywall and finishes at inside face of exterior fire rated walls on Level 1 (Not applicable on upper levels).	X
Drywall and finishes at inside face of exterior non fire-rated walls and column enclosures		X
Finishes at inside face at Tenant side of core partitions		X
Additional toilet rooms within Tenant Premises		X
Tenant Premises HVAC and Plumbing Rooms		X
Electrical closets within Tenant Premises		X
Tel/data rooms for interconnection with Tenant tel/data		X
Tenant kitchen areas		X
Modifications to core areas to accommodate Tenant requirements		X
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, and buildout		X
Fixed or movable casework		X
Laboratory equipment including, but not limited to, biosafety cabinets, autoclaves, glasswashers, bioreactors		X

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant
Chemical fume hoods, bench fume hood, lab casework		X
Shaft enclosures for Base Building systems’ risers	X
Shaft enclosures for Tenant risers outside of the allocated space in the main vertical Base Building shafts		X
All interior signage for Tenant Premises		X
Sound attenuation upgrades for Tenant Premises to comply with Tenant acoustical criteria and design of Tenant Areas		X
FIRE PROTECTION
Fire service entrance including fire department connection, alarm valve, and back flow protection	X
Base Building area distribution piping and up-turned sprinkler heads	X
Stair distribution piping and sprinkler heads	X
Primary distribution and sprinkler heads adequate to support light hazard (with upturned heads)	X
All run outs, drop heads, and related equipment within Tenant Premises		X
Modification of sprinkler piping and head locations to suit Tenant layout and hazard index		X
Specialized extinguishing systems		X
Pre-action dry-pipe systems (if required) within Tenant Premises		X
Fire extinguisher cabinets within Base Building areas	X
Fire extinguisher cabinets within Tenant Premises		X
Standpipes, distribution and hose connections within egress stairs, and lobby	X
Additional hose connections within Tenant Premises, including distribution piping		X
Chemical fire extinguishing systems within Tenant Premises.		X

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant
PLUMBING
Domestic water distribution within Tenant Premises including reduced pressure backflow preventer		X
Domestic water service with backflow prevention and Base Building risers	X
Base Building restroom plumbing fixtures compliant with accessibility requirements	X
Tenant restroom plumbing fixtures compliant with accessibility requirements (in addition to those provided by the Base Building)		X
Tenant metering and sub-metering at Tenant connection compatible with and tied back to Landlord BMS		X
Storm drainage system	X
Sanitary waste and vent service for Base Building areas	X
Sanitary waste and vent service for Tenant Premises		X
Hot water generation for Base Building restrooms	X
Non-potable water risers for lab use including water booster system and reduced pressure backflow preventer	X
Non-potable water distribution within Tenant Premises		X
Two stage active pH neutralization system	X
Lab waste and vent pipe risers	X
Lab waste and vent pipe distribution serving Tenant Premises including pH monitoring on tenant lab waste runouts and tying to Landlord BMS monitoring systems.		X
Non-potable hot water generation for Tenant use		X
Lab air compressor		X
Compressed air piping risers		X
Compressed air pipe distribution within Tenant Premises for specific points of use		X
Lab vacuum system		X

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant
Lab vacuum pipe risers		X
Lab vacuum pipe distribution within Tenant Premises for specific points of use		X
Central tepid water system	X
Tepid water risers with taps for tenant connection	X
Tepid water pipe distribution and emergency fixtures within Tenant Premises		X
Reverse Osmosis (RO) water generator	X
Reverse Osmosis (RO) water pipe risers	X
Reverse Osmosis (RO) water pipe distribution within Tenant Premises for specific points of use including validation and final filters		X
Manifolds, piping, and other requirements including cylinders, not specifically mentioned above		X
NATURAL GAS
Natural gas service to Building	X
Natural gas service to Base Building boilers	X
Natural gas service, pressure regulator and meter for Tenant equipment		X
Natural gas piping from Tenant meter to Tenant Premises or Tenant equipment area		X
Natural gas pipe distribution within Tenant Premises		X
Natural gas pressure regulator vent pipe riser from tenant meter location through roof		X
HEATING, VENTILATION, AIR CONDITIONING (HVAC)
Cooling towers, supporting condenser water filtration, pumps and piping	X
Stair pressurization if required by code	X
Main electric room ventilation system	X

4831-9849-5468, v. 3

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant
Central gas fired boiler plant	X
Hot water and chilled water pipe risers	X
Hot water and chilled water pipe distribution within Tenant Premises		X
Reheat coils within Tenant Premises		X
Reheat coils within Base Building areas	X
Building Management System (BMS) for Base Building	X
BMS (compatible with Landlord’s system) within Tenant’s Premises monitoring Tenant infrastructure.		X
Supply air duct distribution, VAV terminals or fan coils, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises		X
Supply air duct distribution, VAV terminals or fan coils, equipment connections, insulation, air terminals, dampers, hangers, etc. within Base Building areas	X
Restroom exhaust for Base Building area restrooms	X
Restroom exhaust for new restrooms built within Tenant Premises		X
Tel/data room ventilation system for Base Building tel/data closets	X
Tel/data room ventilation system for tel/data closets within Tenant Premises		X
Electric room ventilation system for Base Building electrical closets	X
Electric room ventilation system for electrical closets within Tenant Premises		X
Sound attenuation for Base Building equipment to comply with Zoning Ordinance	X
Sound attenuation for Tenant equipment to comply with Zoning Ordinance		X
Additional / dedicated cooling equipment for Tenant requirements		X
Hot water and chilled water risers for future tenant HVAC distribution systems	X
Condenser water equipment and risers for future tenant process cooling	X

4831-9849-5468, v. 3

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant
BTU meters on hot water, chilled water and condenser water runouts to Tenant fan coils, heat pumps, and reheat coils and radiation compatible with and tied back to Landlord BMS		X
Fan coils, heat pumps, chilled beams and associated distribution and controls to support Tenant HVAC.		X
Boiler Capacity: 20 BTU / SF	X
Cooling Tower Capacity: 350 SF / Ton	X
Central water-cooled chilled water plant	X
Chilled water pipe distribution within Tenant Premises		X
Condenser water pipe distribution within Tenant Premises		X
Boiler Plant Capacity: 28000 MBH	X
Hot Water Capacity Tenant Floor (2-9): 40 BTU / SF	X
Cooling Tower Capacity: 2100 Tons	X
Process Condenser Water Capacity per Tenant Floor (2-9): 10 Tons	X
Central water-cooled chilled water plant (1950 Tons capacity)	X
Chilled Water Capacity allocated for Office Space: 350 SF / Ton	X
Chilled water pipe distribution within Tenant Premises		X
Chilled water heat exchanger, pumps and pipe distribution to central air handling units	X
High performance energy recovery system in air handling systems	X
Condenser water pipe distribution within Tenant Premises		X

Lab once-through supply air handling units with prefilters, final filters, chilled water coils, and energy recovery / hot water coils. Units are sized for approximately 1.75 CFM / SF (2.07 CFM per usable SF) for lab space and 0.2 CFM / SF of office space, based on 60/40 lab/office.

X
Individual high plume exhaust fans sized to match supply air capacity	X
Special exhaust fan(s) on roof and dedicated ductwork serving Tenant equipment		X

4831-9849-5468, v. 3

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant
Airflow measuring stations on supply air to tenant duct distribution compatible with and tied back to Landlord BMS		X
Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within Base Building Areas	X
Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises		X
ELECTRICAL
Diesel life safety generator	X
Sound attenuation for life safety generator to comply with Zoning Ordinance	X
480/277V bus riser in electrical closets for Tenant connection. Riser will include (2) 2000A vertical bus way, one for floors 2-5 and one for floors 6-9.	X
Bus plug, meter socket, meter, and disconnect for bus tie in		X
Standby natural gas generator for Tenant		X
Standby power distribution within Tenant Premises		X
Automatic transfer switches for Tenant load		X
Lighting and power distribution for Base Building areas	X
Lighting and power distribution for Tenant Premises		X
Life safety emergency lighting/signage including bus plugs, panels and circuit breakers for Base Building areas	X
Life safety emergency lighting/signage for Tenant Premises		X
Base Building transformers and house panels for Base Building area	X
Tenant panels, transformers, etc. in addition to Base Building house panels for Base Building area		X
Allocation of bus power for Tenant use (w/USF): - Lighting: 1.25w / SF - Office Power: 6w / SF - Lab Power: 12w/ SF - Mechanical: 1.5w/ SF - Misc.: 1.5w/ SF	X

4831-9849-5468, v. 3

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant
FIRE ALARM
Base Building fire alarm system with devices within Base Building areas	X
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system		X
Alteration to fire alarm system to facilitate Tenant program		X
TELEPHONE/DATA
Underground local exchange carrier service to primary demarcation room	X
Service from primary demarcation room to secondary demarcation room	X
Tel/data riser closet	X
Single tel/data room on Levels 2-9	X
Additional tel/data room on Levels 2-9 as required by Tenant		X
Pathways from demarcation room directly into tel/data room (one room per Level)	X
Tel./Data cabling (demarcation rms. to intermediate distribution frame rms.)		X
Tel./Data cabling from demarcation room and/ or intermediate distribution frame rooms to Tenant tel./data room		X
Fiber optic service for Tenant use		X
Tel./data infrastructure including, but not limited to, servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X
Provisioning of circuits and service from service providers		X
Audio visual systems and support for Tenant Premises		X
Station cabling from Tenant tel./data room to all Tenant locations, within the suite and exterior to the suite, if needed		X
Cellular Distributed Antenna System (DAS) headend & fiber backbone, ready for tie-in at each Tenant floor (wireless service providers to be confirmed)	X

4831-9849-5468, v. 3

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant
Cellular DAS fitout / equipment installation at Level 1 and below-grade garage levels	X
Cellular DAS fitout / equipment installation within Tenant Premises and tie-in into Base Building fiber backbone, coordinated with Base Building DAS vendor		X
SECURITY
Card access at Building entries and other Base Building doors from Common Areas	X
Card access into or within Tenant Premises on separate Tenant installed and managed system		X
Video camera coverage of Tenant Premises on separate Tenant installed and managed system		X

Exhibit C-3

Intentionally Omitted

Exhibit C-4

Key Milestone Dates

101 South Street - Flagship Milestones

• 7/31/21 Schematic Design plans issued

• 9/24//21 Approved Plans issued

• 4/1/22 Landlord’s Work Substantial Completion

Exhibit C-5

Intentionally Omitted

Exhibit C-6

Draft Plans and Specifications of Landlord’s Work

EXHIBIT D

Commencement Date Letter

___________________, 20__

[Name of Contact]

[Name of Tenant]

[Address of Tenant]

RE: [Name of Tenant]

[Rentable Square Footage of the Premises and Floor]

[Address of Building]

Dear [Name of Contact]:

Reference is made to that certain Lease, dated as of _________________, 20__, between [Landlord], as Landlord and [Tenant] as Tenant, with respect to Premises on the ______floor of the above-referenced building. In accordance with Section [____] of the Lease, this is to confirm that the Commencement Date of the Term of the Lease occurred on ______________, and the Rent Commencement Date occurred on ______________, and that the Term of the Lease shall expire on ________________.

If the foregoing is in accordance with your understanding, kindly execute the enclosed duplicate of this letter, and return the same to us.

Very truly yours,

[Landlord]

By:
Name:
Title:

Accepted and Agreed:

[Tenant]

By:
Name:
Title:
Date:

D-1

EXHIBIT E

Operating Expenses

Operating Expenses shall include the following, without limitation:

1.
All expenses incurred by Landlord or Landlord’s agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord’s agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord’s agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Project, including without limitation day and night supervisors, manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be equitably prorated among the Building and such other properties on a consistent basis and based upon the proportion of such employees’ employment time that is attributable to the Building.
2.
The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, cleaning supplies and equipment (including rental), snow plowing or removal, or both, care of landscaping and irrigation systems, HVAC services provided to the Premises from the Base Building Systems, operation of common Building amenities, maintaining, repairing, securing and replacing existing intrabuilding network cabling, management and protection of the Project and the Building.
3.
The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Project, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be equitably prorated among the Project and such other properties.
4.
Amounts accrued for legal and other professional fees relating to the Project, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Project.
5.
Premiums for insurance against damage or loss to the Project from such hazards as Landlord shall determine, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.
6.
If, during the Term of this Lease, Landlord shall make a capital expenditure which is (a) required by any Laws (or any amendments or rulings thereto)

not in existence or in effect as of the date of this Lease (including any new interpretation of any existing Laws rendered by any governmental agency or court after the date of this Lease), (b) reasonably intended to reduce Operating Expenses or create an operating efficiency or savings for the Building, or (c) associated with protecting the life or the safety and/or security of the Building, and the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge‑off of such capital expenditure. Annual charge‑off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long‑term mortgages by institutional lenders on like properties within the locality in which the Project located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.
7.
Costs for electricity, water and sewer use charges, gas and other utilities supplied to the Project and not paid for directly by tenants.
8.
Betterment assessments, provided the same are apportioned equally over the longest period permitted by law, and to the extent, if any, not included in Taxes.
9.
Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Project.
10.
Costs and expenses related to the operation, management, maintenance, and repair of the common area amenities such as the Fitness Center, Conference Center, Cafe, and other Common Facilities (including for the avoidance of doubt, rent for the Conference Center/Café area and other concessions or subsidies provided to restaurants or others providing amenities).

Notwithstanding anything to the contrary set forth in the Lease, Operating Expenses shall not include the following:

(i) Any cost or expense to the extent to which Landlord is paid or reimbursed (other than as a payment for Operating Expenses), including work or services performed for any tenant (including Tenant) at such tenant’s cost or the cost of any item for which Landlord has been paid or reimbursed by insurance, warranties, service contracts, condemnation proceeds or otherwise;

1. The cost of any work or services performed for any other property other than the Project;

2. Marketing costs, including advertising and promotional expenditures, leasing commissions, attorneys’ fees, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building or the Project;

3. Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building;

4. Taxes;

5. Taxes, including any taxes, assessments or other charges expressly excluded from the definition of Taxes pursuant to Section 8.1(a);

6. Costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting or redecorating leasable space or space for tenants in the Building or the Project;

7. Depreciation and amortization on the Building, equipment or other improvements, except as expressly permitted elsewhere in the Lease;

8. Costs, expenses, overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or Project or for supplies or other materials, to the extent that the costs of the service, supplies or materials exceed the competitive costs of the services, supplies or materials were they not provided by a subsidiary or affiliate;

9. Payment of principal and interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money and any cost incurred by Landlord in connection with financing or refinancing the Property, Building and/or any ground lease, if applicable;

10. Items and services which Tenant is not entitled to receive under this Lease but which Landlord provides selectively to one or more tenants of the Building other than Tenant or for which Landlord is entitled to be separately reimbursed;

11. Costs incurred, in excess of the deductible maintained by Landlord, in connection with repairs or other work needed to the Building because of fire, windstorm, or other casualty or cause insured against by Landlord; and

12. Any costs, fines or penalties incurred because Landlord violated any governmental rule or authority;

13. Any interest, late charges, costs, fines or penalties incurred because Landlord violated any governmental laws, rule or authority or any lease in the Building or other contract or agreement (other than to the extent resulting from a default by Tenant hereunder);

14. The cost of any item which is a capital expenditure under generally accepted accounting principles consistently applied, except as permitted pursuant to item 6 above of this Exhibit E, including payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such payments exceed the amount which could have been included in Operating Expenses had Landlord purchased such equipment rather than leasing such equipment;

15. Salaries, fringe benefits and other compensation of personnel above the grade of Building Manager or equivalent position for the Building;

16. The cost of any electricity furnished to the Premises or any other leased space in the Building;

17. The cost of items for which Landlord is directly compensated by payment (or which are covered by warranties which are in place and honored) from tenants, or any other party including Tenant (other than pursuant to an operating expenses escalation clause contained therein or similar provision for the reimbursement of operating expenses), which are not included in Basic Rent, and items paid directly by Tenant to any third party;

18. Ground rents or any other payments under any Superior Lease;

19. All costs incurred with respect to a sale of all or any portion of the Building or any interest therein or in connection with the purchase or sale of any air or development rights;

20. The cost of the acquisition or installation of any sculpture, paintings or other objects of art which are of the quality and nature of “fine art,” rather than decorative artwork customarily found in first class Lab/R&D buildings in Cambridge/Somerville, Massachusetts which are similar to the Building, and/or special maintenance and cleaning costs in connection therewith;

21. Costs attributable to enforcing leases against tenants in the Building or other disputes with tenants, prospective tenants, purchasers, prospective purchasers, mortgagees, or prospective mortgagees, such as attorneys’ fees, and court costs and costs incurred which result from adverse judgements against Landlord which are not due to the act, omission or negligence of Tenant or any of the Tenant Parties; provided, however, that any portion of such costs which by its nature would otherwise be an Operating Expense (e.g., the costs of maintenance) shall, notwithstanding the foregoing, be included as an Operating Expense;

22. Costs resulting from the gross negligence or willful misconduct of Landlord, its employees, agents and/or contractors;

23. Costs incurred to cure conditions existing on the Commencement Date, which conditions, as of the Commencement Date, constitute a violation of any Laws then in effect and applicable to the Building, provided, however, that costs to comply with any reinterpretation, amendment or modification of such Laws or rules and regulations promulgated thereunder which are enacted after the Commencement Date shall be included in Operating Expenses;

24. Costs of removing, encapsulating, remediating or otherwise abating any Hazardous Materials, except with respect to any materials which are determined by Law to be hazardous after the date of this Lease and except to the extent introduced by Tenant or anyone claiming by, through or under Tenant; provided, however, that the foregoing shall not be deemed to prohibit Landlord from including in Operating Expenses the costs of preventive measures taken by Landlord to prevent or limit the formation, accumulation or dispersion of mold or Hazardous Materials in or about the Building, including, without limitation, the use of filtration and/or chemical application;

25. Contributions to charitable or political organizations;

26. Increased insurance premiums solely and directly resulting from any extra hazardous use in the Building by Landlord or any other tenants;

27. Reserves of any kind;

28. Costs of Base Building Work; and

29. The original design and construction costs of the Project and costs of correcting defects in such original design and construction (including materials and equipment).

EXHIBIT F

Building Rules and Regulations

101 South Street, Somerville, MA

General

1. Tenant and its employees shall not in any way obstruct the sidewalks, halls, stairways, or exterior vestibules of the Building, and shall use the same only as a means of passage to and from their respective offices. At no time shall Tenants permit its contractors, or other representatives to loiter in Common Facilities or elsewhere in and about the Property.

2. Corridor doors, when not in use, shall be kept closed.

3. Areas used in common by tenants shall be subject to such regulations as are posted therein.

4. Any Tenant or vendor sponsored activity or event in the Common Area must be approved and scheduled through Landlord's representative, which approval shall not be unreasonably withheld, conditioned, or delayed.

5. Except in connection with use in the vivarium, no animals, except approved Service Dogs, shall be brought into or kept in, on or about the Premises or Common Facilities, except as approved by Landlord.

6. Alcoholic beverages (without Landlord's prior written consent), illegal drugs or other illegal controlled substances are not permitted to be consumed in the Common Facilities, nor will any person under the influence of the same be permitted in the Common Facilities. Landlord reserves the right to exclude or expel from the Building any persons who, in the judgment of the Landlord, is under the influence of alcohol or drugs, or shall do any act in violation of the rules and regulations of the Building.

7. No firearms or other weapons are permitted in the Common Facilities.

8. No fighting or "horseplay" will be tolerated at any time in the Common Facilities.

9. Tenant shall not cause any unnecessary janitorial labor or services in the Common Facilities by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

10. Smoking and discarding of smoking materials by Tenant and/or any Tenant Party is permitted only in exterior locations designated by Landlord. Tenant will instruct and notify its employees and visitors of such policy.

11. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes

12. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages food, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees and located within the Tenant Premises.

13. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant, its employees, agents and contractors shall cooperate with said policy, and Tenant shall cooperate and use best efforts to prevent the same by Tenant's invitees.

14. Fire protection and prevention practices implemented by the Landlord from time to time in the Common Facilities, including participation in fire drills, must be observed by Tenant at all times.

15 Except as provided for in the Lease, no signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building that are visible from the exterior of the Building unless approved in writing by the Landlord.

16. Locker rooms are available for employee use via card access. Personal items should be locked and stored. All items must be removed from the lockers each day.

17. The restroom fixtures and water fountains shall be used only for the purpose for which they were constructed and no rubbish, ashes, or other substances of any kind shall be thrown into them. Tenant will bear the expense of any damage resulting from misuse.

18. Tenant will not interfere with or obstruct any building central HVAC, electrical, or plumbing systems, other than temporarily as contemplated with respect to the performance of Tenant’s Electrical Work.

19. Tenant shall utilize the pest control services as chosen by Tenant and approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, to control pests in the Premises. Except as included in Landlord's Services, tenants shall bear the cost and expense of such pest control services.

20. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements of the Building.

21. Tenants shall not use more than its proportionate share of telephone lines available to service the Building unless such telephone lines are available for use (“Excess Lines”), in which case there shall be no restriction, provided, however, that Landlord reserves to right, upon thirty (30) days’ prior notice to Tenant, to rescind Tenant’s use of the Excess Lines if another tenant needs such Excess Lines.

22. Tenants shall not perform Alterations within the Building or their Premises, if the work has the potential of disturbing the fireproofing which has been applied on the surfaces of structural steel members, without the prior written consent of Landlord, subject to the provisions of the Lease.

23. Tenant shall manage its waste removal and janitorial program, at its sole cost and expense, keeping any recyclables, garbage, trash, rubbish and refuse in vermin proof containers for Tenants sole use within the Landlord designated area until removed with all work to be performed during non-business hours. Tenant is solely responsible for its hazardous waste collection and disposal.

24. Lab operators who travel outside lab space must abide by the one glove rule and remove lab coats where predetermined.

25. Chemical lists and SDS sheets must be readily available at the entrance to each lab area. The HAZMAT Diamond should remain updated along with SDS outside HAZMAT Storage. In the event of an emergency, first responders will require this information in order to properly evaluate the situation.

26. Tenant shall provide Landlord, in writing, the names and contact information of two (2) representatives authorized by Tenant to request Landlord services, either billable or non-billable and to act as a liaison for matters related to the Premises.

27. Parking of any trailers, commercial trucks, motor homes, or unregistered vehicles in the parking lots is prohibited. All vehicles that need to remain on site for an extended period of time need permission from Property Management and registered with security.

B. Access & Security

1. Landlord will provide 24-hour manned security. The Building lobby desk will be attended during normal business hours for the Building.

2. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during the hours Landlord may deem advisable for the adequate protection of the Property. Use of the Building and the Premises before 7AM or after 6 PM, or any time during Saturdays, Sundays or legal holidays shall be allowed only to persons with a key/card key to the Building or guests accompanied by such persons. Any persons found in the Building after hours without such keys/card keys are subject to the surveillance of building staff.

3. Tenant shall not place any additional lock or locks on any exterior door in the Premises or Building or on any door in the Building core within the Premises, including doors providing access to the telephone and electric closets and the slop sink, without Landlord's prior written consent, such consent to not be unreasonably withheld, conditioned or delayed. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to landlord at the expiration or earlier termination of this Lease.

4. Landlord may from time to time adopt appropriate systems and reasonable procedures for the security or safety of the Building, its occupants, entry and use, or its contents, provided that Tenant shall have access to the Building 24 hours per day, 7 days a week. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements relative thereto.

5. Tenant acknowledges that Property security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Common Facilities. Accordingly, Tenant agrees to cooperate and cause its employees, contractors, and other representatives to cooperate fully with Landlord in the implementation of any reasonable security procedures concerning the Common Facilities.

C. Shipping/Receiving

1. Dock areas for the Building shall not be used for storage or staging by Tenant.

2. In no case shall any truck or trailer be permitted to remain in a loading dock area for more than 60 minutes, except with prior written notice to Landlord, which notice may be given via email, provided that, in any event Landlord shall have the right, in good faith, to require Tenant to adjust its schedule for the use of the dock areas based upon the needs of the other tenants of the Building and Building operations.

3. There shall not be used in any Common Area, either by Tenant or by delivery personnel or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires or wheels and sole guards.

4. Lab operators carrying any lab related materials may only travel within the Premises. At no time should any lab materials travel in the Common Facilities, except in the control areas, Loading Dock and Freight Elevator.

5. Any dry ice brought into the building must be delivered through the loading dock.

6. All nitrogen tanks must travel through the loading dock and should never be left unattended outside of the Premises.

7. Landlord will provide dock staff to manage deliveries to the Building. Such property management staff coordinate incoming packages, notifying individual tenants of packages waiting downstairs.

D. Public Health Guidelines

1. Tenant acknowledges that no rule, regulation or procedure can ensure that Tenant and its employees, visitors, contractors, and invitees will not be exposed to a virus or contagious disease and Landlord is not assuming responsibility for preventing such exposure.

2. Within the Premises, Tenant shall observe and comply with any and all federal, state, and local authorities with jurisdiction over the Building or the Premises or the operation of Tenant’s business therein, including, without limitation, those public health requirements and guidelines issued in connection with the COVID-19 pandemic (collectively, the “Public Health Guidelines”).

3. Within all areas of the Building and the Property outside the Premises, Tenant shall monitor and cause compliance with Public Health Guidelines and with Landlord’s reasonable rules, regulations and protocols established from time to time (“Landlord Rules and Regulations”) with the intention of avoiding transmission of COVID-19 and other contagious diseases by all of Tenant’s employees, independent contractors, visitors and others person acting by, through, or on behalf of Tenant, provided that any such Landlord Rules and Regulations shall have been communicated to Tenant in advance, by written correspondence (which may be by email), or by posted signage. For the avoidance of doubt, Landlord’s Regulations may include, but are not limited to, requiring that individuals wear face masks covering the mouth and nose; requiring that individuals maintain social distancing; limiting or prohibiting gatherings in common areas; limiting the number of people in elevators, and changing pedestrian traffic patterns in lobbies, stairwells, elevators, parking areas, and other common areas.

4. Landlord shall have the right, but not the obligation, to (a) screen any person seeking entrance to the Building for symptoms of contagious disease (including but not limited to COVID-19), which screening may include, without limitation a temperature scan, and (b) deny entry to the Building to any person exhibiting symptoms of contagious disease (including but not limited to COVID-19), including those persons exhibiting an elevated body temperature. All persons entering the Building shall cooperate with any such reasonable procedures.

Tenant shall immediately report to Building property management if Tenant becomes aware that any individual present in the Premises or present in the Building or Property by, through, or on behalf of Tenant days: (a) had a confirmed case of COVID-19 at the time of such visit or within 14 days prior thereto, or (b) has since been diagnosed with COVID-19. In doing so, please use extreme care not to disclose the name or other identifying information of the individual in question and comply with all HIPAA and other privacy requirements. Tenant shall cooperate with Landlord and its representatives to identify any areas outside of the Premises that were accessed by such individual during such visit or visits to the Building or Property.

Attachment I to Exhibit F
TENANT CONSTRUCTION RULES AND REGULATIONS

THE RULES MUST BE POSTED AT THE JOB SITE AT ALL TIMES!

1. Parking. Parking areas are designated by the Management Office and are subject to change at any time. Construction personnel are required to park in the parking areas designated by the management office. Failure to adhere to this regulation will result in the towing of the vehicle in violation at the owner’s expense.

2. Access. Building entrances; lobbies, passages, corridors, public elevators, stairways, and other common areas may not be encumbered, or obstructed by the contractor, or contractor’s agents during construction of the tenant’s lease premises. Material deliveries must be scheduled in advance through the Management Office and coordinated with the Lincoln Property Company representative. Contractors are not to use the Building’s restrooms under any circumstances. Construction personnel found using the Building’s restrooms will be asked to immediately leave the Premises and will not be allowed to return.

3. Each contractor is responsible for their subcontractor(s), and for the actions of their personnel including clean-up of work and construction traffic. No alcoholic beverages, glass containers, or “controlled substances” are allowed on the premises. Tenant shall, prior to commencing any work, deliver to Landlord’s Management Office a list of Tenant’s contractors who will be performing such work. After hours work must be scheduled through the Management Office 24 Hours before the activity will occur. Weekend activity must be scheduled by Friday at 9 a.m. Contractors will not be allowed to work in the building after hours, or on weekends unless the procedures outlined above have been followed.

4. Noise and Vapor Restrictions. Any work that would cause inconvenience to other tenants in the building, or that must be done in an occupied space must be done after hours or on the weekend. Structural modifications, floor penetrations created with the use of core drilling machines, pneumatic hammers, etc., shall be performed before 7:30 a.m. or after 7:00 p.m. Likewise, any construction operations causing excessive noise, dust, vapors must be conducted during these hours.

When construction is on an occupied multi-tenant floor, noise i.e., radios, loud talking, noise from equipment, etc. must be kept to a minimum. On these multi-tenant floors, public restrooms are not to be used by contractors.

A Lincoln Property Company superintendent or the Property Manager will have the sole authority to determine if an operation is causing excessive noise, dust, or vapors.

5. Landlord has the right to inspect work subject to the provisions of the Lease.

6. Mechanical and electrical shop drawings must be reviewed subject to the provisions of the Lease.

All panels and transformers are to match the building standard systems and all materials and methods used to connect panels and transformers must be approved subject to the provisions of the Lease.

Unscheduled outages of any utility, or building service is strictly prohibited.

7. Dust and air contamination are to be controlled with temporary partitions which are sealed adequately to prevent dust from entering leased areas or mechanical equipment. Floor sweep or a comparable material will be used when sweeping concrete or tile floors.

8. Clean-up of Common and Lease Areas. Premises must be kept in a clean, orderly fashion at all times and free of potential safety and fire hazards. A general clean-up of the space under construction is to be performed on a daily basis. Final clean-up will be the responsibility of the contractor, which is to include all vacuuming and dusting as required. Failure to adequately keep the work area clean and accessible will result in Lincoln Property Company using its own forces to achieve this through whatever means determined necessary and the total cost will be deducted from the contract.

9. Trash Removal. Contractor is responsible for removing all construction debris and trash from the construction site. UNDER NO circumstances shall trash, or construction debris be allowed to accumulate. Trash removal must be coordinated through the Lincoln Property Company Management Office. No vehicles, or dumpsters will be allowed to remain stationary on the site.

Under no circumstances is the Landlord’s dumpster to be used.

10. If any fire sprinkler work, or modification to the fire sprinkler system is required, the system must be back in operation at the end of the work day. Under no circumstances shall the fire sprinkler system be left inoperative overnight. The facilities manager must be notified each morning of the location of and type of sprinkler work to be performed. The engineer hourly rate of $75.00 will be charged for routine work and/or extended regular hour work.

11. Existing pull stations and horns and strobes located throughout the building will remain live during construction.

12. It shall be the responsibility of the general contractor to complete all punch list items before the tenant move-in date or the stipulated completion date.

13. All construction staging, storage, and temporary contractor facilities will be located in specific areas assigned by the Lincoln Property Company. Contractors will be responsible for the maintenance, housekeeping, and demolition of all temporary facilities.

14. Any removal, replacement, or repair work to a base building system to accommodate work directed by the tenant, or unforeseen interference (i.e., sprinkler head conflicts) which is not part of the Work, will be performed by the tenant’s contractor at tenant’s sole expense.

15. No fire arms or weapons are permitted on the property.

16. Insurance. Contractors will be required to carry standard requirements incorporating both the owner and LPC Commercial Services, Inc. as additionally insured parties.

17. At no time is any welding, or cutting with a torch to be used in the building without prior approval and coordination from the Management Office. Hot work permits may be required depending on the status of the project for all hot work including welding, soldering, and torch cutting. All hot work requires a fire extinguisher supplied by the contractor and must be in the immediate vicinity and easily accessible. Fire extinguishers must be inspected at lease monthly.

18. A copy of these regulations shall be posted on the job site for all parties to observe. Contractor is responsible for instructing all of his personnel, subcontractors and supplies to comply with these regulations.

19. ALL PASSENGER ELEVATORS AND PUBLIC AREAS SHALL BE RESTRICTED AND OFF LIMITS TO ALL CONSTRUCTION PERSONNEL. Under no circumstances shall the exit stairwells be used for access to/from the first floor. All construction personnel for this project shall only use the freight elevator from the first-floor back lobby. Under no circumstances shall the main entrance to the building or the garage passenger elevators be used for access.

All deliveries of materials and equipment must be scheduled at least twenty-four (24) hours prior to their delivery through the Lincoln Property Company Management Office. The contractor will be provided access to the freight elevator to be used in the “independent mode” for after-hours deliveries. The Contractor shall provide an operator during work hours to ensure correct and safe usage. Contractor shall keep the elevator cab and door tracks clean and free of all debris. Contractor shall be responsible for repair costs incurred due to misuse or damage caused by his forces. All major deliveries must be made between the hours of 11:00 pm to 7:00 a.m. Monday through Friday and all day long on Saturday and Sunday. Contractor will be charged for having an engineer on duty to assist with deliveries when the loading dock is closed. Additional charges incurred due to non-standard elevator use (i.e. moving freight on top of elevator cab) shall be paid by the General Contractor.

Your signature below signifies that you have read the rules above and agree to abide by all of them.

FIRM NAME:

By:
Name:
Title:	Date:

[***]
[***]

STANDBY LETTER OF CREDIT

Draft for discussion purposes only

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begin format

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BENEFICIARY:	Letter of Credit number: 2010100000XX
101 South Street Owner LLC	Date: xx/xx/xx
c/o Leggat McCall Properties
10 Post Office Square
Boston, MA 02109
Attn: Robert M. Dickey

At the request and for the account of XXXXXXXXXXXXXXXXXXX we hereby establish our standby letter of credit number 2010100000XX in your favor in the amount of XXXXXXXX U.S. dollars and no cents (USD $XXXXX.XX) (hereinafter the “maximum amount”) available with us at our office listed below, by payment of your draft(s), as per Exhibit A, drawn on us at sight accompanied by the following:

1. The original of this letter of credit and all amendments (if any).

2. Statement purportedly signed by the beneficiary stating the following:

“This demand is pursuant to the lease by and between the applicant and the beneficiary of premises located at 101 South Street, Somerville, Massachusetts.”

Partial and multiple drawings under this letter of credit are permitted. We shall, after each presentation of this letter of credit, return the same to you, marking this letter of credit to show the amount paid by us and the date of such payment.

Each draft must be marked “Drawn under Pacific Western Bank Letter of Credit number [***].”
This letter of credit expires at our office listed below at 5 p.m. eastern time on [***].

Notwithstanding the foregoing, this letter of credit shall be automatically extended for a period of one year unless at least thirty (30) calendar days prior to any expiration date we have sent written notice to your above address by courier that we elect not to renew this letter of credit for such additional period. In any event, this letter of credit will not be extended beyond [***]([***]).

Notwithstanding any provision herein to the contrary, our aggregate obligation to honor such drafts shall not exceed the maximum amount, as reduced by prior draws or automatic reductions hereunder.

If any instructions accompanying a drawing under this letter of credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

4831-9849-5468, v. 3

This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be effected only through ourselves and only upon presentation to us at our below-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit B together with the original of this letter of credit. Each transfer shall be evidenced by our endorsement on the reverse of the original of this letter of credit, and we shall deliver the original of this letter of credit so endorsed to the transferee. Without prejudice to the foregoing, such transfer shall be permitted without our approval, provided that such transfer is not in favor of any person or entity identified on a then-current list of specially Designated Nationals and Blocked Persons provided by the Office of Foreign Assets Control of the U.S. Department of the Treasury. All charges in connection with any transfer under this letter of credit shall be paid by the applicant at the time written notice of a transfer is submitted. [***] transfer.

This letter of credit shall be promptly surrendered to us by you (or any subsequent transferee) upon expiration.

This letter of credit is subject to and governed by the International Standby Practices (ISP98) as issued by the International Chamber of Commerce.

We engage with you that each draft drawn under and in compliance with the terms of this letter of credit will be duly honored on delivery of the specified documents, if presented(i) by courier to this office during regular business hours: 110 West A Street, Suite 200, San Diego, CA92101, Attn: Trade Finance Dept. or (ii) via facsimile at 619.231.2652.

To the extent a presentation is made by facsimile, and to ensure timely payment, you must provide telephone notification thereof to us at 646-336-4965, prior to or simultaneously with the sending of such facsimile transmission.

In the event that your presentation is via facsimile with confirmation of receipt of presentation via phone, you are not required to submit the original letter of credit, however, we will mark our records accordingly sending you an advice of the paid drawing and indicating the balance of the reduced maximum amount, which will become an integral part of this letter of credit.

Sincerely,

Pacific Western Bank

4831-9849-5468, v. 3

Exhibit A

US$
(Date)

At Sight of this Bill of Exchange
Pay to the order of

the Sum of

“Drawn under Pacific Western Bank Irrevocable Standby Letter of Credit No. dated: ” only for value received.

To	Pacific Western Bank
	110 West A Street, Suite 200 San Diego, CA 92101	(Beneficiary Name)
(Authorized Signature)

Guidelines to prepare the sight draft or bill of exchange:

1)	Amount:	Amount of drawing in numeric figures
2)	Date:	Issuance date of draft or bill of exchange
3)	Pay to the order of:	Name of Beneficiary
4)	The Sum of:	Amount of drawing in words
5)	Letter of Credit No.	Our Standby Letter of Credit Number
6)	Dated:	Issuance date of Standby Letter of Credit

Note: Beneficiary must endorse the back of the sight draft or bill of exchange as you would endorse acheck.

4831-9849-5468, v. 3

Exhibit B

Date:

Pacific Western Bank Trade Services

110 West A Street, Suite 200 San Diego, CA 92101

Subject: Your Letter of Credit No.

For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:

Insert name of transferee

By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.

Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the transferee of this transfer and of the terms and conditions of the Letter of Credit as transferred. This transfer will not become effective until the transferee is so notified.

Very truly yours,

Insert name of transferor

By:
Name:
Title

Signature of Transferor Guaranteed by:

STATE OF COUNTY OF

BEFORE ME, a Notary Public in and for said County and State, personally appeared , of

, a(n) , TENANT in the foregoing, and (s)he acknowledged that (s)he did sign said instrument for and on behalf of said , as the voluntary act and deed of said , for all the uses and purposes therein mentioned.

[S E A L]
Notary Public, State of
My Commission Expires:

Printed Name of Notary Public

4831-9849-5468, v. 3

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Agreed to and accepted by:

APPLICANT

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EXHIBIT H

Form of Approved Flagship Sublease

SUBLEASE AGREEMENT

This Sublease Agreement (this “Sublease”), made as of the ____ day of ______________, 20____ (the “Effective Date”), by and between ____________________, a ______________, having an office at ______________________________ (hereinafter referred to as “Sublandlord”), and ____________________, a ______________, having an office at ______________________________ (hereinafter referred to as “Subtenant”);

W I T N E S S E T H :

WHEREAS, by a [Lease Agreement] dated as of __________________ (the “Master Lease”), ____________________, a ______________ (hereinafter referred to as “Master Landlord”) leased to Sublandlord, as tenant, certain premises containing approximately __________ rentable square feet located on the ________ (____) floor (the “Premises”), in the building known as ____________________ (the “Building”), upon and subject to the terms and conditions set forth in the Master Lease; and

WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord [that portion of] the Premises comprising _____________ rentable square feet approximately as shown on the diagram attached as Exhibit A (the “Subleased Premises”), on the terms and conditions set forth in this Sublease. A true and correct copy of the Master Lease is attached hereto as Exhibit B.

NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:

1. Capitalized Terms. Any capitalized terms not otherwise defined in this Sublease shall have the meanings ascribed thereto in the Master Lease.

2. Subleasing. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Subleased Premises, together with the right to exercise, in common with Sublandlord and others entitled thereto, Sublandlord’s right to use the common areas under the Master Lease necessary or appropriate to Subtenant’s use of the Subleased Premises. [Subtenant hereby acknowledges and agrees that a portion of the space to be used by Subtenant shall be for the shared use of Subtenant and Sublandlord (the “Shared Areas”), which Shared Areas are indicated on Exhibit C. Such Shared Areas shall be used subject to and in accordance with this Sublease.]

3. Delivery of the Subleased Premises. Sublandlord shall deliver the Subleased Premises to Subtenant in its as-is, where-is condition; provided, however, Sublandlord shall be obligated to deliver the space (i) in broom clean condition, (ii) free and clear of all tenants and occupants, and (iii) free of all of Sublandlord’s personal property, except as expressly set forth herein. Sublandlord has made no representations, warranties or undertakings as to the present or future condition of the Subleased Premises or the fitness and availability of the Subleased Premises for any particular use. Subtenant shall perform all work to make the Subleased

Premises complete for Subtenant’s use, subject to the provisions of the Master Lease, as incorporated in this Sublease by reference. [NOTE: TO BE MODIFIED IF PARTIES HAVE AGREED TO INITIAL WORK, SUCH AS SEPARATELY DEMISING, PAINTING, STEAM CLEANING CARPETS, DECOMMISSIONING, ETC.]

4. Term. The term of this Sublease (“Term”) shall commence on the later date to occur of (i) the date Sublandlord delivers to Subtenant a fully executed copy of this Sublease and the Consent to Sublease (as hereinafter defined), and (ii) the date vacant possession of the Subleased Premises is delivered by Sublandlord (the “Term Commencement Date”) and shall end on the last day of the __________ (_____) full calendar month immediately following the Term Commencement Date, or on such earlier date upon which said Term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease or pursuant to law (which date for the termination of the term hereof shall hereafter be called the “Termination Date”). Subtenant shall surrender the Subleased Premises upon the Termination Date in the condition required under the Master Lease; provided, however, in no event shall Subtenant be obligated to restore any alterations or improvements currently existing in the Subleased Premises as of the Term Commencement Date unless otherwise expressly set forth herein.

[Notwithstanding the foregoing to the contrary, provided that Subtenant shall not be in Default either at the time Sublandlord receives the Extension Notice (as hereinafter defined) or at the commencement of the Extension Term (as hereinafter defined), Subtenant shall have __________ (____) option to extend the Term of this Sublease for a period of approximately __________ (____) months, but in any event not to exceed the [Lease Term] of the Master Lease (the “Extension Term”). Subtenant must exercise its right to extend the Term by providing written notice of the election to Sublandlord (the “Extension Notice”) at least __________ (____) months prior to the Termination Date. In the event of such renewal, the “Term” shall include the Extension Term and such renewal shall be upon the same provisions as for the initial Term except that: [NOTE: PROVISION REGARDING DETERMINATION OF RENT TO BE ADDED BASED ON DEAL TERMS.]

Notwithstanding anything to the contrary contained herein, Subtenant’s exercise of its extension option for the Extension Term shall be subject to the consent of Master Landlord to the same.]

5. Rent.

(a) Fixed Annual Rent. From and after the Term Commencement Date, the Subtenant shall pay to Sublandlord, as fixed annual rent (“Fixed Annual Rent”), the amounts set forth below, in advance on the first (1st) day of each calendar month during the Term of this

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Sublease, without set-off, abatement, deduction or demand. Fixed Annual Rent due for any partial month at the beginning or end of the term shall be pro-rated on a per diem basis.

DATES	FIXED ANNUAL RENTAL RATE	MONTHLY INSTALLMENTS OF FIXED ANNUAL RENT
Sublease Year 1
Sublease Year 2
Sublease Year 3

For purposes of this Sublease, “Sublease Year” shall mean each successive twelve (12) month period during the Term, with the first such Sublease Year commencing on the Term Commencement Date and each successive Sublease Year commencing on the next succeeding anniversary of the Term Commencement Date; provided, however, (i) the final Sublease Year shall expire on the Termination Date, and (ii) if the Term Commencement Date does not occur on the first day of a calendar month, then the first Sublease Year shall include the partial calendar month in which the first anniversary of the Term Commencement Date occurs, and the remaining Sublease Years shall be the successive twelve (12) month periods following the end of the first Sublease Year.

(b) Additional Rent.

(i) All amounts other than Fixed Annual Rent that are due to Sublandlord from Subtenant under this Sublease are hereinafter referred to collectively as “Additional Rent,” and Fixed Annual Rent and Additional Rent may be referred to collectively as “Rent.”

(ii) During the Term, Subtenant shall pay to Sublandlord, as Additional Rent in the manner and at the same time as set forth in Section 5(a) above with respect to Fixed Annual Rent, Subtenant’s Share (as hereinafter defined) of [(i) the amount by which any [Tax Excess] charged to Sublandlord under the Master Lease in any calendar year of the Term exceeds the [Tax Excess] charged to Sublandlord in the Base Year (as hereinafter defined) (the “Sublease Tax Excess”), and (ii) the amount by which any [Expense Excess] charged to Sublandlord under the Master Lease in any calendar year during the Term exceeds the [Expense Excess] charged to Sublandlord in the Base Year (as hereinafter defined) (the “Sublease Operating Expense Excess”), all based upon the amounts of [Tax Excess] and [Expense Excess], as applicable, billed to Sublandlord pursuant to _______________________ of the Master Lease.] [NOTE: TO BE MODIFIED BASED ON THE MASTER LEASE TERMS.] As used herein, the term “Subtenant’s Share” shall mean _________%, and the term “Base Year” shall mean ________________ for [Expenses] and ______________ for [Taxes]. Sublandlord shall, within a reasonable period of time after Sublandlord receives corresponding notices or statements from Master Landlord of the estimated monthly payments of Additional Rent due under _________ of the Master Lease for the Premises, provide to Subtenant a good faith estimate of the Additional Rent payable from Subtenant under this Section 5(b) for any

3

calendar year (or part thereof) during the Term of this Sublease that such amounts are due and Subtenant shall pay to Sublandlord, at the times and in the manner set forth in Section 5(a) above with respect to Fixed Annual Rent, an amount equal to 1/12th of such estimated Additional Rent due for such calendar year or part thereof. Within thirty (30) days following receipt by Sublandlord of Master Landlord’s annual reconciliation statement of [Tax Excess] or [Expense Excess], as applicable, Sublandlord will send to Subtenant a statement together with relevant, non-confidential documentation, establishing the actual Sublease Tax Excess payment or Sublease Operating Expense Excess payment, as applicable, for such year. If Subtenant has paid more in estimated Additional Rent under this Section than the actual amount due from Subtenant for the applicable year, Sublandlord shall credit such excess against subsequent obligations of Subtenant for Additional Rent (or refund such excess to Subtenant within thirty (30) days if the Term of this Sublease has ended and Subtenant has no further obligation to Sublandlord). If Subtenant has paid less than the actual Additional Rent due under this Section 5(b), Subtenant shall pay any deficiency to Sublandlord within thirty (30) days following receipt of the reconciliation documentation from Sublandlord.

(c) Electricity. Commencing on the Term Commencement Date, and continuing throughout the remainder of the Term or such later date as Subtenant or anyone claiming by, through or under Subtenant remains in occupancy, Subtenant shall pay to Sublandlord, as Additional Rent, an amount equal to Subtenant’s electricity billed to Sublandlord pursuant to _______________ of the Master Lease [for any separately metered or check-metered electricity charges / for the pro rata share of electricity charges] which are attributable to the Subleased Premises within thirty (30) days after delivery to Subtenant of an invoice therefor, for the supply of electricity to the Subleased Premises.

(d) Additional Charges. Subtenant shall also be responsible for its own utilities, including telephone, facsimile transmitter, internet access, photocopier, and its other business expenses. In addition, if Subtenant shall procure any additional services from Master Landlord, including without limitation after-hours HVAC, or if additional rent or other sums are incurred for Subtenant’s sole benefit, including, without limitation, extra janitorial services, repairs and replacements to the Subleased Premises caused or permitted by Subtenant, Subtenant shall make such payment to Sublandlord within thirty (30) days after Subtenant’s receipt of an invoice. Any rent or other sums payable by Subtenant to Sublandlord under this Section 5(d) shall constitute and be due as “Rent.”

(e) Abatement of Rent Under the Master Lease. Notwithstanding anything in this Sublease to the contrary, if the rent due under the Master Lease with respect to the Subleased Premises is abated in whole or in part during the Term pursuant to the terms of ___________________ of the Master Lease, or any other applicable provision of the Master Lease, then the Fixed Annual Rent and Additional Rent due under this Sublease shall abate for the same period and to the same extent as the rent for the Premises is abated pursuant to such ___________________ of the Master Lease, or any other provision of the Master Lease, as applicable.

6. Insurance. Subtenant shall obtain and maintain all insurance types and coverage as specified in the Master Lease to be obtained and maintained by Sublandlord, as tenant, in amounts not less than those specified in the Master Lease. All such policies of insurance shall

4

name Master Landlord and Sublandlord as additional insureds thereunder. Subtenant’s insurance shall be primary over Master Landlord’s and Sublandlord’s insurance.

7. Indemnification. Notwithstanding any other provision of this Sublease or the Master Lease to the contrary, but subject to the waiver of subrogation provided in Section [___] of the Master Lease, Subtenant will save Master Landlord and Sublandlord harmless, and will exonerate and indemnify Master Landlord and Sublandlord, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

(a) On account of or based upon any injury to person, or loss of or damage to property sustained or occurring on the Subleased Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Master Landlord and Sublandlord or their respective agents, contractors or employees);

(b) On account of or based upon any injury to person or loss of or damage to property, sustained or occurring elsewhere (other than on the Subleased Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or the Subleased Premises) arising out of the negligent act or omission or willful misconduct of Subtenant, its agents, employees or invitees;

(c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Master Landlord or Sublandlord or their respective contractors, agents or employees of either) on the Subleased Premises during the term of this Sublease and during the period of time, if any, prior to the Term Commencement Date that Subtenant may have been given access to the Subleased Premises; and

(d) On account of or resulting from the failure of Subtenant to perform and discharge any of its covenants and obligations under this Sublease.

If either of the Master Landlord or the Sublandlord shall, without fault on its part, be made a party of any litigation commenced by or against the Subtenant, then the Subtenant shall protect, indemnify and hold the Master Landlord or the Sublandlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Master Landlord or the Sublandlord in connection with such litigation. The Subtenant shall also pay all costs, expenses and reasonable legal fees (on a solicitor and his client basis) that may be incurred or paid by the Master Landlord or the Sublandlord in enforcing the terms, covenants and conditions in this Sublease unless a court shall decide otherwise.

Subtenant shall neither do nor permit anything to be done which would cause a default under the Master Lease, or termination or forfeiture by reason of any right of termination or forfeiture, reserved or vested in the Master Landlord under the Master Lease, and Subtenant shall indemnify and hold Sublandlord harmless from and against all claims of any kind whatsoever by reason of breach or default on the part of Subtenant, or termination or forfeiture which is the consequence of any such breach or default.

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8. Sublandlord Covenants and Representations.

(a) Sublandlord covenants and agrees that Sublandlord: (i) shall cause all rent to be paid under the Master Lease as and when due and payable under the Master Lease; (ii) shall observe and perform the other terms, provisions, covenants and conditions of the Master Lease to be observed and performed by Sublandlord, except and to the extent that such terms, provisions, covenants and conditions are assumed by Subtenant hereunder; (iii) shall not voluntarily terminate the Master Lease except pursuant to a right of termination arising out of casualty or condemnation expressly set forth in the Master Lease and shall not amend the Master Lease in a manner adverse to Subtenant in any material respect; (iv) shall not take any action or fail to perform any act that results in a breach or default under the Master Lease to the extent any such failure to perform such act adversely affects the rights of Subtenant under this Sublease, including, without limitation, the right of Subtenant to receive all services, utilities, repairs and restorations to be provided by Master Landlord to Sublandlord under the Master Lease with respect to the Subleased Premises or the ability of Subtenant to seek or obtain the approval or consent of Master Landlord or the right of Subtenant to use and occupy the Subleased Premises for the purposes set forth in this Sublease. Sublandlord shall not be deemed to have made any representation made by Master Landlord in any of the incorporated provisions. Should the Master Lease expire or terminate during the Term for any reason, this Sublease shall terminate on the date of such expiration or termination of the Master Lease, with the same force and effect as if such expiration or termination date had been specified in this Sublease as the Termination Date and Sublandlord shall have no liability to Subtenant in the event of any such expiration or termination except to the extent such termination is solely and directly caused by a monetary breach on the part of Sublandlord under the Master Lease or the gross negligence or willful misconduct of Sublandlord.

(b) Sublandlord represents and warrants to Subtenant that:

(i) Sublandlord has not received any written notice of default under the Master Lease, except for any defaults that Sublandlord has cured and Master Landlord is no longer claiming to exist, and to the actual knowledge, without any investigation, of Sublandlord, Sublandlord is not in default of any of Sublandlord’s obligations under the Master Lease;

(ii) Sublandlord has not sent to Master Landlord any written notice stating that Master Landlord is in default of any of Master Landlord’s obligations under the Master Lease, and to the actual knowledge, without any investigation, of Sublandlord, Master Landlord is not in default of any of Master Landlord’s obligations under the Master Lease;

(iii) Sublandlord has not received any written notice that any work is required under the Master Lease or by applicable law to be done in the Subleased Premises; and

(iv) Sublandlord has not received any written notice of violation of any laws, ordinances, codes, rules, regulations or requirements affecting the Subleased Premises.

9. Incorporation of the Master Lease by Reference.

(a) Except to the extent such terms and provisions are inconsistent with or are specifically contrary to the express written provisions of this Sublease and except as provided in

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this Section 9, all of the terms, covenants and conditions of the Master Lease are by this reference incorporated herein and made a part of this Sublease with the same force and effect as if fully set forth herein, provided, however, that for purposes of such incorporation, (i) the term “Lease” as used in the Master Lease shall refer to this Sublease; (ii) the term “Landlord” (and other defined terms containing the term “Landlord” or any derivative thereof) as used in the Master Lease, and subject to the limitations of Sublandlord’s responsibilities to Subtenant under the Master Lease set forth in Section 10 of this Sublease, shall refer to Sublandlord; (iii) the term “Tenant” (and other defined terms containing the term “Tenant” or any derivative thereof) as used in the Master Lease shall refer to Subtenant; (iv) the terms “[Term]” and “[Original Term]” as used in the Master Lease shall refer to the Term defined herein; (v) the term “[Expiration Date]” as used in the Master Lease shall mean the Termination Date of this Sublease; (vi) the term “Premises,” as used in the Master Lease shall refer to the Subleased Premises; and (vii) the term “[Annual Fixed Rent Rate]” and “[Monthly Fixed Rent Rate]” as used in the Master Lease shall refer to the Fixed Annual Rent due under this Sublease. [NOTE: TO BE MODIFIED BASED ON THE MASTER LEASE TERMS.] In the event of any inconsistency between the provisions set forth in this Sublease and the provisions of the Master Lease, as incorporated herein, the provisions of this Sublease shall control as between Sublandlord and Subtenant. Notwithstanding the foregoing, the following provisions of the Master Lease are expressly not incorporated into this Sublease: (1) the definitions of _________________________________, and any and all definitions or terms which are defined in or included in any of the Excluded Master Lease Provisions (as hereinafter defined) set forth in the Master Lease (except to the extent used or referred to in this Sublease), (2) all within the Master Lease: Sections ____________________________; and (3) such other terms of the Master Lease which are inapplicable, inconsistent with, or specifically modified by the terms of this Sublease (collectively, the “Excluded Master Lease Provisions”). Any reference to an allowance in the Master Lease is not incorporated herein.

(b) Sublandlord shall have all of the same rights and remedies with respect to the Subleased Premises as Master Landlord has with respect thereto under the Master Lease. This Sublease is expressly subject and subordinate to any mortgages or deeds of trust and all matters of record, ground leases and underlying leases to which the Master Lease is now or hereafter subject and subordinate pursuant to the Master Lease without the requirement of delivering any subordination, attornment and non-disturbance agreement or other agreements to Subtenant.

(c) With respect to any of Subtenant’s obligations to be performed under this Sublease, when the Master Lease grants Sublandlord a specific number of days to perform its obligations thereunder, Subtenant shall perform such obligation not later than the date that is three (3) business days prior to the date Sublandlord is obligated under the Master Lease to perform such obligation.; provided, however, in no event shall Subtenant have less than five (5) days with which to perform any monetary obligations prior to a default being claimed in accordance with Section 15 hereof Wherever in the Master Lease there is a specific number of days for Master Landlord to respond to a request from Tenant for consent or approval, Sublandlord shall have an additional five (5) business days to respond to any such request (including a second notice) from Subtenant under this Sublease. In the event of any conflict between the provisions of the Master Lease and this Sublease, the Master Lease shall govern and control except to the extent directly contradicted by the provisions of this Sublease.

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10. Benefits of the Master Lease. Sublandlord agrees that Subtenant shall be entitled to receive all services, utilities, repairs and restorations to be provided by Master Landlord to Sublandlord under the Master Lease with respect to the Subleased Premises. Subtenant shall look solely to Master Landlord for all such services, utilities, repairs and restorations and shall not require Sublandlord to perform any such services, utilities, repairs and restorations. Sublandlord shall not be obligated (i) to provide any of the services or utilities, including cleaning, that Master Landlord has agreed to provide in the Master Lease, (ii) make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make, (iii) take any action that Master Landlord has agreed in the Master Lease to take and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so. Sublandlord agrees, upon Subtenant’s request, to use reasonable efforts at Subtenant’s expense to (a) cause Master Landlord to provide the services or utilities or make the repairs or restorations described in the Master Lease, or (b) to obtain Master Landlord’s consent or approval wherever required by the Master Lease. Sublandlord agrees that if under the Master Lease any right or remedy of Sublandlord or any duty or obligation of Master Landlord is subject to or conditioned upon Sublandlord making any demand upon Master Landlord or giving any notice or request to Master Landlord then, if Subtenant shall so request, Sublandlord, at Subtenant’s expense, shall make such demand or give such notice or request on Sublandlord’s behalf, except that Sublandlord shall not be required to do so with respect to any act or thing as to which Sublandlord shall have determined in accordance with this Sublease to withhold its consent or approval.

11. Direct Performance. At any time by written notice to Subtenant, Sublandlord may elect to require Subtenant to perform its obligations under this Sublease directly to Master Landlord, and Subtenant shall do so on Sublandlord’s election, in which event Subtenant shall send to Sublandlord from time to time copies of all notices and other communications that it shall send to and receive from Master Landlord. Subtenant may also perform Sublandlord’s obligations if directed in writing by Master Landlord and thereafter shall be released of the obligation to perform such obligations to Sublandlord until directed in writing by Master Landlord.

12. Repairs; Alterations.

(a) Approval Required. Subtenant at its own cost shall keep the Subleased Premises in good condition and repair and in accordance with the applicable terms of the Master Lease. Subtenant shall not perform or cause to be performed any interior or exterior improvements to the Subleased Premises (“Subtenant Alterations”) without the prior written consent of Master Landlord (in accordance with the terms of the Master Lease) and Sublandlord, to be granted or withheld in Sublandlord’s reasonable discretion. Subtenant shall reimburse Master Landlord, if applicable, in accordance with the terms and conditions of the Master Lease, and Sublandlord for all reasonable third party out of pocket costs Sublandlord may incur in connection with reviewing Subtenant’s proposed Subtenant Alterations.

(b) Removal. Prior to expiration of the Term or earlier termination of this Sublease, if Sublandlord so directs, Subtenant shall remove all of the Subtenant Alterations and restore the Subleased Premises to the same condition as of the Term Commencement Date, ordinary wear and tear excepted (this exception will not apply to any condition resulting from

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misuse or improper care or maintenance of the Subleased Premises by Subtenant or its agents, employees, contractors or invitees). Subtenant may request in writing to Sublandlord at the time Subtenant presents any plans to Sublandlord for review that Sublandlord designate whether Sublandlord will require that the proposed alterations shown on the plans be removed at the expiration or earlier termination of the Term of this Sublease and, if such so requested in writing, Sublandlord agrees, if expressly requested by Subtenant in writing, to make such designation at the time Sublandlord reviews and responds to Subtenant’s plans, provided, however, Sublandlord may defer notification until Master Landlord responds to such request in accordance with the terms of the Master Lease.

13. Assigning and Subletting.

(a) Consent Required. Notwithstanding any provision of the Master Lease to the contrary, Subtenant shall have no right to assign this Sublease or further sublease the Subleased Premises without the written consent of Sublandlord and Master Landlord (in accordance with the terms of the Master Lease), which consent Sublandlord shall not withhold in the event Master Landlord consents to the same.

(b) No Release of Subtenant. Regardless of Sublandlord’s and Master Landlord’s consent, no subletting or assignment shall release Subtenant of Subtenant’s obligation or alter the primary liability of Subtenant to pay the Rent and to perform all other obligations to be performed by Subtenant under this Sublease. The acceptance of Rent by Sublandlord from any other person shall not be deemed to be a waiver by Sublandlord of any provision of this Sublease. In the event of Default by Subtenant or any successor or assignee which remains uncured after any applicable notice and cure periods, if any, Sublandlord may proceed directly against Subtenant without the necessity of exhausting remedies against such assignee, subtenant or successor.

14. Use. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Subtenant shall use and occupy the Subleased Premises solely for those uses permitted by the Master Lease and Master Landlord’s consent.

15. Default. The occurrence of any of the following shall constitute a material breach of this Sublease and a “Default” by Subtenant: (a) failure to pay Rent or any other amount within five (5) days after written notice from Sublandlord to Subtenant of such late payment (a “monetary default”); (b) all those items of default set forth in the Master Lease which remain uncured after the cure period provided in the Master Lease, less three (3) business days; and/or (c) Subtenant’s failure to perform timely and subject to any cure periods any other material provision of this Sublease or the Master Lease as incorporated herein.

16. Sublandlord Default. For purposes of this Sublease, Sublandlord shall not be deemed in default hereunder unless and until Subtenant shall first deliver to Sublandlord thirty (30) days’ prior written notice, and Sublandlord shall fail to cure said default within such thirty (30) day period, or in the event Sublandlord shall reasonably require in excess of thirty (30) days to cure such default, shall fail to commence said cure with such thirty (30) day period, and thereafter diligently to prosecute the same to completion.

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17. [Security Deposit. Simultaneously with the execution of this Sublease by Subtenant, Subtenant shall deliver to Sublandlord, and that Sublandlord shall hold the same throughout the Term of this Sublease as security for the performance by Subtenant of all obligations on the part of Subtenant hereunder a security deposit in the amount of $____________________. Sublandlord shall have the right from time to time, without prejudice to any other remedy Sublandlord may have on account thereof, to apply such deposit, or any part thereof, to Sublandlord damages arising from, or to cure, any Default by Subtenant. If Sublandlord shall so apply any or all of such deposit, Subtenant shall immediately upon demand deposit with Sublandlord the amount so applied to be held as security hereunder. Sublandlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section, to Subtenant on the expiration or earlier termination of the Term of this Sublease and surrender of possession of the Subleased Premises by Tenant to Landlord at such time, provided that there is then existing no Default of Subtenant (nor any circumstance which, with the passage of time or the giving of notice, or both, would constitute a Default of Subtenant). While Sublandlord holds such deposit, Sublandlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Sublandlord’s other funds.]

18. Quiet Enjoyment. So long as Subtenant is not in Default (beyond any applicable notice and cure period) under this Sublease, its quiet enjoyment of the Subleased Premises shall not be disturbed or interfered with by Sublandlord or anyone claiming by, through or under Sublandlord.

19. Notice. Any and all communications delivered hereunder shall be in writing and delivered or served in accordance with ____________ of the Master Lease addressed as follows: if to Master Landlord: as provided in the Master Lease; if to Sublandlord: _____________________________; and if to Subtenant: _____________________________, or to such other address and attention as any of the above shall notify the others in writing.

20. Signage. Subtenant, at Subtenant’s sole cost and expense, shall be entitled to building standard signage, provided the same is in accordance with Master Landlord’s signage program and subject to Sublandlord’s and Master Landlord’s prior written consent, which consent of Sublandlord will not be unreasonably withheld. All signage shall comply with the terms of the Master Lease and with all federal, state and local rules, regulations, statutes, and ordinances at all times during the Term.

21. [Parking. Per ________________ of the Master Lease, Subtenant shall have the right to use up to _____________ parking spaces [on an unreserved basis]. Notwithstanding the foregoing, Subtenant’s right to use the parking areas and facilities is subject to Master Landlord agreeing in the Consent to Sublease to the transfer of the parking rights to Subtenant.]

22. [Furniture. Subtenant shall have, as appurtenant to the Subleased Premises, the use of the furniture located in the Subleased Premises as of the Term Commencement Date and more fully shown on the inventory attached hereto as Exhibit __ (labeled “Furniture”) during the Term. Subtenant agrees to take all actions necessary or appropriate to ensure that the Furniture shall be and remain personal property, and nothing in this Sublease shall be constituted as conveying to Subtenant any interest in the Furniture other than its interest as a Subtenant. The

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Furniture shall be used by Subtenant only at the Subleased Premises and in the ordinary conduct of its business. Subtenant shall, at its expense, repair, maintain and replace the Furniture so that it will remain in the same condition as when delivered to Subtenant, ordinary wear and tear from proper use excepted. In addition, Subtenant hereby assumes all other risks and liabilities, including without limitation personal injury or death and property damage, arising with respect to the Furniture (unless through Sublandlord’s negligence or willful misconduct), howsoever arising, in connection with any event occurring prior to such Furniture’s return in accordance herewith. In addition, as Sublandlord is not the manufacturer or vendor of the Furniture, it makes no other representation or warranty, express or implied, as to any matter whatsoever, including without limitation the design or condition of the Furniture, its merchantability, durability, suitability or fitness for any particular purpose, the quality of the material or workmanship of the Furniture, or the conformity of the Furniture to the provisions or specifications of any purchase order relating thereto, and Sublandlord hereby disclaims any and all such representations and warranties. At the expiration or earlier termination of the Term, Subtenant shall return the Furniture to Sublandlord in the condition required hereunder.]

23. Successors and Assigns. This Sublease and everything herein contained shall extend to and bind and inure to the benefit of Sublandlord and its successors and assigns and Subtenant and its heirs, executors, administrators and permitted successors and assigns. No rights shall inure to the benefit of any assignee, subtenant or occupant unless the provisions of ____________ of the Master Lease and Section 13 of this Sublease are complied with.

24. Miscellaneous.

(a) Time of Essence. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor, including, without limitation, the giving of any notice required to be given under this Sublease or by law, the time periods for giving any such notice and for taking of any action with respect to any such notice.

(b) Partial Invalidity. If any term, provision or condition contained in this Sublease shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Sublease shall be valid and enforceable to the fullest extent possible permitted by law; provided that, if a material provision is adjudged void or unenforceable, the parties shall negotiate, in good faith, an equitable adjustment to such other provisions of this Sublease as may be necessary or appropriate to effectuate as closely as possible the parties’ intent as evidenced by this Sublease.

(c) Entire Agreement. There are no oral agreements between the parties hereto affecting this Sublease and this Sublease constitutes the parties’ entire agreement with respect to the leasing of the Subleased Premises and supersedes and cancels any and all previous negotiations, arrangements, letters of intent, agreements and understandings, if any, between the parties, and none thereof shall be used to interpret or construe this Sublease. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties.

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(d) Execution. Each individual executing this Sublease on behalf of Sublandlord or Subtenant represents and warrants that he or she has been duly authorized to do so.

(e) Interpretation. Preparation of this Sublease has been a joint effort of the parties and the resulting document shall not be construed more severely against one of the parties than against the other.

(f) Exhibits and Attachments. All Exhibits and attachments to this Sublease are a part hereof.

(g) Counterparts. This Sublease may be executed in counterparts with the same effect as if both parties had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Pages may be transmitted by facsimile or electronically and each of will be deemed an original. The signature pages of counterpart copies may be assembled to form one instrument.

(h) Limited Liability. In no event shall the partners, principals, members, officers, stockholders, directors, employees or agents of either Sublandlord or Subtenant be personally liable for the performance of that party’s obligations under this Sublease.

25. [Confidentiality. Each party shall hold the Confidential Information (as hereinafter defined) of the other party in strict confidence and shall not use, or disclose such information to any person, except as explicitly permitted by this Sublease. In protecting the Confidential Information, each party shall use the same degree of care as each party uses to protect its own confidential information of a similar nature (but in no event less than a reasonable degree of care) and shall notify the other party of any potential or actual unauthorized disclosure or use of its Confidential Information.

(a) Each party may disclose the other party’s Confidential Information to:

(1) its agents and employees only to the extent reasonably necessary to accomplish the purposes of this Sublease and only with the express agreement by such employees and agents that the Confidential Information is to be maintained under confidentiality and nonuse obligations that are no less protective than those in this Sublease; and

(2) to the extent required by applicable law, court order, or in any litigation in connection with this Sublease.

(b) If either party is required by to disclose any of the other party’s Confidential Information pursuant to [Section 25(a)(2)] above, such party will, if permitted, provide the party whose Confidential Information is being disclosed with reasonable, prior notice of the requirement and assistance (at such party’s expense) so that the party that is the owner of the Confidential Information may seek to oppose the requirement to disclose or obtain a protective order preserving the confidentiality of any of its Confidential Information so disclosed.

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(c) “Confidential Information” shall mean: (a) all business information heard, seen or in any manner learned by either party or its respective agents, employees or Visitors due to the parties’ shared use of the Premises; (b) all information that has been or may be disclosed to either party, its employees, or agents orally or in writing, by the other party, its respective employees or agents in connection with, or incidental to, this Sublease or any other business dealing between Sublandlord and Subtenant; and (c) the terms of this Sublease.

The Confidential Information shall not include information that (i) is or becomes available to the public through no fault of a party or its respective agents, employees or Visitors, or (ii) the receiving party can show by written records was acquired in good faith on a non-confidential basis from a third party. “Visitors” shall mean: all persons permitted to access the Premises by or because of either party.

(d) Each party shall be directly liable to the other party for breaches of the confidentiality obligations set forth herein by the receiving party and its respective employees, agents and Visitors. Upon a disclosing party’s request, the receiving party shall destroy, erase, or return to the disclosing party, in a manner reasonably acceptable to the disclosing party, all Confidential Information in its possession or control.

(e) Each party hereby acknowledges and agrees that money damages alone would be an inadequate remedy for the injuries and damage that would be suffered and incurred by either disclosing party as a result of a breach of any of the confidentiality provisions of this Sublease. Accordingly, a disclosing party shall be entitled to equitable relief, including injunctive relief and specific performance, to prevent or end a breach of the confidentiality provisions of this Sublease without the need to show irreparable harm or to submit proof of the economic value of any Confidential Information. Such equitable relief shall not be deemed to be the exclusive remedy for any breach of this Sublease, but shall be in addition to all other remedies at law or in equity.

(f) Each party’s obligations of confidentiality and nonuse of the Confidential Information under this Sublease shall survive the termination of this Sublease.]

26. Sublandlord’s Consent. Whenever Sublandlord’s consent is required under this Sublease, Sublandlord’s rejection of a request made by Subtenant shall not deemed unreasonable, in any case, if such rejection is based on Master Landlord’s rejection of such request.

27. Brokers. Sublandlord and Subtenant each hereby represent and warrant that it has not dealt with any broker other than _____________ and _______________ in connection with this Sublease for the Subleased Premises. Each party shall indemnify the other against any cost or liability resulting from the indemnifying party’s breach of the foregoing representation and warranty. Sublandlord shall be responsible for any commissions owed to the foregoing named brokers, subject to and in accordance with the provisions of separate agreements. This provision shall survive the expiration or sooner termination of this Sublease.

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28. Master Landlord’s Consent. This Sublease is expressly conditioned upon Master Landlord’s written consent to this Sublease (the “Consent to Sublease”), which Sublandlord shall use commercially reasonable efforts to obtain.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease, as an instrument under seal, as of the Effective Date.

SUBLANDLORD:
		,	a

By:

Name:

Title:

SUBTENANT:
		,	a

By:

Name:

Title:

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EXHIBIT A

PLAN OF SUBLEASED PREMISES

A-1

EXHIBIT B

MASTER LEASE

H-1

EXHIBIT C

[SHARED AREAS]

EXHIBIT H-1

Form of Approved Flagship License

SHARED SPACE ARRANGEMENT

This shared space arrangement (this “Shared Space Arrangement”) is made and entered into as of the ___ day of __________, 20__ (the “Effective Date”) by and between [___________________, a ______________] (“Licensor”), and [__________________, a __________________] (“Licensee”), with an address as identified on the signature page of this Shared Space Arrangement (the “Signature Page”).

RECITALS

WHEREAS, [_________________________, a ____________] (“Prime Landlord”) entered into that certain [Lease] (the “Prime Lease”) dated [______________], whereby Prime Landlord leased to Licensor, as tenant, [_____] rentable square feet in the building located at [____________________] (the “Premises”).

WHEREAS, the parties acknowledge that Licensee [is substantially funded by Flagship Pioneering / meets the definition of a “Flagship Company” as set forth in Section __ of the Prime Lease].

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee hereby agree to the following:

1. License: Licensor hereby grants Licensee, and Licensee hereby accepts from Licensor, the non-exclusive license and privilege to use and operate within the Shared Space (as hereinafter defined) in accordance with the terms and conditions of this Shared Space Arrangement, together with the right to exercise, in common with Licensor and others entitled thereto, Licensor’s right to use the common areas under the Prime Lease necessary or appropriate to Licensee’s use of the Shared Space. Licensee acknowledges agrees that it is subject to the insurance and liability provisions of the Prime Lease. This Shared Space Arrangement does not convey title to any land or buildings, and in no event shall it be deemed an estate in land or a tenancy. Licensee acknowledges and agrees that in no event shall this Shared Space Arrangement grant, or be deemed to have granted Licensee any rights whatsoever against Prime Landlord with respect to the Premises.

2. Shared Space: This Shared Space Arrangement shall allow Licensee to use only the space within the Premises consisting of approximately [____] rentable square feet and as more particularly shown on Exhibit A attached hereto (the “Shared Space”), which may be amended by mutual agreement set forth in writing between the parties.

3. Term; License Fee:

(a) The term of this Shared Space Arrangement (the “Term”) shall commence on the Effective Date (the “Term Commencement Date”) and [automatically renew for successive one-month periods without any action by Licensor or Licensee, and Licensor or Licensee may terminate this Shared Space Arrangement upon written notice to Licensor and/or Licensee

(as applicable) at any time, for any reason or no reason, effective 30 days following notice of termination to the other party]. In no event will the Term extend beyond the expiration of the Prime Lease.

(b) Licensee will pay a “License Fee,” which is its monthly proportionate share of [Tenant’s] cost of the actual [Fixed Annual Rent and Additional Rent] (each as defined in the Prime Lease), and any additional sums which are paid by Licensor for the use and occupancy of the Shared Space including but not limited to utilities, building maintenance, waste removal, alarm and security services, property management fee, and parking. Licensee’s proportionate share of: (i) [Tenant’s] cost of the actual [Fixed Annual Rent] shall be [__]% of the actual [Fixed Annual Rent], (ii) [Tenant’s] cost of the actual [Additional Rent] shall be [__]% of [Tenant’s Share] (as such term is defined in Section [_____ of the Prime Lease]), (iii) such additional sums paid by Licensor for the use and occupancy of the Shared Space shall be [___]% of any amounts actually charged by Prime Landlord.

(c) Licensee shall begin paying the License Fee to Licensor on the Effective Date. All License Fee payments are due and payable in advance on the first day of each calendar month, without demand, deduction, counterclaim or setoff, excepting any additional sums which are separately invoiced by Licensor, which shall be paid by Licensee to Licensor within thirty (30) days after Licensee’s receipt of an invoice. The License Fee for any partial month shall be prorated and paid on the first of such month.

4. Use of the Shared Space: Licensee agrees to only use the Shared Space consistent with the terms of the Prime Lease. In no event shall Licensee make any alterations to the Premises without Licensor’s prior written approval, which approval Licensor may withhold in its sole and absolute discretion. [Licensor will make available to Licensee __ of the parking spaces made available to Licensor by Prime Landlord, subject to all of the terms and conditions applicable to Licensor in the Prime Lease.]

5. Default and Liability for Damages: Licensor may terminate this Shared Space Arrangement, effective immediately, and require Licensee to immediately vacate the Shared Space in the event (i) Licensee or any employee, agent, representative or invitee of Licensee (collectively, a “Licensee Party”) causes a default under the Prime Lease, (ii) Licensee is in default of any provision, obligation or covenant set forth in this Shared Space Arrangement, or (iii) a Licensee Party acts or behaves in a manner deemed by Licensor, in its sole discretion, as dangerous or threatening. Licensee shall be liable, and hereby accepts responsibility for any damage to equipment, furnishings, and any other property of Licensor or Prime Landlord (including, without limitation, damage to the Premises), caused by Licensee or a Licensee Party, excluding damage due to normal wear and tear. Licensee agrees to pay the cost to repair or replace (at full replacement cost) any damaged property, subject to any waivers of subrogation contained in any property insurance policies.

6. Indemnity: Subject to any waiver of subrogation contained in any property insurance policies held or required to be held hereunder, and except to the extent arising out the negligence or willful misconduct of Licensor or any of Licensor’s employees, agents, representatives or invitees, Licensee agrees to indemnify and save harmless Licensor and its partners, employees, agents, independent contractors, clients and invitees (each an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against any and all claims, liabilities, suits, judgments, awards, damages, losses, fines, penalties, costs and expenses, including without limitation reasonable attorneys’ fees (collectively, “Claims”), that any Indemnified Party may suffer, incur or be liable for by reason of or arising out of the breach by Licensee or any Licensee Party of any of the duties, obligations, liabilities or covenants applicable hereunder or relating to its occupancy or use of the Shared Space. Licensee shall promptly notify Licensor of any such claim and shall promptly deliver to the other a copy of any summons or other process, pleading or notice issued in any action or proceeding to assert any such claim.

Subject to any waiver of subrogation contained in any property insurance policies held or required to be held hereunder, and except to the extent arising out of the negligence or willful misconduct of Licensee or any Licensee Party, Licensor agrees to indemnify and save harmless Licensee and its Indemnified Parties, from and against any and all Claims, that Licensee or its Indemnified Party may suffer, incur or be liable for by reason of or arising out of the negligence or willful misconduct by Licensor or any employee, agent, representative or invitee of Licensor relating to its occupancy or use of the Premises. Licensor shall promptly notify Licensee of any such claim and shall promptly deliver to the other a copy of any summons or other process, pleading or notice issued in any action or proceeding to assert any such claim.

Notwithstanding anything to the contrary contained herein, in no event shall either party be liable under this Shared Space Arrangement for any indirect, consequential or punitive damages. In no event shall the partners, principals, members, officers, stockholders, directors, employees or agents of either Licensor or Licensee be personally liable for the performance of that party’s obligations under this Shared Space Arrangement.

7. Confidentiality: Each party shall hold the Confidential Information (as hereinafter defined) of the other party in strict confidence and shall not use, or disclose such information to any person, except as explicitly permitted by this Shared Space Arrangement. In protecting the Confidential Information, each party shall use the same degree of care as each party uses to protect its own confidential information of a similar nature (but in no event less than a reasonable degree of care) and shall notify the other party of any potential or actual unauthorized disclosure or use of its Confidential Information.

(b) Each party may disclose the other party’s Confidential Information to:

(1) its agents and employees only to the extent reasonably necessary to accomplish the purposes of this Shared Space Arrangement and only with the express agreement by such employees and agents that the Confidential Information is to be maintained under confidentiality and nonuse obligations that are no less protective than those in this Shared Space Arrangement; and

(2) to the extent required by applicable law, court order, or in any litigation in connection with this Shared Space Arrangement.

(c) If either party is required to disclose any of the other party’s Confidential Information pursuant to Section 7(i) above, such party will, if permitted, provide the party whose Confidential Information is being disclosed with reasonable, prior notice of the requirement and assistance (at such party’s expense) so that the party that is the owner of the Confidential Information may seek to oppose the requirement to disclose or obtain a protective order preserving the confidentiality of any of its Confidential Information so disclosed.

(d) “Confidential Information” shall mean: (a) all business information heard, seen or in any manner learned by either party or its respective agents, employees or Visitors (defined below) due to the parties’ shared use of the Premises; (b) all information that has been or may be disclosed to either party, its employees, or agents orally or in writing, by the other party, its respective employees or agents in connection with, or incidental to, this Shared Space Arrangement or any other business dealing between Licensor and Licensee; and (c) the terms of this Shared Space Arrangement.

The Confidential Information shall not include information that (i) is or becomes available to the public through no fault of a party or its respective agents, employees or Visitors, or (ii) the receiving party can show by written records was acquired in good faith on a non-confidential basis from a third party. “Visitors” shall mean: all persons permitted to access the Premises by or because of either party.

Each party shall be directly liable to the other party for breaches of the confidentiality obligations set forth herein by the receiving party and its respective employees, agents and Visitors. Upon a disclosing party’s request, the receiving party shall destroy, erase, or return to the disclosing party, in a manner reasonably acceptable to the disclosing party, all Confidential Information in its possession or control.

Each party hereby acknowledges and agrees that money damages alone would be an inadequate remedy for the injuries and damage that would be suffered and incurred by either disclosing party as a result of a breach of any of the confidentiality provisions of this Shared Space Arrangement. Accordingly, a disclosing party shall be entitled to equitable relief, including injunctive relief and specific performance, to prevent or end a breach of the confidentiality provisions of this Shared Space Arrangement without the need to show irreparable harm or to submit proof of the economic value of any Confidential Information. Such equitable relief shall not be deemed to be the exclusive remedy for any breach of this Shared Space Arrangement, but shall be in addition to all other remedies at law or in equity.

Each party’s obligations of confidentiality and nonuse of the Confidential Information under this Shared Space Arrangement shall survive the termination of this Shared Space Arrangement.

8. Insurance: Licensee shall carry and maintain the same insurance policies and in such amounts that are applicable to Licensor under the Prime Lease, and Licensee shall have Licensor and Prime Landlord named as additional insureds under such policies.

9. Notice: If a demand, request, appeal, consent or notice (collectively referred to as a “notice”) shall or may be given in accordance with this Shard Space Arrangement, the notice shall be given in writing by physical mail, or by e-mail, to one or more responsible parties, provided that there is a reasonable record kept thereof as relating to both the date of the communication and as to the content thereof. Such a reasonable record can include printed or electronic copies of said communications. Any notice that is sent by mail shall be deemed received, if properly addressed, three (3) business days after any such notice is deposited in the United States mail certified, postage-prepaid, return-receipt requested. If Licensee’s address as set forth below is given as blank or as being within the Premises, then notice shall be deemed received if delivered by hand to the company’s mailbox within the Premises. Any notice under this Shared Space Arrangement that is sent by e-mail shall be deemed received, if delivered to the e-mail address set forth below or, if to Licensee, another e-mail address reasonably believed by Licensor as being that of a responsible party of Licensee, three (3) business days after any such notice is sent, provided that no automatic response has been received from the recipient’s e-mail system indicating non-receipt of the e-mail message or unavailability of the recipient. No oral communication shall be deemed a notice under this Shared Space Arrangement.

Licensor:

Attn:
Email:

Licensee:	Notice shall be sent to the address set forth on the Signature Page.

10. Assignment: Licensee shall have no right to assign, transfer or otherwise encumber this Shared Space Arrangement.

11. [Furniture and Equipment: Licensee shall have, as appurtenant to the Shared Space, the use of the furniture and equipment located in the Shared Space as of the Term Commencement Date (the “Equipment”) during the Term. Licensee agrees to take all actions necessary or appropriate to ensure that the Equipment shall be and remain personal property, and nothing in this Shared Space Arrangement shall be constituted as conveying to Licensee any interest in the Equipment other than its interest as a Licensee. The Equipment shall be used by Licensee only at the Shared Space and in the ordinary conduct of its business. Licensee hereby assumes all risks and liabilities, including without limitation personal injury or death and property damage, arising with respect to the Equipment (unless through Licensor’s negligence or willful misconduct), howsoever arising, in connection with any event occurring prior to such Equipment’s return in accordance herewith. In addition, as Licensor is not the manufacturer or vendor of the Equipment, it makes no other representation or warranty, express or implied, as to any matter whatsoever, including without limitation the design or condition of the Equipment, its merchantability, durability, suitability or fitness for any particular purpose, the quality of the material or workmanship of the Equipment, or the conformity of the Equipment to the provisions or specifications of any purchase order relating thereto, and Licensor hereby disclaims any and all such representations and warranties. At the expiration or earlier termination of the Term, Licensee shall return the Equipment to Licensor in the same condition as when delivered to Licensee, ordinary wear and tear from proper use and damage caused by Licensor’s negligence or willful misconduct excepted.]

12. Choice of Law: The parties agree that the interpretation, instruction and enforcement of this contract shall be governed by the laws of the Commonwealth of Massachusetts.

13. Nature of Agreement: The parties agree that any oral discussion regarding modifying this Shared Space Arrangement shall be deemed by both parties to be exploratory in nature, and shall be binding on the parties only when reduced to writing and acknowledged in writing by both parties as agreed. This shall be the case even if one or both parties begin to operate on the basis of an oral discussion as though such discussion represented a definitive agreement. Failure of either party to enforce any provision of this agreement shall not constitute a waiver of that term of the agreement, and such provision may be enforced later, at any time, without prejudice.

14. Multiple and Electronic Counterparts: This Shared Space Arrangement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute a single instrument. The counterparts of this Shared Space Arrangement may be executed and delivered by facsimile or other electronic signature by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile or other electronic means as if the original had been received.

[Signature Page Follows]

SIGNATURE PAGE (ALL FIELDS BELOW MUST BE COMPLETED)
LICENSEE: Name of Licensee organization’s legal entity:
Signature:

Name of authorized signer:
Title:
Date:
Address of Licensee:

Email:

Licensor:
Signature:
Officer’s name:
Title:
Date:

Exhibit A

Shared Space